UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Trinity Industries, Inc.

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Trinity Industries, Inc.

2525 Stemmons Freeway

Dallas, Texas 75207-2401

www.trin.net

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2013

TO: Trinity Industries, Inc. Stockholders:

Please join us for the 2013 Annual Meeting of Stockholders of Trinity Industries, Inc. The meeting will be held at the principal executive offices of the Company, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 6, 2013, at 8:30 a.m., Central Daylight Time.

At the meeting, the stockholders will act on the following matters:

(1) Election of the ten nominees named in the attached proxy statement as directors;

(2) Advisory vote to approve named executive officer compensation;

(3) Approval of the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan;

(4) Approval of the Trinity Industries, Inc. Annual Incentive Plan;

(5) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013; and

(6) Any other matters that may properly come before the meeting.

All stockholders of record at the close of business on March 15, 2013 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A list of the stockholders is available at the Company’s offices in Dallas, Texas.

By Order of the Board of Directors

JARED S. RICHARDSON
Vice President, Associate General Counsel, and Secretary

April 1, 2013

YOUR VOTE IS IMPORTANT!

Please vote as promptly as possible by using the internet or telephone or by signing, dating, and returning the enclosed proxy card to the address listed on the card.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 6, 2013:

This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2012, are available for viewing, printing, and downloading at https://materials.proxyvote.com/896522.

Trinity Industries, Inc.

2525 Stemmons Freeway

Dallas, Texas 75207-2401

www.trin.net

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 6, 2013

This Proxy Statement is being mailed on or about April 1, 2013 to the stockholders of Trinity Industries, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas, on Monday, May 6, 2013, at 8:30 a.m., Central Daylight Time (the “Annual Meeting”), or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 2525 Stemmons Freeway, Dallas, Texas, 75207.

You may vote in person by attending the meeting, by completing and returning a proxy by mail, or by using the internet or telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy using the internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the internet website or place your telephone call.

The named proxies will vote your shares according to your directions. If you sign and return your proxy but do not make any of the selections, the named proxies will vote your shares: (i) FOR election of the ten nominees for directors as set forth in this Proxy Statement, (ii) FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials, (iii) FOR approval of the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, (iv) FOR approval of the Trinity Industries, Inc. Annual Incentive Plan, and (v) FOR ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation addressed to the Corporate Secretary, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

The cost of soliciting proxies will be borne by the Company. In addition to the use of postal services or the internet, proxies may be solicited by directors, officers, and regular employees of the Company (none of whom will receive any additional compensation for any assistance they may provide in the solicitation of proxies) in person or by telephone. The Company has hired Georgeson, Inc. to assist in the solicitation of proxies at an estimated cost of $10,000 plus disbursements.

The outstanding voting securities of the Company consist of shares of common stock, $1.00 par value per share (“Common Stock”). The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, has been established by the Board of Directors as the close of business on March 15, 2013. At that date, there were outstanding and entitled to vote 79,178,092 shares of Common Stock.

The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

Proposal 1 “Election of Directors” requires the affirmative vote of a majority of the votes cast for the election of directors at the annual meeting. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them individually. An incumbent director nominee who receives a greater number of votes “withheld” than “for” in an election is required to tender his or her resignation, and the resignation will be accepted or rejected by the Board as more fully described in Election of Directors. Each of Proposal 2 “Advisory

Vote to Approve Named Executive Officer Compensation” and Proposal 5 “Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2013” requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Proposal 3 “Approval of the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan” requires the affirmative vote of a majority of votes cast provided the total number of votes cast represents at least a majority of the shares entitled to vote on Proposal 3. Proposal 4 “Approval of the Annual Incentive Plan” requires the affirmative vote of a majority of the votes cast in person or by proxy. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. In the case of Proposals 1 and 4, an abstention will not count as a vote cast and therefore will not affect the outcome of the vote. For Proposals 2, 3 and 5, an abstention will effectively count as a vote cast against such proposal. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as votes not cast or as shares not entitled to vote with respect to that matter and will not affect the outcome of the vote. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

CORPORATE GOVERNANCE

The business affairs of the Company are managed under the direction of the Board of Directors (also referred to in this proxy statement as the “Board”) in accordance with the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies, and plans; risk management oversight; evaluating the performance of the chief executive officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct, and maintenance of financial and accounting controls. The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2011. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the chief executive officer, the chief financial officer, and principal accounting officer, as well as the Board of Directors. The Company intends to post any amendments to or waivers from its Code of Business Conduct and Ethics on the Company’s website to the extent applicable to an executive officer or a director of the Company. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the heading “Investor Relations-Governance.”

The directors hold regular and special meetings and spend such time on the affairs of the Company as their duties require. During 2012, the Board of Directors held five meetings and took one action by unanimous written consent. The Board also meets regularly in non-management executive sessions and selects the Presiding Director, who serves as the lead independent director and chairs the non-management executive sessions. Mr. Rhys J. Best currently serves in that capacity. In 2012, all directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each director is expected to attend the Annual Meeting. All directors were in attendance at the 2012 Annual Meeting.

Independence of Directors

The Board of Directors makes all determinations with respect to director independence in accordance with the New York Stock Exchange (“NYSE”) listing standards and the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”). In addition, the Board of Directors has established certain guidelines to assist it in making any such determinations regarding director independence (the “Independence Guidelines”), which are available on the Company’s website at www.trin.net under the heading “Investor Relations-Governance-Categorical Standards of Director Independence.” The Independence Guidelines set forth commercial and charitable relationships that may not rise to the level of material relationships that would impair a director’s independence as set forth in the NYSE listing standards and SEC rules and regulations. The actual determination of whether such relationships as described in the Independence Guidelines actually impair a director’s independence is made by the Board on a case-by-case basis.

The Board undertook its annual review of director independence and considered transactions and relationships between each director, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. In making its determination, the Board applied the NYSE listing standards and SEC rules and regulations together with the Independence Guidelines. In making such determinations, the Board, amongst other things, considered transactions (i) between the Company’s subsidiaries and subsidiaries of Austin Industries, Inc. (“Austin Industries”) for which Mr. Ronald J. Gafford served as Chairman, President and Chief Executive Officer for part of 2012, and (ii) between the Company’s subsidiaries and affiliates of Southcross Energy Partners GP, LLC (“Southcross”), for which Mr. David W. Biegler serves as Chairman, President, and Chief Executive Officer.

In 2012, the transactions with Austin Industries involved billings to Austin Industries by the Company of approximately $533,000, and invoices to the Company from Austin Industries of approximately $5,000. The transactions involved amounts constituting less than 2% of the consolidated gross revenues of each of Austin Industries and the Company in 2012, were made in the ordinary course of business in arms-length transactions, and substantially all were determined by competitive bids. The transactions involved the purchase by Austin Industries from the Company’s subsidiaries of concrete, sand, rock, and highway products. Mr. Gafford did not have a direct financial interest in any of the transactions with Austin Industries.

In 2011, a subsidiary of the Company and Southcross entered into a transaction involving the purchase by Southcross from the subsidiary of storage tanks for approximately $1,680,000. Payment for these tanks was made in 2012. This transaction involved an amount constituting less than 2% of the consolidated gross revenues of each of Southcross and the Company in 2012, was made in the ordinary course of business in arms-length transactions, and was the result of a competitive process. Mr. Biegler did not have a direct financial interest in this transaction.

As a result of its review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the listing standards of the NYSE and the SEC rules and regulations: John L. Adams, Rhys J. Best, David W. Biegler, Leldon E. Echols, Ronald J. Gafford, Ronald W. Haddock, Adrian Lajous, Melendy E. Lovett, Charles W. Matthews, Diana S. Natalicio (who retired from the Board in April 2012), and Douglas L. Rock; and that Timothy R. Wallace is not independent because of his employment by the Company. Mr. Haddock has reached the mandatory retirement age and is therefore not standing for re-election.

Board Leadership Structure

Mr. Wallace serves as the Chairman, Chief Executive Officer, and President of the Company. As stated in the Corporate Governance Principles, the Board believes that the decision as to whether the offices of Chairman and Chief Executive Officer should be combined or separated is the responsibility of the Board. The members of the Board possess experience and unique knowledge of the challenges and opportunities the Company faces. They are, therefore, in the best position to evaluate the current and future needs of the Company and to judge how the capabilities of the directors and senior managers can be most effectively organized to meet those needs. Given his deep knowledge of the Company and experience in leading it through a range of business environments, the Board believes that the most effective leadership structure for the Company is to have Mr. Wallace serve as both Chairman and Chief Executive Officer.

While Mr. Wallace serves as both Chairman and Chief Executive Officer, all other directors are independent. After considering the recommendations of the Human Resources Committee, the independent directors determine Mr. Wallace’s compensation. Further, the Company has four standing committees and an independent Presiding Director. Mr. Wallace does not serve on any Board committee. The Board routinely holds executive succession planning discussions with the Vice President of Organizational Development and Mr. Wallace with respect to all executive officer positions. The Board believes that each of these measures helps to mitigate any risk in having Mr. Wallace serve as both Chairman and Chief Executive Officer. For these reasons, the Board believes that this leadership structure is effective for the Company.

Mr. Best currently serves as Presiding Director. The Presiding Director has the following roles and responsibilities:

•	serve as a member of the Corporate Governance and Directors Nominating Committee;

•	preside at each executive session of non-management and independent directors;

•	preside at all meetings when the Chairman and Chief Executive Officer is not present;

•	as needed or appropriate, develop agendas for executive sessions of non-management and independent directors;

•	serve as the principal liaison to advise the Company’s Chairman and Chief Executive Officer of actions and/or suggestions taken or made during executive sessions;

•	confer periodically with the Chairman and Chief Executive Officer regarding the quality, quantity, and timeliness of information to be furnished from time to time to the members of the Board;

•

to the extent that the Presiding Director is not the Chairman of the Corporate Governance and Directors Nominating Committee, the Presiding Director assists the Chairman of the Corporate Governance and Directors Nominating Committee in planning and executing each self-evaluation process of the Board;

•

in those instances where an ongoing dialog between the stockholders and the non-management directors is appropriate, serve as a conduit for communications between the stockholders and the non-management directors; and

•	perform such other duties as the Board from time to time may assign.

Board Committees

The standing committees of the Board of Directors are the Audit Committee, Corporate Governance and Directors Nominating Committee, Finance and Risk Committee, and Human Resources Committee. Each of the committees is governed by a charter, a current copy of which is available on the Company’s website at www.trin.net under the heading “Investor Relations-Governance.” Mr. Wallace, Chairman, Chief Executive Officer, and President (collectively referred to as the “CEO”) of the Company, does not serve on any Board committee. Director membership of the committees is identified below.

Director	Audit Committee		Corporate Governance & Directors Nominating Committee		Finance & Risk Committee		Human Resources Committee
John L. Adams				*	*	*
Rhys J. Best				*		*		*
David W. Biegler		*		*		*
Leldon E. Echols	*	*				*		*
Ronald J. Gafford				*			*	*
Ronald W. Haddock		*		*		*
Adrian Lajous		*				*
Melendy E. Lovett		*						*
Charles W. Matthews			*	*				*
Douglas L. Rock		*						*

*	Member

**	Chair

Audit Committee

The Audit Committee’s function is to oversee the integrity of the Company’s financial statements and related disclosures; the Company’s compliance with legal and regulatory requirements; the qualifications, independence, and performance of the Company’s independent auditing firm; the performance of the Company’s internal audit function; the Company’s internal accounting and disclosure control systems and practices; the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics; and the Company’s policies and procedures with respect to risk assessment, management, and mitigation. In carrying out its function, the Audit Committee (i) reviews with management, the chief audit executive, and the independent auditors the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures; (ii) reviews with management its processes and policies related to risk assessment, management, and mitigation, compliance with corporate policies, compliance programs, internal controls, corporate aircraft usage, and summaries of management’s travel and entertainment reports; and (iii) performs such other matters as the Audit Committee deems appropriate. The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company, subject to stockholder ratification, and approves audit fees. The Audit Committee met seven times during 2012. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Board has determined that Mr. Echols, Chair of the Audit Committee, Mr. Biegler, Mr. Haddock, Ms. Lovett, and Mr. Rock are each qualified as an audit committee financial expert within the meaning of SEC regulations.

Corporate Governance and Directors Nominating Committee

The functions of the Corporate Governance and Directors Nominating Committee (“Nominating Committee”) are to identify and recommend to the Board individuals qualified to be nominated for election to the Board; review the qualifications of the members of each committee (including the independence of directors) to ensure that each committee’s membership meets applicable criteria established by the SEC and NYSE; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; annually review director compensation and benefits and make recommendations to the Board regarding director compensation and benefits; review, approve, and ratify all transactions with related persons that are required to be disclosed under the rules of the SEC; annually conduct an individual director performance review of each incumbent director; and oversee the annual self-evaluation of the performance of the Board. Each of the members of the Nominating Committee is an independent director under the NYSE listing standards. The Nominating Committee met four times during 2012.

In performing its annual review of director compensation, the Nominating Committee utilizes independent compensation consultants from time to time to assist in making its recommendations to the Board. The Nominating Committee reviewed the director compensation for 2012 and left the compensation unchanged from the prior year. See “Director Compensation” for the current director compensation levels.

The Nominating Committee will consider director candidates recommended to it by stockholders. In considering candidates submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•

the name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and

•

the name, age, business, and residence addresses of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Nominating Committee, nominated by the Board, and elected by the stockholders.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2525 Stemmons Freeway, Dallas, Texas 75207 and must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.

The Nominating Committee believes that the qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy-making level in business, government or education; possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and a willingness to exercise independent judgment; and have an impeccable reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Nominating Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.

The Nominating Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendation of persons meeting the criteria described above who might be available to serve on the Board. The Nominating Committee also may engage firms that specialize in identifying director candidates. As described above, the Nominating Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Nominating Committee determines that additional consideration is warranted, the Nominating Committee will review such information and conduct interviews as it deems necessary to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Nominating Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Nominating Committee considers potential candidates in light of the skills, experience, and attributes (i) possessed by current directors and (ii) that the Board has identified as important for new directors to possess. The Nominating Committee also contemplates multiple dynamics that promote and advance diversity among its members. Although the Nominating Committee does not have a formal diversity policy, the Nominating Committee considers a number of factors regarding diversity of personal and professional backgrounds (both domestic and international), national origins, specialized skills and acumen, and breadth of experience in industry, manufacturing, financing transactions, and business combinations. The Nominating Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

Finance and Risk Committee

The oversight duties of the Finance and Risk Committee (the “Finance Committee”) include periodically reviewing the Company’s financial status and compliance with debt instruments; reviewing and making recommendations to the Board regarding financings and refinancing and authorizing financings and refinancing within limits prescribed by the Board; reviewing and assessing risk and litigation exposure related to the Company’s operations; monitoring the funds for the Company’s benefit plans; reviewing the Company’s insurance coverages; and reviewing significant acquisitions and dispositions of businesses or assets and authorizing such transactions within limits prescribed by the Board. The Finance Committee met eight times in 2012. The Company periodically identifies, assesses, and risk rates the business, commercial, operational, financial, and other risks associated with its products and services.

Human Resources Committee

The Human Resources Committee (the “HR Committee”) makes recommendations to the Board of Directors in its responsibilities relating to the fair and competitive compensation of the Company’s Chief Executive Officer. The HR Committee has been delegated authority by the Board of Directors to make compensation decisions with respect to the other named executive officers (as defined below). Each of the members of the HR Committee is an independent director under the NYSE listing standards. The HR Committee met four times during 2012.

The HR Committee reviews management succession planning and approves awards under the Company’s incentive compensation and equity based plans. The HR Committee annually evaluates the leadership and performance of Mr. Wallace, the Company’s CEO. The HR Committee annually recommends to the Company’s independent directors the total compensation for the CEO. The independent directors are responsible for approving the CEO’s compensation. The CEO provides to the HR Committee his assessment of the performance of his direct reports. The HR Committee also has direct access to the Company’s key leaders. The HR Committee reviews and approves compensation for the Chief Financial Officer (the “CFO”) and the other executive officers named in the “Summary Compensation Table.” The CEO, the CFO, and the other executive officers named in the “Summary Compensation Table” are referred to in this proxy statement as the “named executive officers.”

The Role of the Compensation Consultant

The HR Committee hires independent executive compensation consultants to provide an assessment of the Company’s executive compensation programs and to perform five key tasks. The consultants (i) review and assist in the design of the Company’s compensation programs, (ii) provide insight into compensation best practices used by other companies, (iii) benchmark the Company’s compensation pay levels with relevant industry surveys and peers, (iv) provide proxy disclosure information for comparator companies, and (v) provide input to the HR Committee on the structure and overall competitiveness of the Company’s compensation programs.

The HR Committee retained the services of Meridian Compensation Partners, LLC (the “Compensation Consultant”) to assist in providing an independent assessment of the executive compensation programs. Meridian Compensation Partners, LLC was the HR Committee’s sole compensation consultant in 2012 and was chosen given its depth of resources, content expertise, and extensive experience. The Compensation Consultant reported directly to the HR Committee for the purposes of advising it on matters relating to 2012 compensation. The services of the Compensation Consultant were used only in conjunction with executive compensation matters. The Compensation Consultant was not retained by the Company for any purpose. The Compensation Consultant’s ownership structure, limited service lines, and policies and procedures are designed to ensure that the Compensation Consultant’s work for the HR Committee does not raise any conflicts of interest. The amount of fees paid in 2012 to the Compensation Consultant by the Company represented less than 1% of the Compensation Consultant’s total annual revenues for 2012. The internal policies of the Compensation Consultant prohibit its partners, consultants, and employees from engaging in conduct that could give rise to conflicts of interest and from buying, selling, and trading in the securities of client companies when that partner, consultant, or employee is providing consulting services to the client. The employees of the Compensation Consultant providing consulting services to the HR Committee have no other business or personal relationship with any member of the HR Committee or any executive officer of the Company. After a review of these factors and the considerations outlined in applicable SEC and NYSE rules, the HR Committee has concluded that the work of the Compensation Consultant has not raised any conflicts of interest and that the Compensation Consultant is independent from the Company and from management.

Management has also engaged a compensation consultant, Ms. Suzanne J. Pearl. Ms. Pearl works directly with management to assess employee compensation policies and programs, to research market data and information pertinent to the Company’s compensation programs, and to assist the Human Resources department in evaluating compensation and benefits plans and their relation to market standards and practices.

The HR Committee instructed the Compensation Consultant to provide analyses, insight, and benchmarking information for 2012 on the named executive officers and other key executives to determine whether the compensation packages for these executives were competitive with the market and met the objective of the Company to attract, motivate, and retain the best talent. The Compensation Consultant was instructed to:

•	review the total direct compensation (base salary, annual incentive, and long term incentive);

•	help identify and confirm that the comparator companies selected by the HR Committee were appropriate; and

•	gather publicly traded comparator company proxies and market data to ascertain market competitive rates specifically for the named executive officers.

The Compensation Consultant benchmarked all components of compensation for 2012, excluding the Executive Perquisite Allowance, and determined the 50th percentile and the 75th percentile for each position.

The Role of Management

The CEO, the CFO, and the Vice President of Human Resources work with the HR Committee and the Compensation Consultant to develop the framework and design the plans for all compensation components. The CEO and CFO recommend the financial performance measurements for the annual incentive awards and the long-term performance-based equity awards, subject to HR Committee approval. The CFO certifies as to the achievement of these financial performance measures. The Vice President of Human Resources implements compensation-related policies and procedures and oversees the execution of each plan. The HR Committee recommends to the independent directors Mr. Wallace’s compensation for their approval. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.

The Role of the HR Committee

The HR Committee reviews the CEO’s assessment of the performance of the other named executive officers. The review is conducted prior to the year in which any adjustment to base salary, annual incentive or long-term incentive becomes effective. Both annual incentives and long term incentives are established as a percent of base salary with threshold, target, and maximum payout levels.

The HR Committee realizes that benchmarking and comparing peer group proxy disclosure data require certain levels of interpretation due to the complexities associated with executive compensation plans. The HR Committee uses the benchmarking information and the peer group proxy disclosure data provided by the Compensation Consultant as general guidelines and makes adjustments to compensation levels based on what the HR Committee believes is in the best interests of the Company’s stockholders. The HR Committee uses its judgment and bases its consideration of each executive’s compensation on past and expected future performance in respect to the value of the executive’s contributions to the Company; the executive’s tenure; and market data that establishes the ranges against which compensation is benchmarked.

Board’s Role in Risk Oversight

The Audit Committee has the responsibility to oversee the Company’s policies and procedures relating to risk assessment, management, and mitigation. The Finance Committee has the responsibility to review and assess risk exposure related to the Company’s operations, including safety, environmental, financial, contingent liabilities, and other risks that may be material to the Company, as well as the activities of management in identifying, assessing, and mitigating against business, commercial, operational, financial, and personal risks associated with the Company’s products and services. The Finance Committee accomplishes this responsibility as described in “Corporate Governance — Board Committees — Finance and Risk Committee.” In addition, the Audit Committee, in its discretion, reviews the Company’s major risks and exposures, including (i) any special-purpose entities, complex financing transactions and related off-balance sheet accounting matters; and (ii) legal matters that may significantly impact the Company’s financial statements or risk management.

Risk Assessment of Compensation Policies and Practices

The Company conducts a detailed risk assessment of its compensation policies and practices for its employees, including its executive officers. The Company’s Internal Audit group reviews the Company’s compensation policies and practices (the “Compensation Policies”), and meets with the Company’s management to discuss risks presented by the Compensation Policies. Based on these discussions, and a review of the Compensation Policies, the Internal Audit group assesses the likelihood and potential impact of the risk presented by the Compensation Policies.

The Internal Audit group presents its findings to the Company’s internal Enterprise Risk Management Committee, which consists of corporate and business segment executives that meet regularly to identify and review risks and assess exposures. This committee considers the Internal Audit group’s findings and assessments. This committee has concluded that the Compensation Policies are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

Messrs. Best, Echols, Gafford, Haddock, Matthews, Rock, Ms. Lovett, and Dr. Diana Natalicio served on the HR Committee during the last completed fiscal year. None of the members of the HR Committee has ever served as an executive officer or employee of the Company or any of its subsidiaries. There were no compensation committee interlocks during 2012. Dr. Natalicio retired from service on the Board of Directors and the HR Committee in April 2012.

Communications with Directors

The Board has established a process to receive communications by mail from stockholders and other interested parties. Stockholders and other interested parties may contact any member of the Board, including the Presiding Director, Mr. Best, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2525 Stemmons Freeway, Dallas, Texas 75207.

All communications received as set forth in the preceding paragraph will be opened by the office of the Corporate Secretary for the sole purpose of determining whether the contents represent a message to directors. Any contents that are not in the nature of advertising, promotions of a product or service, or offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors currently consists of eleven members, but will decrease to ten effective with Mr. Haddock’s retirement at the 2013 Annual Meeting of Stockholders.

Following a recommendation from the Nominating Committee, each member of the Board of Directors other than Mr. Haddock has been nominated by the Board for election at the Annual Meeting to hold office until the next Annual Meeting or the election of their respective successors. The director nominees are John L. Adams, Rhys J. Best, David W. Biegler, Leldon E. Echols, Ronald J. Gafford, Adrian Lajous, Melendy E. Lovett, Charles W. Matthews, Douglas L. Rock, and Timothy R. Wallace. The Board of Directors has determined that all of the director nominees other than Mr. Wallace are “independent directors.” Mr. Wallace is the Company’s CEO. Therefore, the Board of Directors has concluded that Mr. Wallace is not an independent director.

An incumbent director nominee who receives a greater number of votes “withheld” than “for” in an uncontested election is required to tender his or her resignation for consideration by the Nominating Committee and the Board (with the affected director recusing himself or herself from the deliberations). The Board will be free to accept or reject the resignation and will make its decision known publicly within 90 days of certification of the vote results. If a director’s resignation is accepted by the Board, or if a new nominee for director is not elected, then the Board may fill the resulting vacancy.

The Board of Directors believes that each of the director nominees possesses the qualifications described above in “Corporate Governance — Board Committees — Corporate Governance and Directors Nominating Committee.” That is, the Board believes that each nominee possesses: (i) deep experience at the policy making level in business, government or education, (ii) the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company, (iii) a willingness to exercise independent judgment, and (iv) an impeccable reputation for honest and ethical conduct in both his or her professional and personal activities.

The information provided below is biographical information about each of the nominees, as well as a description of the experience, qualifications, attributes or skills that led the Board to conclude that the individual should be nominated for election as a director of the Company.

Nominees

Timothy R. Wallace, 59. Director since 1992. Mr. Wallace has been Chairman, Chief Executive Officer, and President of the Company since 1999. From 2004 — 2008, Mr. Wallace was a director of MoneyGram International, Inc., a payment service and money transfer business.

Mr. Wallace joined the Company in 1975. During his long tenure with the Company, Mr. Wallace has consistently shown strong performance in a variety of roles, requiring a wide range of business and interpersonal skills. He has provided excellent leadership to the Company in his current positions, exhibiting sound judgment and business acumen.

John L. Adams, 68. Director since 2007. Mr. Adams is Chairman of the Finance Committee and a member of the Nominating Committee. Mr. Adams served as Executive Vice President of the Company from 1999 — 2005, serving thereafter on a part time basis as Vice Chairman until leaving the employ of the Company to join the Board of Directors in 2007. Prior to joining the Company, Mr. Adams was with Texas Commerce Bank (now JPMorgan Chase Bank of Texas) for 25 years, with his last position being Chairman, President, and CEO. Since 2007, he has served on several corporate and not-for-profit boards. Mr. Adams is the Chairman of Group 1 Automotive, Inc., a company engaged in the ownership and operation of automotive dealerships and collision centers. He also serves on the audit committee and is a director of Dr Pepper Snapple Group, Inc., a leading brand owner, bottler, and distributor of non-alcoholic beverages in the U.S., Canada, and Mexico.

As a result of his past employment by the Company, Mr. Adams brings significant knowledge and understanding of the Company’s products, services, operations and business environment. In addition, he has experience as a senior executive in the banking industry, which provides the Board with financial transaction experience. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Rhys J. Best, 66. Director since 2005. Mr. Best serves as the Presiding Director, and is a member of Nominating Committee, the Finance Committee, and the HR Committee. Mr. Best served, beginning in 1999, as Chairman, President, and CEO of Lone Star Technologies, Inc., a company engaged in the production and marketing of casing, tubing, line pipe, and couplings for the oil and gas, industrial, automotive, and power generation industries. He was also a director of, and remained in these positions with, Lone Star Technologies, Inc., until its acquisition by United States Steel Corporation in 2007. Mr. Best has been engaged in private investments since 2007. He is the Chairman of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing, and marketing of natural gas and natural gas liquids. He is also the Chairman of Austin Industries, Inc., a privately-held civil, commercial, and industrial construction company. Mr. Best is a member of the board of directors and audit committees of Cabot Oil & Gas Corporation, a leading North American oil and gas exploration and production company; and MRC Global Inc., a company engaged in the distribution of industrial PVF products, serving the refining, chemical, petrochemical, gas distribution and transmission, oil and gas exploration and production, pharmaceutical, and power generation industries. Mr. Best is also a member of the board of directors of Commercial Metals Corporation, which recycles, manufactures, and markets steel and metal products and related materials.

Mr. Best has extensive experience in managing and leading significant industrial enterprises. His service on the boards of other large companies provides the Board with additional perspective on the Company’s operations, including its international operations and future international opportunities.

David W. Biegler, 66. Director since 1992. Mr. Biegler is a member of the Audit Committee, the Nominating Committee, and the Finance Committee. Mr. Biegler has served as Chairman, President, and CEO of Southcross Energy Partners GP, LLC (“Southcross GP”) since 2012, having served as Chairman and President since 2011. Southcross GP is the general partner of Southcross Energy Partners, L.P. (“Southcross LP”), a company engaged in natural gas transportation and processing. From 2009 — 2011, Mr. Biegler served as Chairman and CEO of a predecessor to Southcross LP. He retired as Vice Chairman of TXU Corp., a company engaged in the generation, transmission, and sale of electricity, at the end of 2001, having served TXU Corp. as President and Chief Operating Officer from 1997 — 2001. Mr. Biegler is also a director of Southwest Airlines, Inc., a major domestic airline; and Austin Industries, Inc., a privately-held civil, commercial, and industrial construction company. In addition, Mr. Biegler served as a director of Guaranty Financial Group Inc., a company conducting consumer and business banking activities, from 2008 — 2009; Dynegy, Inc., a company engaged in power generation, from 2003 — 2011; and Animal Health International, a company engaged in selling and distributing animal health products, from 2007 — 2011.

Mr. Biegler has broad experience in managing and leading significant industrial enterprises. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Leldon E. Echols, 57. Director since 2007. Mr. Echols is Chairman of the Audit Committee and a member of the HR Committee and the Finance Committee. He served as Executive Vice President and Chief Financial Officer of Centex Corporation (“Centex”), a residential construction company, from 2000 — 2006 when he retired. Prior to joining Centex, he spent 22 years with Arthur Andersen LLP and served as Managing Partner, Audit Practice for the North Texas, Colorado, and Oklahoma Region from 1997 — 2000. Mr. Echols is a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has been engaged in private investments since 2006. He is a member of the board of directors and Chairman of the audit committee of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing, and marketing of natural gas and natural gas liquids and Crosstex Energy, Inc., a company holding partnership interests of Crosstex Energy, L.P. He is also a member of the board of directors and Chairman of the audit committees of HollyFrontier Corporation, an independent petroleum refiner, and Roofing Supply Group Holdings, Inc., a privately-held company engaged in the distribution of roofing and related construction materials. The Board has determined that Mr. Echols’ service on the audit committees of these other public companies does not impair his ability to serve on the Audit Committee of the Company.

In addition to having gained substantial managerial experience as an executive officer of Centex, Mr. Echols possesses important skills and experience gained through his service in public accounting. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Ronald J. Gafford, 63. Director since 1999. Mr. Gafford is Chairman of the HR Committee and a member of the Nominating Committee. Mr. Gafford served as President and Chief Executive Officer of Austin Industries, Inc., a civil, commercial, and industrial construction company, from 2001-2012 and Chairman from 2008-2012.

Mr. Gafford has extensive experience in managing and leading a significant industrial enterprise. His service as the Chief Executive Officer of Austin Industries, Inc. provides the Board with additional perspective on the Company’s operations.

Adrian Lajous, 69. Director since 2006. Mr. Lajous is a member of the Audit Committee and the Finance Committee. Mr. Lajous has been President of Petrométrica, S.C., an energy consulting company, since 2001. From 2011 — 2012, he was a Senior Energy Advisor for McKinsey & Company, a management consulting firm. Mr. Lajous served Pemex in several capacities between 1982 and 1999, having served as Director General and CEO from 1994 — 1999. Mr. Lajous is Chairman of the Oxford Institute for Energy Studies and is a director of Schlumberger, Ltd., an oilfield services company supplying technology, project management, and information solutions to the oil and gas industry; and Ternium, S.A., a company engaged in the production and distribution of semi-finished and finished steel products.

Mr. Lajous has broad experience in managing and leading significant industrial enterprises in Mexico, where the Company has a number of operations. His service on the boards of other significant companies provides the Board with additional perspective on the Company’s operations.

Melendy E. Lovett, 55. Director since 2012. Ms. Lovett is a member of the Audit Committee and the HR Committee. She has been Senior Vice President, and President of the education technology business, for Texas Instruments Incorporated (“TI”), a major semiconductor manufacturer, since 2004. Since 1993, she served TI in a number of capacities, including service as Vice President and Manager, Total Compensation and HR Services from 1998 — 2004. Ms. Lovett is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs.

Ms. Lovett has substantial managerial experience as an executive officer and business group president for TI. In addition, Ms. Lovett possesses skills and experience important to the Company in the areas of human resources, information technology, and accounting.

Charles W. Matthews, 68. Director since 2010. Mr. Matthews is Chairman of the Nominating Committee and a member of the HR Committee. Mr. Matthews served Exxon Mobil Corporation, one of the leading global energy companies in the world, and its predecessor, Exxon Corporation, in several capacities in its legal department since 1971 before being appointed Vice President and General Counsel in 1995 until his retirement in 2010. He is a member of the board of directors and audit committee of Forestar Group Inc., a real estate and natural resources company. He is a member of the board of directors of Cullen/Frost Bankers, Inc., a financial holding company and bank holding company.

During his long employment at Exxon Mobil Corporation, Mr. Matthews accumulated broad experience in legal, managerial, and other matters in the energy industry around the world. His service on the board of other significant companies provides the Board with additional perspective on the Company’s operations.

Douglas L. Rock, 66. Director since 2010. Mr. Rock is a member of the Audit Committee and the HR Committee. From 1990 to August 2010, Mr. Rock served as the Chairman of the board of Smith International, Inc., an oilfield services company. Mr. Rock joined Smith International, Inc. in 1974 and served as Chief Executive Officer, President, and Chief Operating Officer from 1989 — 2008. From 2004 — 2009, he served as a director of MoneyGram International, Inc., a payment service and money transfer business, and from 1999 — 2008 he served as a director of CE Franklin Ltd., a distributor of pipe, valves, flanges, fittings, production and process control equipment, tubular products and other general oilfield supplies to the oil and gas industry in Canada.

Mr. Rock has broad experience in managing and leading a significant industrial enterprise. His recent service on the boards of other large companies provides the Board with additional perspective on the Company’s operations.

The Board of Directors recommends that you vote FOR all of the Nominees.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Company seeks approval, on an advisory basis, from its stockholders of the compensation of its named executive officers as described in this proxy statement.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Company’s long term strategic corporate vision is to be a premier diversified industrial company that provides superior value to stockholders. The Board of Directors believes that realization of this vision depends in large measure on the talents of the Company’s employees. The Company’s compensation system plays a significant role in its ability to attract, motivate, and retain a high quality workforce. As described in the Compensation Discussion and Analysis, the Company’s executive compensation program (i) encourages high levels of performance and accountability, (ii) aligns the interests of executives with those of stockholders, (iii) links compensation to business objectives and strategies, and (iv) takes into account, as appropriate, the cyclical nature of the Company’s businesses.

At the Company’s 2012 Annual Meeting, the Company held a stockholder advisory vote on the compensation of its named executive officers as described in the 2012 proxy statement, commonly referred to as a say-on-pay vote. The stockholders approved the named executive officers’ compensation, with approximately 90% of the stockholders present and entitled to vote at the meeting voting in favor of the 2012 say-on-pay resolution. The Company believes this approval affirms the stockholders’ support of the Company’s executive compensation philosophy and programs.

This proposal provides stockholders the opportunity to approve or not approve the Company’s executive compensation program through the following resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved.”

Because this is an advisory vote, it will not be binding upon the Board of Directors. However, the HR Committee will take into account the outcome of the vote when considering future executive compensation arrangements. After the 2013 Annual Meeting, the next advisory vote to approve the compensation of the named executive officers will occur at the 2014 Annual Meeting of Stockholders unless the Board modifies its policy on the frequency of holding such advisory votes.

The Board of Directors recommends that you vote FOR approval of this resolution.

PROPOSAL 3 — APPROVAL OF THE SECOND AMENDED AND RESTATED TRINITY INDUSTRIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN

Upon recommendation of the HR Committee, the Board of Directors of the Company adopted, subject to stockholder approval, the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan (the “Second Amended Plan”) on March 12, 2013. The Second Amended Plan amends and restates the Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan, which was approved by stockholders in 2010 (the “2010 Plan”), and includes (i) an increase in the number of shares of Common Stock available for awards under the 2010 Plan from 6,000,000 to 7,600,000 shares; (ii) an increase in the number of shares of Common Stock available for issuance under incentive stock options (“ISOs”), non-qualified stock options (“NSOs”) and other awards under the 2010 Plan from 6,000,000 to 7,600,000 shares; and (iii) an extension of the expiration date of the 2010 Plan from May 3, 2020 to May 6, 2023.

Rationale

The Second Amended Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards that may be paid in cash or Common Stock. As described elsewhere in this Proxy Statement, the 2010 Plan is designed to link the interests of our employees and other participants to those of our stockholders by providing participants with equity incentives that increase in value when the price of our Common Stock increases. The HR Committee and the Board believe that the ability to provide equity compensation has been, and will continue to be, vital to the Company’s ability to continue to attract and retain individuals in the competitive labor markets in which we compete.

As of March 15, 2013, there were 1,452,358 shares available for issuance under the 2010 Plan. In addition, as of such date, the Company had outstanding grants of 156,235 stock options, 2,692,570 unvested shares of restricted stock and restricted stock units, and 595,145 unvested performance-based restricted stock units. Accordingly, the approximately 3,443,950 outstanding awards (commonly referred to as the “overhang”) represent approximately 4.4% of the Company’s 79,178,092 outstanding shares. The 1,600,000 shares for which the Company is requesting approval represent 2.0% of its outstanding shares.

In 2010, 2011, and 2012, the Company made equity awards under the 2010 Plan representing 727,725; 925,140; and 1,067,105 shares, respectively, for an average of 906,657 shares annually. In evaluating the impact on stockholder dilution of a company’s equity grant practices, an important factor considered by Institutional Investor Services (“ISS”) is a company’s “burn rate.” Applying the ISS methodology for calculating the Company’s burn rate to the last three fiscal years (which places a premium on grants of full-value awards using a multiplier based on the Company’s annual stock volatility), the Company’s average burn rate was 2.33%, which is substantially lower than the allowable 2013 ISS “burn rate cap” for the Company’s industry group of 3.70%. The Company believes that its relatively low burn rate, as compared with this ISS policy guideline, demonstrates that the HR Committee and the Board have been judicious in granting equity awards and have displayed a sensitivity to minimizing the dilutive impact that such awards could have on stockholders.

Based on the Company’s equity award utilization rate for 2010-2012 noted above, the Company would exhaust the shares available for issuance under the 2010 Plan sometime during 2014 unless the Second Amended Plan proposed herein is approved. Based on this historical utilization rate, it is anticipated that the additional 1,600,000 shares requested for the Second Amended Plan would enable the Company to continue making grants into 2016. The Company believes that this amount of shares strikes an appropriate balance between providing grant flexibility and potential stockholder concerns regarding dilution. Furthermore, this relatively limited number of additional shares restricts the potential dilutive impact of the Second Amended Plan and gives stockholders a near-term opportunity to vote on any additional proposed share increases.

The Company’s management believes that it is reasonable to expect that its future equity award utilization rate will be consistent with its past utilization rate, but numerous factors will influence its actual future utilization rate, many of which are difficult to predict and are beyond the control of management. The Company’s anticipated utilization rate is a forward-looking statement within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended, and involves assumptions that could prove to be incorrect.

Extending the expiration date of the Second Amended Plan from May 3, 2020 to May 6, 2023, along with the additional shares of Common Stock, will allow the Company to utilize the Second Amended Plan for a number of years. A copy of the Second Amended Plan is attached as Appendix A to this Proxy Statement and is marked to show the changes from the 2010 Plan, and the following description is qualified in its entirety by reference to the Second Amended Plan.

It is the judgment of the Board of Directors that approval of the Second Amended Plan is in the best interest of the Company and its stockholders.

Summary of Amendments in the Proposed Second Amended Plan

The Second Amended Plan was adopted, subject to stockholder approval, by the Board of Directors on March 12, 2013, to make the following changes to the 2010 Plan.

•	First, the Second Amended Plan increases the number of shares of Common Stock authorized under the 2010 Plan by 1,600,000 shares of Common Stock for a total of 7,600,000 authorized shares.

•

Second, the Second Amended Plan increases the number of shares of Common Stock authorized for issuance under the 2010 Plan by 1,600,000 shares of Common Stock for ISOs, NSOs, and other awards for a total of 7,600,000 authorized shares.

•	Third, the Second Amended Plan extends the expiration date of the 2010 Plan from May 3, 2020 to May 6, 2023.

Description of the Second Amended Plan

Expiration Date

No award may be made under the Second Amended Plan after May 6, 2023, but awards made prior thereto may have vesting or exercise periods that extend beyond that date.

Share Authorization

Subject to certain adjustments, the number of shares of Common Stock that may be issued pursuant to awards under the Second Amended Plan is 7,600,000.

A maximum of 300,000 shares may be granted in any one year in the form of stock options, stock appreciation rights or performance-based awards (or any combination of the foregoing) to any one executive officer.

Administration

The Second Amended Plan will be administered by the HR Committee of the Board of Directors, as is the 2010 Plan currently. The HR Committee will have the power to: (i) determine the persons to whom awards are to be made, (ii) determine the type, size, and terms of awards, (iii) interpret the Second Amended Plan, (iv) establish and revise rules and regulations relating to the Second Amended Plan, and (v) make any other determinations that it believes necessary for the administration of the Second Amended Plan.

Eligibility

Employees of the Company or its affiliates who are directors, officers or who are in managerial or other key positions, consultants who provide key consulting services to the Company, and non-employee directors are eligible to participate in the Second Amended Plan.

Stock Options

The HR Committee may grant either NSOs or ISOs qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of a stock option is to be at least the fair market value of the Common Stock on the date of grant. At the HR Committee’s discretion, the option exercise price may be paid in cash, by delivering to the Company shares of Common Stock already owned by the optionee having a fair market value equal to the aggregate option exercise price, or by providing with the notice of exercise an order to a designated broker to sell part or all of the shares and to deliver the proceeds to the Company to pay the full purchase price and all applicable withholding taxes. The Second Amended Plan does not permit the repricing of stock options.

Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event will stock options be exercisable after the expiration of ten (10) years from the date of grant. Unless otherwise determined by the HR Committee and provided in the option agreement, the Second Amended Plan provides for the acceleration of the vesting of stock options in the event of death, disability, retirement or a change in control (as defined in the Second Amended Plan) of the Company.

Stock Appreciation Rights

SARs may, but need not, relate to options. A SAR is the right to receive an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of the Common Stock on the date of grant. The HR Committee determines the terms of each SAR at the time of the grant. A SAR may not be granted at less than the fair market value of a share of Common Stock on the date the SAR is granted and cannot have a term of longer than ten years. Distributions to the recipient may be made in Common Stock, in cash, or in a combination of both as determined by the HR Committee.

Restricted Stock and Restricted Stock Units

Restricted stock consists of shares of Common Stock which are transferred or sold by the Company to a participant, but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units give the participant the right to receive shares at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the HR Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The HR Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants.

Performance Awards

The HR Committee may grant performance awards payable in cash or shares of Common Stock. Payment will be contingent upon achieving pre-established performance goals (as discussed below) by the end of the applicable performance period. Subject to minimum vesting periods discussed below, the HR Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made.

Other Awards

The HR Committee may grant other forms of awards payable in cash or shares of Common Stock if the HR Committee determines that such other form of award is consistent with the purpose and restrictions of the Second Amended Plan. The terms and conditions of such other form of award shall be specified by the grant, subject to minimum vesting periods discussed below. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Dividend Equivalent Rights

The HR Committee may grant a dividend equivalent right either as a component of another award or as a separate award, except that the HR Committee is not permitted to grant dividend equivalent rights as a component of a stock option or a SAR. The terms and conditions of the dividend equivalent right shall be specified by the grant.

Performance Goals

Awards of restricted stock, restricted stock units, performance awards (whether relating to cash or shares) and other awards (whether relating to cash or shares) under the Second Amended Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Common Stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Second Amended Plan Performance Criteria”). Any Second Amended Plan Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the HR Committee. Any Second Amended Plan Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Second Amended Plan Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the HR Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the HR Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

For any performance awards or other awards that are denominated in cash such that the annual performance stock award limit in the Second Amended Plan is not an effective limitation for purposes of Treasury Regulations, the maximum amount payable to any executive officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $2,000,000.

Non-Employee Directors

The Board will grant all awards to non-employee directors. The maximum number of shares that may be issued to non-employee directors as a group is an aggregate of 450,000 shares. The maximum number of shares that may be granted pursuant to any award in any one calendar year to a non-employee director is 20,000 shares. Awards made to non-employee directors shall be with terms and conditions otherwise consistent with the provisions of the Second Amended Plan.

Change in Control

Except as determined by the HR Committee at the time of grant and provided for in the applicable award agreement, upon a change in control, all outstanding stock options and SARs will become vested and exercisable; all restrictions on restricted stock and restricted stock units will lapse; all performance goals will be deemed achieved at target levels and all other terms and conditions met; all restricted stock units and performance awards (whether relating to cash or shares) will be paid out as promptly as practicable; and all other awards (whether relating to cash or shares) will be delivered or paid.

Limitation on Vesting of Certain Awards

Awards of restricted stock, restricted stock units, performance awards payable in shares, or other awards in the form of shares, if granted to persons who do not pay cash consideration or elect to forgo a right to cash consideration substantially equal in value to the shares subject to such award are subject to minimum vesting provisions set forth in the Second Amended Plan. Such awards, if their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than one year, and such awards, if neither their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than three years; provided such awards may vest on an accelerated basis in the event of a participant’s death, disability, or retirement, or in the event of a change in control. However, up to 12 percent of the shares authorized under the Second Amended Plan may be granted without meeting the minimum vesting requirements.

Amendment of the Plan

All provisions of the Second Amended Plan (including without limitation, any award made under the Second Amended Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (i) no amendment for which stockholder approval is required either (a) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (b) in order for the Second Amended Plan and awards granted under the Second Amended Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such sections, or other applicable law, shall be effective without stockholder approval; (ii) no award at any time outstanding under the Second Amended Plan may be modified, impaired, or canceled adversely to the holder of the award without the consent of such holder; and (iii) no increase in the number of shares of Common Stock subject to awards to non-employee directors may be made without stockholder approval.

Plan Benefits

Future benefits under the Second Amended Plan are not currently determinable. The Company’s management has a financial interest in this proposal because the members of management are potentially eligible for awards under the Second Amended Plan. The following table indicates shares/stock units awarded under the 2010 Plan during fiscal year 2012 to the named executive officers, to all executive officers as a group, the non-employee directors as a group and to all employees (excluding executive officers) as a group:

	Shares Awarded in 2012
Name and Position	Dollar Value(1)	Number of Shares/Units
Timothy R. Wallace, Chairman, Chief Executive Officer and President	$4,184,463	141,367
James E. Perry, Senior Vice President and Chief Financial Officer	987,012	33,345
D. Stephen Menzies, Senior Vice President and Group President	1,619,090	54,699
William A. McWhirter, Senior Vice President and Group President	1,366,750	46,174
S. Theis Rice, Senior Vice President and Chief Legal Officer	1,044,939	35,302
All executive officers (6 persons)	9,516,015	321,487
All directors, excluding Mr. Wallace	1,231,128	41,327
All employees, excluding executive officers	20,668,719	704,291

(1)	The dollar value is based on the grant date fair value of the awards computed in accordance with ASC 718.

Market Value of the Securities

The market value of the Company’s Common Stock is $45.07 per share based on the closing price of the Common Stock on March 15, 2013.

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Second Amended Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation

In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units, and certain types of restricted stock are subject to Section 409A of the Code.

Incentive Stock Options

An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. However, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which the optionee’s ISO is exercisable for the first time during any calendar year exceeds $100,000, the ISO for the shares over $100,000 will be treated as an NSO, and not an ISO, for federal tax purposes, and the optionee will recognize income as if the ISO was an NSO. Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at long-term capital gains rates if the optionee has not disposed of the Common Stock within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise and the Company is not entitled to a federal income tax deduction. The holding period requirements are waived when an optionee dies.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant, the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale; or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disposition.

Non-Qualified Stock Options

An optionee generally does not recognize taxable income upon the grant of an NSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

The optionee’s tax basis for NSO shares will be equal to the option price paid for such shares, plus any amounts included in the optionee’s income as compensation. When an optionee disposes of NSO shares, any amount received in excess of the optionee’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the optionee has held the NSO shares. If the amount received is less than the optionee’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the optionee has held the shares.

Special Rule if Option Price is Paid in Common Shares

An option that satisfies the ISO requirements will not lose its status as an ISO if the optionee is permitted to pay the exercise price with other stock of the Company. If an optionee pays the exercise price of an option with previously-owned shares of Common Stock and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The optionee’s tax basis and holding period for these shares received will be equal to the optionee’s tax basis and holding period for the shares surrendered. The shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the optionee to the extent of their fair market value, and the optionee’s tax basis in such shares will be equal to their fair market value on the date of exercise and the holding period will start on the date of exercise.

If the use of previously acquired shares to pay the exercise price of an option constitutes a disqualifying disposition of shares previously acquired under an ISO, the optionee will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired on exercise of the ISO, over the aggregate option price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the optionee disposes of such shares before the end of the holding period.

Restricted Stock

A recipient of an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the recipient recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares on the date on which such restrictions or risk of forfeiture have lapsed, less the cash, if any, paid for the shares.

A recipient may make an election under Section 83(b) of the Code, within 30 days of the date he or she receives restricted stock, to recognize ordinary income in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award. If a recipient does not make an election under Section 83(b) of the Code, then the recipient will recognize as ordinary income any dividends received with respect to shares during the vesting period.

The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the recipient in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the recipient had filed a timely Section 83(b) election to accelerate recognition of income).

At the time of sale of such shares, any gain or loss realized by the recipient will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the recipient’s tax basis will be the amount previously taxable as ordinary income.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

If a recipient receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a recipient receives the appreciation inherent in the SARs in Common Stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the exercise of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise in the same period that the recipient recognizes such income.

Other Awards

In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other Common Stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized.

Federal Tax Withholding

Any ordinary income realized by a participant upon the exercise of an award under the Second Amended Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, the Company will have the right to require that, as a condition to delivery of any certificate for shares of common stock or the registration of the shares in the participant’s name, the participant remit to the Company an amount sufficient to satisfy the withholding requirements. Alternatively, the Company may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if the Company consents, accept delivery of shares with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares.

Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by the Company to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

Tax Consequences to the Company

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

Million Dollar Deduction Limit and Other Tax Matters

The Company may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer). The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent that the Company determines that Section 162(m) of the Code will apply to any awards granted pursuant to the Second Amended Plan, the Company intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the Second Amended Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights; and (ii) the loss by the Company of a compensation deduction.

Current Equity Compensation Plans

The following table sets forth information about the Company’s Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2012.

Equity Compensation Plan Information

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category
Equity compensation plans approved by security holders:
Stock Options	233,985		$16.78
Restricted stock units	901,219	(1)	—

	1,135,204			1,443,350
Equity compensation plans not approved by security holders	—	(2)		—

Total	1,135,204			1,443,350

(1)

Includes 306,074 shares of Common Stock issuable upon the vesting and conversion of restricted stock units and 595,145 shares of common stock issuable upon the vesting and conversion of performance units. The Board of Directors has the right to disallow the granting of performance units for values in excess of target, and accordingly, no expense or number of shares in excess of the target value is recognized for any units subject to negative discretion. The restricted stock units and performance units do not have an exercise price.

(2)

Excludes information regarding the 2005 Deferred Plan for Director Fees. This plan permits the deferral of the payment of the annual retainer fee and board and committee meeting fees. At the election of the participant, the deferred fees may be converted into phantom stock units with a fair market value equal to the value of the fees deferred, and such phantom stock units are credited to the director’s account (along with the amount of any dividends or stock distributions). At the time a participant ceases to be a director, cash will be distributed to the participant. At December 31, 2012, 111,753 phantom stock units were credited to the accounts of participants. Also excludes information regarding the Trinity Industries, Inc. Supplemental Profit Sharing Plan for certain of its highly compensated employees. For more information about this plan please refer to the description in “Executive Compensation — Compensation Discussion and Analysis — Post-Employment Benefits.” At December 31, 2012, 45,480 stock units were credited to the accounts of participants under this plan.

The Board of Directors recommends that you vote FOR the approval of the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan.

PROPOSAL 4 — APPROVAL OF THE TRINITY INDUSTRIES, INC. ANNUAL INCENTIVE PLAN

Background

On March 12, 2013, the Board of Directors adopted, subject to approval by stockholders at the annual meeting, the Trinity Industries, Inc. Annual Incentive Plan (the “Annual Plan”). The Annual Plan is a cash incentive plan designed to link executive decision-making and performance with the Company’s goals, reinforce these goals, and ensure the highest level of accountability for the success of the Company as a whole. The Annual Plan provides for the granting of awards of incentive compensation that may be paid to a participant upon satisfaction of specified Performance Goals (as defined below) for a particular Performance Period (as described below).

The Annual Plan is designed to satisfy the requirements of Section 162(m) of the Code so that the Company can take federal income tax deductions for the performance-based compensation paid under the Annual Plan to its named executive officers (see “Executive Compensation – Compensation Discussion and Analysis” for a list of the named executive officers for 2012). Code Section 162(m) generally provides that publicly-held companies may not take a federal income tax deduction for certain compensation in excess of $1 million paid to certain named executive officers in any one year unless that compensation is “performance-based.” Compensation can qualify as performance-based only if the material terms of the performance goals are disclosed to and approved by a company’s stockholders before the compensation is paid and other requirements are satisfied. The material terms to be disclosed include the following: (a) the employees eligible to receive compensation, (b) a description of the business criteria on which the performance goals are based, and (c) either the maximum amount of compensation that could be paid to an employee if the performance goals are achieved or the formula used to calculate the amount.

The following is a brief summary of the material features of the Annual Plan as it pertains to certain “Covered Employees” (generally, an individual employed by Company who, on the last day of the taxable year, either is the Company’s principal executive officer or an individual who is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer)). The full text of the Annual Plan is attached as Appendix B to this Proxy Statement.

The Annual Plan is substantially similar to other short-term incentive programs operated by the Company prior to the Annual Plan’s approval by the Board of Directors. If the Annual Plan is not approved by stockholders, the Company intends to operate a short-term incentive plan substantially similar to the Annual Plan, but the Company will not be able to take federal income tax deductions for any performance-based compensation paid to the named executive officers under such plan.

It is the judgment of the Board of Directors that approval of the Annual Plan is in the best interest of the Company and its stockholders.

Plan Administration

The Annual Plan will be administered by the HR Committee or any other committee as determined by the Board of Directors, and which shall consist of two or more “outside directors” within the meaning of Code Section 162(m) (the “Annual Plan Committee”). The Annual Plan Committee has authority and discretion to administer and interpret the provisions of the Annual Plan and to adopt such rules and regulations for the administration of the Annual Plan as the Annual Plan Committee deems necessary or advisable. The Annual Plan Committee has the full authority to (i) designate the employees who are eligible to participate in the Annual Plan; (ii) establish the Performance Goals and achievement levels for each participant; and (iii) establish and certify the achievement of the Performance Goals for the applicable Performance Period. Decisions of the Annual Plan Committee will be final, conclusive, and binding upon all parties, including, without limitation, the Company and plan participants.

Plan Eligibility and Participation

Participation in the Annual Plan is limited to those employees who are designated by the Annual Plan Committee (or an officer of the Company who is duly authorized by the Annual Plan Committee). For each period selected by the Annual Plan Committee for payment of incentive compensation, referred to as a “Performance Period” (a Performance Period may coincide with the fiscal year of the Company or may be for a period that is longer or shorter than a fiscal year), the Annual Plan Committee will select the particular employees to whom incentive compensation may be awarded. With respect to Covered Employees, the Annual Plan Committee must make its determination within the first ninety (90) days of the Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed).

Approximately 770 employees participated in the Company’s short-term incentive compensation program in 2012. It is anticipated that a greater number of employees will participate in the Annual Plan in 2013 as a result of an overall increase in the number of Company employees compared to last year. The Company believes that participation by a significant number of employees facilitates greater alignment with the Company’s performance objectives.

Determination of Performance Goals and Awards

No later than the ninetieth (90th) day of the Performance Period (and in the case of a Performance Period less than a fiscal year, such determinations will be made no later than the date on which 25% of the Performance Period has elapsed), the Annual Plan Committee will: (i) approve the participants eligible to receive performance-based awards under the Annual Plan, (ii) notify (or direct management to notify) each such participant in writing concerning his or her selection, (iii) select the Performance Goals (described below) under the Annual Plan which are to be used for each participant, and (iv) establish, in terms of an objective formula or standard for each participant, the amount of each award which may be earned if the threshold, target and maximum achievement levels for each Performance Goal are achieved.

Awards under the Annual Plan may be made subject to the attainment of performance goals within the meaning of Code Section 162(m) (consisting of individual performance goals, business unit performance goals and/or company performance goals) (“Performance Goals”) relating to one or more of the following business criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s common stock; return on net assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Annual Plan Performance Criteria”). Any Annual Plan Performance Criteria may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Annual Plan Committee. Any Annual Plan Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business,

(iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Annual Plan Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Annual Plan Committee which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.

Certification and Level of Achievement

On or before March 31 of the year immediately following the end of the applicable Performance Period and following receipt of the independent auditor’s report, the Annual Plan Committee shall determine awards to participants for such Performance Period by comparing actual performance to the Performance Goals, Annual Plan Performance Criteria and amounts of awards adopted by the Annual Plan Committee for such Performance Period. With respect to Covered Employees, the Annual Plan Committee shall certify that the amount of the award has been accurately determined in accordance with the terms, conditions and limits of the Annual Plan. The Annual Plan Committee may, in its discretion, decrease the award to be paid to one or more participants for such Performance Period. However, the Annual Plan Committee may not in any event increase the amount of compensation payable to an individual. Notwithstanding anything to the contrary, the maximum incentive compensation that is payable to any participant with respect to any single award will not exceed $3,000,000.

Award Payment

Approved awards under the Annual Plan for a Performance Period will be paid in cash to each participant in the year immediately following the close of the year in which such Performance Period ends and, with respect to awards to Covered Employees, the Annual Plan Committee has certified that the relevant Performance Goals have been achieved (but no later than March 31 of such year). In addition, in the event of certain terminations of service due to death or disability or the occurrence of a Change in Control (as defined in the Annual Plan) prior to the end of the applicable Performance Period, the Annual Plan Committee may, in its sole discretion, pay a participant a pro-rated amount of incentive compensation under such participant’s award. The payment shall be in the form directed by the Annual Plan Committee and may either be paid in a cash lump sum or in installments.

Plan Term and Amendment or Discontinuance

If the Annual Plan is approved by the stockholders, it will be effective beginning in 2013 and will continue in effect until terminated by the Annual Plan Committee or the Board of Directors. The Annual Plan Committee may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the Annual Plan in whole or in part; provided that any amendment that modifies any pre-established Performance Goal for a participant who is a Covered Employee (or his successor(s), as may be applicable) with respect to any particular Performance Period may only be effected on or prior to that date which is 90 days following the commencement of such Performance Period (and in the case of a Performance Period less than a fiscal year, such determination shall be made no later than the date 25% of the Performance Period has elapsed). In addition, the Board of Directors may discontinue the Annual Plan in whole or in part and amend the Annual Plan in any manner advisable in order for incentive compensation granted under the Annual Plan to qualify as “performance-based” compensation under Code Section 162(m) (including amendments as a result of changes to Code Section 162(m) or the regulations thereunder to permit greater flexibility with respect to incentive compensation granted under the Annual Plan).

Federal Income Tax Consequences

The following is a brief summary of certain federal income tax consequences relating to the transactions described under the Annual Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation, including, in some instances, incentive compensation. If the requirements of Code Section 409A are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax.

Tax Consequences to Participants. Generally, the recipient of cash will be subject to tax at ordinary income rates on the amount of the award on the date of payment or delivery. Any ordinary income realized by a participant upon receipt of cash is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act. Deferred compensation that is subject to Code Section 409A will be subject to certain federal income tax withholding and reporting requirements. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year.

Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or a subsidiary of the Company for which the participant performs services will be entitled to a corresponding deduction; provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1 million limitation on certain executive compensation under Code Section 162(m).

Section 162(m) Million Dollar Deduction Limit. The Company may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is a Covered Employee. The limitation on deductions does not apply to certain types of compensation, including qualified “performance-based” compensation. The Company intends that any incentive compensation paid under the Annual Plan will be construed as to constitute qualified “performance-based” compensation and, as such, will be exempt from the $1 million limitation on deductible compensation. Although the Company generally will attempt to structure the incentive compensation under the Annual Plan so as to preserve deductibility, there may be circumstances where the Company’s best interests may be best served by maintaining flexibility in the way compensation is provided even if it might result in the non-deductibility of incentive compensation awarded under the Annual Plan.

Other Compensation

The Annual Plan is not exclusive. The Company may pay other compensation to named executive officers and other key employees as authorized by the Board of Directors and applicable law. If the Annual Plan is not approved by the stockholders, the Company currently contemplates that any cash incentive payments for 2013 for named executive officers would not be deductible under Code Section 162(m) to the extent that (when combined with other non-exempt compensation paid) they exceed the $1 million limit on non-exempt compensation paid to the named executive officers.

Potential Payments to Named Executive Officers

The first awards granted under the Annual Plan will relate to 2013. Based on the payout percentages approved by the Annual Plan Committee (or the “outside directors” within the meaning of Code Section 162(m) for Mr. Wallace), the potential amounts payable to the named executive officers for 2013 under the Annual Plan are as follows:

Name	Potential Payouts at Various Performance Levels for 2013 Under the Annual Plan
	Threshold ($)	Target ($)	Maximum ($)
Timothy R. Wallace	$380,000	$950,000	$1,900,000
James E. Perry	139,500	348,750	697,500
D. Stephen Menzies	185,600	464,000	928,000
William A. McWhirter	176,000	440,000	880,000
S. Theis Rice	124,800	312,000	624,000

The Board of Directors recommends that you vote FOR the approval of the Trinity Industries, Inc. Annual Incentive Plan.

PROPOSAL 5 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013, subject to ratification of stockholders.

The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors, and consultants.

Ernst & Young, or a predecessor of that firm, has been the auditors of the accounts of the Company each year since 1958. The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm for Fiscal Years 2012 and 2011

The following table presents fees for professional audit services rendered by Ernst & Young for the audits of the Company’s annual financial statements for the years ended December 31, 2012 and 2011, and fees for other services rendered by Ernst & Young during those periods:

	2012	2011
Audit fees	$2,747,300	$2,857,000
Audit-related fees	170,160	308,860
Tax fees	521,471	224,244
All other fees	—	251,740

Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees

In fiscal years 2012 and 2011, audit fees include fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, statutory audits in Mexico and Europe, and consents included in other SEC filings.

Audit-Related Fees

Audit-related fees include fees for employee benefit plan audits, use of online research tools, and certain compliance audits.

Tax Fees

Tax fees in fiscal years 2012 and 2011 include fees for tax advice on state transfer pricing and adoption of new Treasury regulations, U.S. and international tax planning, and tax compliance (review of income tax returns and other tax filings).

All Other Fees

All other fees consist of insurance claim services and government contract services. The insurance claim services included advising the Company of the appropriate methodologies for preparation of insurance claims and assisting in the assembly, analysis, and organization of accounting documentation with respect to the recovery of expenditures and business losses for flood-related insurance claims in the Inland Barge Group. The government contract services related to consultations on proper bidding procedures and documentation requirements for a government contract.

The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained. Under this policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular services or category of services and includes an anticipated budget.

Report of the Audit Committee

We are a standing committee comprised of independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the NYSE. The Board of Directors has determined that five of the members of the Audit Committee are “audit committee financial experts” as defined by applicable SEC rules. We operate under a written charter adopted by the Board of Directors. A copy of the charter is available free of charge on the Company’s website at www.trin.net under the heading “Investor Relations — Governance.”

We annually select the Company’s independent auditors. That recommendation is subject to ratification by the Company’s stockholders.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in our charter, our responsibilities include the monitoring and oversight of these processes.

Consistent with our charter responsibilities, we have met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to us that the Company’s consolidated financial statements for the fiscal year ended December 31, 2012 were prepared in accordance with U.S. generally accepted accounting principles. We reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Company’s independent auditors have also provided to us the written disclosures and the letter required by applicable requirements of The Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee, and we discussed with the independent auditors that firm’s independence. We also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditors’ independence.

Based upon our reviews and discussions with management and the independent auditors, and our review of the representation of management and the report of the independent auditors to the Audit Committee, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Audit Committee

Leldon E. Echols, Chairman

David W. Biegler

Ronald W. Haddock

Adrian Lajous

Melendy E. Lovett

Douglas L. Rock

The Board of Directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes how the HR Committee designed the executive compensation programs and set individual pay for the executive officers named in the Summary Compensation Table.

Executive Summary

The Company is a diversified industrial company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation, and construction sectors. The Company’s diversified manufacturing business platform and service offerings have unique synergistic connections, the value of which are maximized by executives focused on leveraging manufacturing and services flexibility in shifting markets. Managing a diverse company while facilitating growth and producing long-term stockholder value requires a team of innovative, dedicated, and experienced executives who can successfully guide the Company’s unique mix of businesses through changing economic cycles, lead rapid production capacity adjustments to meet market demands, and adapt to changing business climates. The Company maintains a distinct competitive advantage by retaining a seasoned team of executives and seeks to ensure long tenure among its senior executives. As of December 31, 2012, the named executive officers had an average tenure of more than twenty years with the Company.

The Company has a clear and consistent pay for performance executive compensation philosophy designed to drive executive accountability for performance of the Company as a whole. This philosophy is reflected in the Company’s compensation programs and contributes to a performance-driven culture where executives are expected to deliver results that promote the Company’s position as a premier, diversified industrial company. The Company believes that generally targeting the compensation of its senior executives between the 50th and 75th percentile of market drives efforts to efficiently manage diverse businesses, achieve sustainable growth, promote the retention of senior executives, and enhance long-term stockholder value. As a result of the success of the Company’s businesses and the long tenure of certain of the named executive officers, the HR Committee believes it appropriate to establish total target compensation above the 50th percentile for such officers.

The Named Executive Officers

The Board of Directors has delegated to the HR Committee oversight of the Company’s executive compensation programs. The HR Committee reviews and recommends the compensation for the CEO to the independent directors for their approval. The HR Committee reviews and approves the compensation of the other named executive officers. The five named executive officers for 2012 were:

•	Timothy R. Wallace, Chairman, Chief Executive Officer, and President

•	James E. Perry, Senior Vice President and Chief Financial Officer

•	D. Stephen Menzies, Senior Vice President and Group President

•	William A. McWhirter, Senior Vice President and Group President

•	S. Theis Rice, Senior Vice President and Chief Legal Officer

Objectives of the Executive Compensation Programs

The primary emphasis of the Company’s executive compensation programs is to encourage and reward achievement of the Company’s annual and long-term business goals. Those goals are set by management, with oversight of the Board of Directors, and are designed to promote sustainable growth in stockholder value. As stockholders themselves, the Company’s leaders are keenly focused on achieving these goals. The executive compensation programs reflect the Company’s pay for performance philosophy.

The HR Committee’s objectives for the Company’s executive compensation programs are to:

•

attract and retain the key executives needed to enhance the performance and profitability of the Company, taking into account the Company’s unique mix of businesses and its desire to ensure long tenure among its senior executives;

•	encourage the highest level of performance and accountability for maximizing the synergistic connections between the Company’s businesses for its overall success;

•	provide an incentive for long-term value creation for stockholders;

•	align compensation with short-term and long-term business objectives and strategies, financial targets, and the core values of the Company; and

•

motivate senior executives to successfully guide the Company through changing economic cycles, lead rapid production capacity adjustments to meet market demands, and adapt to changing business climates.

Role of Stockholder Say on Pay Votes

In May 2012, the Company held a stockholder advisory vote on the compensation of its named executive officers as described in the 2012 proxy statement, commonly referred to as a say-on-pay vote. The stockholders approved the named executive officers’ compensation, with approximately 90% of the stockholders present and entitled to vote at the meeting voting in favor of the 2012 say-on-pay resolution. As the Company evaluated its compensation practices and talent needs throughout 2012, it was mindful of the strong support stockholders expressed for its pay for performance compensation philosophy. As a result, following its annual review of executive compensation, the HR Committee decided to maintain a consistent approach to executive compensation, with an emphasis on short and long-term incentive compensation that rewards senior executives for delivering value for stockholders. In addition, the HR Committee considered ways to strengthen the pay for performance culture at the Company.

Design of the Executive Compensation Programs

The Company’s executive compensation programs reinforce the importance of performance and accountability Company-wide and at the individual level. The Company’s executive compensation programs are designed to:

•	provide a reasonable balance between short-term and long-term compensation;

•	provide a reasonable mix of fixed and incentive-based compensation;

•	retain key executives through changing economic cycles and business climates;

•	be competitive based on market survey data and peer group proxy disclosure data;

•	use equity-based awards, stock ownership guidelines, and annual incentives that are linked to stockholder interests; and

•	be transparent and easy to understand by the programs’ participants and the Company’s stockholders.

Pay for Performance Philosophy

The Company has a clear and consistent executive compensation philosophy based on pay for performance. The Company’s executive compensation programs are designed to drive executive accountability for performance of the Company as a whole. The Company’s executive compensation programs contribute to a performance-driven culture where executives are expected to deliver results that promote the Company’s position as a premier, diversified industrial company. As illustrated in Table 1, incentive-based target compensation, including both short-term and long-term compensation, is generally within a range of 70% to 80% of a named executive officer’s total target compensation. The Company believes that by having a significant amount of an executive’s compensation based on performance, and consequently at risk of forfeiture, the executive will be properly motivated to bring added value to the Company. The Company’s businesses have unique synergistic connections, the value of which can be maximized when business leaders are focused on strategies that drive sustainable growth throughout all Company businesses and on managing such businesses through changing economic cycles and business climates.

Components of Compensation

The executive compensation programs have four key components:

•	a base salary;

•	an executive perquisite payment;

•	an annual incentive plan designed to focus executives on the Company’s short-term performance; and

•	a long-term incentive plan designed to encourage executives to promote the Company’s position as a premier, diversified industrial company.

Total Target Compensation Overview

This discussion should be read in conjunction with the Summary Compensation Table and related tables and narrative disclosures that follow the tables which set forth the compensation of the CEO and the other named executive officers.

The HR Committee considers each named executive officer’s compensation based on the overall objectives of the Company’s compensation programs and the following:

•	past and expected future performance through changing economic cycles and business climates with respect to specific financial, strategic, and operating objectives;

•	the breadth, complexity, and scope of each executive’s responsibilities within the Company, taking into account the Company’s unique mix of businesses;

•	the executive’s performance in maximizing the synergistic connections between the Company’s multi-industry manufacturing platform and service offerings for the overall success of the Company;

•	a review of peer group proxy disclosure data; and

•	market survey data against which compensation is benchmarked.

The HR Committee realizes that benchmarking against market survey data and the comparison of peer group proxy disclosure data requires a degree of interpretation due to the potential differences in position scope, the complexities associated with executive compensation plans, and the evolution of public company compensation disclosures. The HR Committee uses the benchmarking information and the peer group proxy disclosures provided by the Compensation Consultant as general guidance and makes adjustments to compensation levels based on what the HR Committee believes to be consistent with the overall compensation objectives of the Company and in the best long-term interests of the Company’s stockholders.

The HR Committee generally targets total compensation for the named executive officers between the 50th and 75th percentile of total target compensation for executives in similar positions as derived from market survey data. The HR Committee believes this range is appropriate and sufficient to attract, motivate, and retain the key executives needed to enhance the performance and profitability of the Company. The HR Committee develops the total target compensation amounts using the objectives noted above and the percentile range as general guidelines. Total target compensation may be set closer to the 50th percentile if a named executive officer is in the early stages of his or her career or relatively new to his or her current position. Total target compensation may be set closer to the 75th percentile if a named executive officer is a seasoned executive with seniority in his or her role at the Company or has extensive work experience in similar positions elsewhere that the HR Committee has determined provides additional value. The HR Committee considers this range together with an assessment of each named executive officer under the additional considerations mentioned above. The HR Committee also considers (i) the relatively high percentage of performance-based compensation, which may result in total compensation levels that vary from the target percentiles described above, (ii) the periodic and relative impact on earnings of external business conditions outside the control of the executives, and (iii) the cyclical nature of the Company’s businesses. The HR Committee may periodically freeze certain compensation components to reflect the cyclical nature of many of the Company’s businesses and to respond to the requests of executives.

Allocation of Compensation

Although there is no pre-established policy or target for the allocation between short-term and long-term, or fixed and incentive-based compensation, the aggregate results of the Company’s compensation and benefits programs for named executive officers have generally reflected the following principles.

Short-term Compensation versus Long-term Compensation

A named executive officer’s short-term compensation is normally paid in cash and consists of three primary components:

•	a base salary;

•	an executive perquisite payment; and

•	annual incentive compensation.

A named executive officer’s short-term compensation (the sum of the short-term components listed above) generally falls within a range of 40% to 50% of total compensation.

A named executive officer’s long-term compensation primarily consists of annual equity awards with long-term vesting and/or multi-year performance periods. A named executive officer’s long-term compensation generally falls within a range of 50% to 60% of total compensation. The HR Committee believes this percentage range appropriately rewards the named executive officers for meeting short-term business objectives, while also maintaining their focus on long-term Company performance.

Fixed versus Incentive-Based Compensation

The Company combines both fixed and incentive-based compensation to attract, motivate, and retain top quality executive management, while encouraging the highest level of performance and accountability for maximizing the unique synergistic connections between its multi-industry manufacturing business platform and service offerings for the overall success of the Company and the creation of long-term value for stockholders. A named executive officer’s fixed compensation is established to appropriately and fairly compensate the executive given the breadth, complexity, and scope of the responsibilities required by the position, taking into account the Company’s unique mix of businesses and its desire to ensure long tenure among its senior executives. The incentive-based compensation component is based on achieving measurable goals. The named executive officer’s incentive-based compensation includes the following components:

•	annual incentives typically paid in cash; and

•	long-term incentives typically made through equity awards.

As illustrated in Table 1 below, incentive-based target compensation, including both short-term and long-term compensation, is generally within a range of 70% to 80% of a named executive officer’s total target compensation. The HR Committee believes this range is appropriate and sufficient to attract, motivate, and retain the key executives needed to enhance the profitability and performance of the Company. The percentage of compensation that is incentive-based increases as a named executive officer’s scope of responsibilities increases. As CEO, Mr. Wallace has a unique and broader range of responsibilities than the other named executive officers, including ultimate responsibility for the overall success of the Company. The HR Committee has therefore determined it is appropriate that he should have the highest percentage of incentive-based target compensation.

Table 1: Total Target Compensation – Fixed vs. Incentive-Based

Benchmarking and Peer Group Proxy Disclosure Data for 2012 Compensation Analysis

The HR Committee retains the Compensation Consultant to provide the HR Committee with guidance on executive compensation-related matters and to perform an annual total compensation study, including benchmarking information on each of the named executive officers. During 2011 and 2012, the Compensation Consultant provided guidance pertaining to 2012 and 2013 base salaries, annual incentive compensation, and long-term incentive compensation for executives.

The 2012 compensation study included published market surveys and peer group proxy disclosure data. The benchmarks for the 50th percentile and 75th percentile for base salary, annual incentive compensation, and long-term incentive compensation data were derived from market survey data using a combination of the following published survey sources: Mercer 2011 Executive Compensation Survey, Towers Watson Executive Compensation Survey 2011, and Aon Hewitt Total Compensation Measurement 2011 Online Executive Survey. All the named executive officers were matched to comparable survey positions in the Durable Goods Manufacturing Industry at the appropriate revenue range. Based on the Aon Hewitt U.S. Salary Increase Survey 2011/2012, all published survey data was time-adjusted to January 1, 2012 using the survey-based annual adjustment factor of 3%.

As a point of reference, the HR Committee also selected peer companies from which to compare proxy disclosure data based on criteria that included:

•	industry (manufacturing and industrial);

•	size (based on revenues and assets);

•	competition (companies that potentially compete with the Company for executive talent); and

•	comparable executive positions (companies with executive positions with similar breadth, complexity, and scope of responsibility).

A review of peer group proxy disclosure data was conducted for each of the named executive officers as shown in Table 2. This table depicts companies with revenues ranging between +50% and -50% of the Company’s average 2009 and 2010 revenue or asset values ranging between +50% and -50% of the Company’s average 2009 and 2010 asset value. An average of two years data for the Company is used to mitigate the effects of business cycles on the

Company’s businesses. The median revenue for these peers was $2.5 billion and the median asset value was $3.5 billion, based on information included in the most recent Form 10-K filings at the time of the review.

Table 2: Peer Companies Used for 2012

Position Compared	CEO	SVP/CFO	EVP/SVP	EVP/SVP	SVP/CLO
Peer Companies	Timothy R. Wallace	James E. Perry	D. Stephen Menzies	William A. McWhirter	S. Theis Rice
AMETEK, Inc.	X	X	X	X
Carlisle Companies Incorporated	X		X	X
Chicago Bridge & Iron Company N.V.	X	X	X	X
Crane Co.	X		X	X	X
Flowserve Corporation	X	X	X	X
Harsco Corporation	X	X	X	X
Kennametal Inc.	X	X
Leggett & Platt, Incorporated	X	X	X	X
Martin Marietta Materials, Inc.		X	X	X
Roper Industries, Inc.	X	X	X	X	X
Teleflex Incorporated	X	X	X	X	X
Terex Corporation	X	X	X	X
The Timken Company	X	X	X	X
Vulcan Materials Company	X	X	X	X	X
Worthington Industries, Inc.	X	X	X	X
Total Peer Companies	14	13	14	14	4

As noted in Table 2, there were 15 primary peer companies used for 2012 compensation. Mr. Wallace’s position was compared against 14 of the 15 companies and was not compared against Martin Marietta Materials, Inc. because it had a new CEO at the time of the peer group proxy review. Mr. Perry’s position was compared against 13 of the 15 companies and was not compared against Carlisle Companies Incorporated or Crane Co. because the CFO role at these entities was structured differently from the CFO role at the Company. The Company continued to utilize Briggs & Stratton Corporation in addition to the 15 primary peer companies to compare Mr. Perry’s position because of its comparable CFO role. The positions of Messrs. Menzies and McWhirter were not compared against Kennametal Inc. because it did not report comparable operational positions. In addition to the 15 primary peer companies, Messrs. Menzies and McWhirter were also compared to Cooper Industries PLC and Dover Corporation because these entities had comparable operational positions even though the companies as a whole were outside the revenue range for the primary peer group. In addition, Mr. Menzies’s position was compared to GATX Corporation as it is a railcar leasing company that competes with the Company’s rail car leasing business, which Mr. Menzies oversees. Mr. Rice’s position was compared against four peer companies because his position was not included in the named executive officer disclosure of the other peer companies.

Benchmarking and Peer Group Proxy Disclosure Data for 2013 Compensation Analysis

For 2013 compensation, the HR Committee expanded the primary peer group to strengthen statistical validity and allow a consistent peer group to be used for multiple benchmarking cycles. Certain companies were dropped from the primary peer group because of company size or inadequate industry match. The 2013 primary peer group companies were selected from industrial companies with similar span of operation, business complexity, and lifecycle, with revenue between one-third and three times the Company’s average revenue for

2010, 2011, and projected 2012, and with whom the Company could potentially compete for executive talent. The companies included in the 2013 peer group are shown in Table 3 below. The 2011 median revenue for these peers was $3.1 billion.

Table 3: Peer Companies Used for 2012 and 2013

Peer Companies	2012	2013
American Axle & Manufacturing Holdings, Inc.		X
AMETEK, Inc.	X	X
Briggs & Stratton Corporation		X
Carlisle Companies Incorporated	X
Chicago Bridge & Iron Company N.V.	X	X
Crane Co.	X	X
Donaldson Company Inc.		X
Dover Corporation		X
Flowserve Corporation	X	X
Gardner Denver, Inc.		X
Harsco Corporation	X	X
IDEX Corporation		X
Joy Global Inc.		X
Kennametal Inc.	X
Leggett & Platt, Incorporated	X	X
The Manitowoc Company, Inc.		X
Martin Marietta Materials, Inc.	X
Meritor, Inc.		X
NACCO Industries, Inc.		X
Pentair Ltd.		X
Roper Industries, Inc.	X	X
Sauer-Danfoss Inc.		X
Snap-on Incorporated		X
SPX Corporation		X
Teleflex Incorporated	X
Terex Corporation	X	X
The Timken Company	X	X
Valmont Industries, Inc.		X
Vulcan Materials Company	X
Woodward, Inc.		X
Worthington Industries, Inc.	X	X

The Company recognizes the potential for other companies to attempt to recruit senior executives and key employees away from the Company. For 2013 compensation, in addition to benchmarking against the primary peer group listed in Table 3 above, the Company benchmarked certain senior executives against a group of companies that includes larger companies that can offer executives similar positions, but with a greater scope of responsibility and smaller companies that can offer executives promotion opportunities. This benchmarking is relevant to the Company in light of the departure in 2012 of a senior executive, who was recruited to be the CEO of a large company. Use of these additional comparators, combined with the primary peer group, produces a compensation range that addresses both industry competitiveness and recruiting/retention competitiveness. The HR Committee considers this compensation range as a frame of reference for establishing compensation for these individuals, but does not target the executives’ compensation at any particular level with respect to these additional comparator companies. The named executive officers for which this additional benchmarking was conducted were Messrs. Menzies and McWhirter, using proxy disclosure data for the following companies: for Mr. Menzies, Eaton Corporation, GATX Corporation, Parker Hannifin Corporation, Ryder Systems, Inc., TAL International Group, Inc., United Rentals, Inc., and Westinghouse Air Brake Technologies Corporation; for Mr. McWhirter: A.O. Smith Corporation, Actuant Corporation, Chart Industries, Inc., Eaton Corporation, Lindsay Corporation, Parker Hannifin Corporation, and Texas Industries, Inc.

Analysis for Each Component of Pay

For each named executive officer, the Compensation Consultant determined an overall 50th percentile and 75th percentile derived from the relevant published survey sources. The base salary, annual incentive compensation target, and long-term incentive compensation target of each named executive officer for 2012 were compared to the 50th and 75th percentiles.

Following the analysis of these components of pay, the Compensation Consultant met with Company management, including the CEO, to discuss similarities and differences in responsibilities between the Company’s named executive officer positions and those in the surveys that could affect the levels of compensation components. After these discussions and a review of the data from the peer group, the Compensation Consultant provided comparative market information for each executive position. The Compensation Consultant’s analyses, along with the CEO’s compensation recommendations for each named executive officer other than himself, were presented to the HR Committee.

2012 Total Target Compensation

In establishing 2012 total target compensation for the named executive officers, the HR Committee considered individual performance, job responsibilities, motivation to drive results, internal compensation equity, market comparisons, and Mr. Wallace’s recommendations. Taking these factors into account, the HR Committee established the 2012 total target compensation for each named executive officer as set forth in Table 4. See “Components of Compensation” for further discussion on the establishment of each component of compensation.

Table 4 below illustrates all components of 2012 total target compensation for the named executive officers compared to the 50th and 75th percentiles. Compensation adjustments for 2012 were based on past and expected future performance, breadth, complexity and scope of responsibilities, and the executive’s performance in maximizing synergistic connections within the Company, taking into account peer group proxy disclosure data and comparative market survey data. The 2012 compensation adjustments for base salary, target annual incentive compensation, and target long-term incentive compensation positioned the named executive officers (other than Mr. Wallace) with respect to the 50th percentile as follows: Mr. Perry from -25% to -10%; Mr. Menzies from +43% to +48%; Mr. McWhirter from +20% to +28%; and Mr. Rice from +29% to +34%. The total target compensation market data for Messrs. Menzies and McWhirter decreased by 15% from the previous year, which influenced their position relative to the 50th and 75th percentile market data for 2012. The cumulative 2012 total target compensation for the named executive officers increased 4% from 2011. Mr. Perry’s total target compensation was adjusted nearer to the 50th to 75th percentile target range as he has been successful in his role since being named CFO in 2010. Mr. Menzies’s total target compensation was slightly above this targeted range as he is a seasoned executive with seniority in his role and has extensive work experience in similar roles outside the Company. During his tenure, Mr. Menzies has exhibited strong leadership in managing the Company’s Rail Group and Railcar Leasing and Management Services Group through changing business climates and fluctuations in demand. Mr. McWhirter’s total target compensation was within this targeted range as he continued to expand his responsibilities and successfully manage the growth and integration of several Company acquisitions and new product lines. Mr. Rice’s total target compensation was within the targeted range as he is a seasoned executive with seniority in his role. At Mr. Wallace’s request, none of his components of total target compensation were adjusted between 2011 and 2012 resulting in a total target compensation level that was 11%

below the 50th percentile. Mr. Wallace’s total target compensation level remains below the targeted range given his requests over the past several years to limit his compensation. The HR Committee believes that the 2012 total target compensation levels for the named executive officers were appropriate.

Table 4: Total Target Compensation

Table 4: The bars reflect 2012 total target compensation as compared to the 50th and 75th survey market data percentiles. The percentages shown in the table are calculated using the following formula: 2012 total target compensation divided by market total target compensation dollar amount for the 50th and 75th percentiles.

Components of Compensation

Set forth below are the components of total target compensation, how these components were applied to each named executive officer, and an analysis of why such amounts were set or paid.

Base Salary

Base salary is intended to attract, motivate, and retain key executives by providing a consistent level of pay that appropriately and fairly compensates the executive for the breadth, complexity, and scope of responsibility inherent in the position. The HR Committee targets the 50th percentile of the market as a starting point for discussions pertaining to an executive’s base salary. After evaluating the benchmark data and the peer group proxy disclosure data, the CEO discusses with the HR Committee his evaluation of each named executive officer, excluding himself. The discussion includes performance for the past year; specific achievements he believes should be highlighted; changes in the breadth, scope, or complexity of responsibilities that have occurred or will occur in the next year; operating results; organizational improvements; expected future performance; and relative pay equity among the named executive officers.

As noted above, the HR Committee may periodically freeze certain compensation components to reflect the cyclical nature of many of the Company’s businesses and to respond to the requests of executives. For example, during the most recent economic downturn, the base salaries for Messrs. Menzies and McWhirter remained at the same level from 2007 through 2010, and Mr. Rice’s remained the same from 2008 through 2010. In addition, at his request, Mr. Wallace’s base salary has remained unchanged since 2006.

2012 Base Salary

In establishing 2012 base salaries for the named executive officers, the HR Committee considered individual performance, job responsibilities, motivation to drive results, internal compensation equity, market comparisons, and Mr. Wallace’s recommendations. In light of the Company’s profitability during the economic downturn and significant improvement in 2011 financial results, the named executive officers other than Mr. Wallace received base salary adjustments. At Mr. Wallace’s request, his base salary has remained the same since 2006.

Mr. Perry received a base salary increase in 2012 in recognition of his continued success and exceptional performance as CFO and his efforts for the Company as it completed several strategic acquisitions and continues to seek opportunities for growth. Messrs. Menzies and McWhirter received increases to their base salaries in recognition of their leadership and expertise and the successful performance of their respective businesses during 2011. During his tenure, Mr. Menzies has exhibited strong leadership in managing the Company’s Rail Group and Railcar Leasing and Management Services Group through changing business climates and fluctuations in demand. Mr. McWhirter’s base salary was adjusted as he continued to expand his responsibilities and successfully manage the growth and integration of several Company acquisitions and new product lines. Mr. Rice’s base salary was increased to recognize his expertise in meeting the demands of litigation and complex contractual and regulatory activities.

Taking these factors into account, 2012 base salaries for the named executive officers were established as set forth in Table 5, which reflects the comparison of the 2012 base salaries for the Company’s named executive officers to the base salaries from the relevant published survey sources. Base salaries for 2012 positioned the named executive officers with respect to the 50th percentile as follows: Mr. Wallace from 5%; Mr. Perry from -28% to -13%; Mr. Menzies from +25% to +29%; Mr. McWhirter from +5% to +12%; and Mr. Rice from +2% to +6%. Mr. Perry’s base salary was adjusted nearer to the 50th to 75th percentile targeted range as he has been successful in his role since 2010. Mr. Menzies’s base salary was slightly above this targeted range as he is a seasoned executive with seniority in his role and has extensive work experience in similar roles prior to joining the Company. Base salaries for Messrs. McWhirter and Rice were within the targeted range. Mr. Wallace’s base salary has remained below the targeted range based on his requests over the past several years.

Table 5: Base Salary

Table 5: The bars reflect 2012 base salary as compared to the 50th and 75th survey market data percentiles. The percentages shown in the table are calculated using the following formula: 2012 base salary divided by market base salary dollar amount for the 50th and 75th percentiles.

2013 Base Salary

Mr. Wallace evaluated each of the named executive officers with respect to individual performance, job responsibilities, motivation to drive results, internal compensation equity, and market comparisons. Based on the HR Committee’s review of compensation factors and Mr. Wallace’s recommendations, the 2013 base salaries were established. At Mr. Wallace’s request, his base salary was unchanged. The 2013 base salary for each named executive officer is as follows: Mr. Wallace $950,000; Mr. Perry $465,000; Mr. Menzies $580,000; Mr. McWhirter $550,000; and Mr. Rice $416,000. Mr. Perry received a base salary increase in 2013 in recognition of his continued success and exceptional performance as CFO and his efforts while the Company completed several strategic acquisitions and experienced cyclical growth. Messrs. Menzies and McWhirter received base salary increases for 2013 to recognize the strong revenue and operating performance in their respective businesses, to recognize the potential for competitors to recruit senior executives from the Company, and additionally for Mr. McWhirter, for assuming responsibility for the Energy Equipment Group in 2012.

Executive Perquisite Allowance

The Executive Perquisite Allowance is a performance-based allowance that replaces traditional benefits for executives such as club memberships, automobile allowances, and fees and expenses incurred in financial planning and income tax preparation. The Company believes that payment of this allowance serves as part of a competitive compensation program and enhances the named executive officers’ ability to conduct the Company’s business. Each named executive officer is required to use $6,000 of the amount received under the Executive Perquisite Allowance to maintain a four-door sedan, Company-approved levels of automobile insurance and other maintenance, and to forego expense reimbursement for the first 10,000 business miles annually. In 2012, the Company did not reimburse any named executive officer for mileage in excess of 10,000 miles.

The amount of the Executive Perquisite Allowance each year is a specified percentage of base salary as determined annually by the HR Committee based on the Company’s current and potential future performance.

The percentage may be set at up to 15% of base salary. In establishing the percentage, the HR Committee reviews and considers the Company’s performance in the past year and the business plan for the coming year. The HR Committee may increase the Executive Perquisite Allowance when it believes the Company is in a period of year-to-year sustained growth or increased earnings. For 2012 and 2013 the HR Committee approved maintaining the Executive Perquisite Allowance at 10% of base salary based on the Company’s 2011 and 2012 earnings, respectively.

Additional information on the value of perquisites offered to each named executive officer in 2012 can be found in the footnotes and narrative disclosure pertaining to the “Summary Compensation Table.”

Incentive Compensation Overview

In establishing short-term (annual) and long-term incentive compensation programs and respective performance levels, the HR Committee follows a consistent process and philosophy, and takes into account the overall business environment facing the Company. The HR Committee believes that incentive compensation should drive performance in areas that are key to the Company’s long-term success, and that performance levels for this compensation should be appropriately difficult to achieve. The Company benefits greatly from the synergies generated by its various businesses. The operational flexibility of many of its manufacturing facilities enables them to serve multiple businesses as market demands dictate. Given these inter-business benefits, the HR Committee believes it appropriate to establish uniform performance metrics for its named executive officers. Doing so reinforces the importance and significance of the support that the Company’s businesses provide each other. All members of management and other key employees, including the named executive officers, participate in the Company’s incentive compensation programs and have the same performance criteria, which fosters collaboration between the participants across the Company’s business groups.

Once the HR Committee has established performance levels for incentive compensation, it receives regular updates throughout the year regarding the Company’s progress with respect to the performance levels and potential payouts under the incentive compensation programs. The HR Committee also continually assesses whether it believes the programs are producing the desired results. At the end of each year, the HR Committee reviews the results of the programs and further assesses the programs’ effectiveness over the preceding year. This review forms the foundation for the incentive compensation programs for the coming year.

Annual Incentive Compensation

The annual incentive compensation program (referred to as “AIP”) is an integral component of the Company’s total target compensation program. The AIP is designed to link executive decision-making and performance with the Company’s annual goals, reinforce these goals, and ensure the highest level of accountability for the success of the Company as a whole. The AIP provides significant motivation for the named executive officers to achieve the performance goals pre-established by the HR Committee. In 2012, this program comprised approximately 20% of a named executive officer’s total target compensation.

The HR Committee establishes threshold, target, and maximum financial performance levels for potential annual incentive compensation. The HR Committee believes that each of these levels should be adjusted annually to represent an appropriate amount of effort to achieve. The HR Committee believes that (i) the threshold performance level should require a level of achievement appropriate for earning initial amounts of annual incentive compensation, (ii) the target performance level should represent a considerable but reasonable level of performance, and (iii) the maximum performance level should represent an aggressive level of performance that will be highly difficult to achieve. For calculation purposes, program participants become eligible to receive performance-based annual incentive compensation when the Company reaches the threshold performance level. For Company performance falling between the specified performance levels, the amount of annual incentive compensation earned is prorated.

The HR Committee may adjust, from year to year, the performance metrics, performance levels, or other elements of the AIP with the objective of assuring management’s focus on appropriate performance metrics. The HR Committee also may choose to: (i) modify or discontinue the AIP at any time, overall or as to any one or more named executive officers, including non-payment or partial payment of incentive compensation or granting equity in lieu of cash compensation, with or without notice; (ii) modify an executive’s AIP percentages if his or her responsibilities change significantly; (iii) reduce a named executive officer’s annual incentive compensation on a discretionary basis for failing to meet job performance expectations; (iv) recoup all or any portion of annual incentive compensation under circumstances where the Company restates its financial statements; or (v) remove individuals from the AIP at any time. The HR Committee may remove any extraordinary, unusual, or non-recurring items of income or expense from the calculation of financial goal attainment and incentive compensation.

2012 Annual Incentive Compensation

In performing its annual assessment of the Company’s incentive compensation programs, the HR Committee determined that the 2011 AIP was highly effective in focusing executive attention on the Company’s consolidated earnings per share (“EPS”). The HR Committee believed that continuing to emphasize EPS was important as the Company continued to build momentum from the significant business downturn and a corresponding decrease in EPS that occurred during 2009 and 2010. In addition, EPS is the primary performance metric used by the investment community to assess the Company’s performance. Accordingly, the HR Committee approved EPS as the exclusive performance metric for the Company’s 2012 AIP. Consistent with the HR Committee’s philosophy, during 2012, the AIP utilized the same performance levels and EPS metric for all participants.

In establishing 2012 annual incentive compensation targets for the named executive officers, the HR Committee considered job responsibilities, motivation to drive results, internal compensation equity, market comparisons, and Mr. Wallace’s recommendations. For 2012, the HR Committee determined it was appropriate for the named executive officers, excluding the CEO, to have the same percentage of annual incentive compensation potential since they share responsibility for the Company’s achievement of its goals. At his request, Mr. Wallace’s 2012 annual incentive compensation target remained at 100% of his base salary. To recognize comparable levels of responsibility and to maintain internal compensation equity with respect to the AIP, the annual incentive compensation targets of the remaining named executive officers remained at a common target of 75% of their respective base salaries. Mr. Wallace’s potential annual incentive compensation is greater since he has ultimate responsibility for the overall success of the Company.

Table 6 reflects the 2012 target annual incentive compensation for the Company’s named executive officers as compared to the target annual incentive compensation from the relevant published survey sources. The 2012 annual incentive compensation targets positioned the named executive officers with respect to the 50th percentile as follows: Mr. Wallace -7%; Mr. Perry from -24% to -8%; Mr. Menzies from +42% to +46%; Mr. McWhirter from +18% to +26%; and Mr. Rice from +32% to +37%. The annual incentive compensation targets for Messrs. Menzies and McWhirter were above the targeted range as they are seasoned executives with seniority in their roles and have both demonstrated outstanding leadership of their respective businesses through changing business climates and fluctuations in demand. Mr. Rice’s annual incentive compensation target was above the targeted range as he is a seasoned executive with seniority in his role who provides valuable expertise to the Company in legal matters. Mr. Wallace’s annual incentive compensation target was below the targeted range given his requests over the past several years to limit his compensation.

Table 6: Target Annual Incentive Compensation

Table 6: The bars reflect 2012 target annual incentive compensation as compared to the 50th and 75th survey market data percentiles. The percentages shown in the table are calculated using the following formula: 2012 target annual incentive compensation divided by market target annual incentive compensation dollar amount for the 50th and 75th percentiles.

2012 Annual Incentive Compensation Performance Levels and Payouts

As previously noted, in 2012, the Company’s AIP was designed to focus participants on a common financial metric, EPS. As the Company anticipated 2012 would be part of the latter stages of strong cyclical growth in revenues and earnings, the HR Committee believed it appropriate to establish performance levels reflective of such growth. In accordance with this principle, and given the continuing recovery as the Company emerged from a deep decline in revenues and earnings, the HR Committee established the 2012 AIP performance levels as set forth in Table 7 below.

Table 7: 2012 Annual Incentive Program

2012 Annual Incentive Program Metrics
Financial Metric	Threshold	Target	Maximum
Earnings Per Share (EPS)	$2.00	$2.45	$2.80
% Growth Over 2011 EPS	21%	49%	70%

Named Executive Officer Potential Annual Incentive Compensation Payout as a % of Base Salary
CEO	40%	100%	200%
All other Named Executive Officers	30%	75%	150%

Participants’ percentage payouts were set at 40%, 100%, and 200% of their respective target annual incentive pay for threshold, target, and maximum performance, respectively. The Company’s reported EPS in 2012 was $3.19, which exceeded the maximum EPS performance level of $2.80. Accordingly, the named executive officers received their respective maximum annual incentive compensation amounts. The 2012 annual incentive compensation amounts paid to each named executive officer were as follows: Mr. Wallace $1,900,000; Mr. Perry $637,500; Mr. Menzies $834,000; Mr. McWhirter $720,000; and Mr. Rice $624,000.

The HR Committee was pleased with the Company’s growth and financial performance in 2012, and believed that the 2012 AIP performed well by motivating the program participants to grow the Company’s earnings.

Setting 2013 Annual Incentive Compensation Performance Levels

At its meetings throughout 2012, the HR Committee received regular updates on the financial performance of the Company and the related potential payouts to the named executive officers, and monitored the degree of difficulty in achieving the various performance levels. At the end of 2012, the HR Committee reviewed the Company’s performance and was pleased with the results. The Company achieved 2012 EPS of $3.19, representing growth of 93% over 2011 EPS (as adjusted to $1.65 from reported EPS of $1.77 to remove the $0.12 EPS impact of a gain from flood insurance proceeds, net of deductibles). The HR Committee determined that continued focus on EPS growth was desirable and therefore again established EPS as the exclusive performance metric for the 2013 AIP.

For 2013, the Company anticipates continued, but more moderate earnings growth over 2012, and the HR Committee again established performance levels reflective of such growth. The HR Committee established the 2013 AIP performance levels as follows: (i) threshold at $3.25 of EPS, representing 2% growth in EPS over the prior year; (ii) target at $3.60 of EPS, representing 13% growth in EPS over the prior year; and (iii) maximum at $4.15 of EPS, representing 30% growth in EPS over the prior year. The threshold and maximum performance levels represent 90% and 115%, respectively, of the target performance level. The HR Committee believes these levels provide appropriate motivation and reward for potential EPS growth in 2013.

It is important to note that performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community or that the Company will provide for future years and should, therefore, not be considered as statements of the Company’s expectations or estimates.

2013 Annual Incentive Compensation Targets

In performing its annual assessment of the Company’s incentive compensation programs, the HR Committee reviewed the annual incentive compensation payout percentages established in 2012. To recognize the potential that exists for competitors to recruit senior executives from the Company, in part by using higher short- and long-term performance-based percentages of compensation, the HR Committee approved increasing the 2013 annual incentive compensation targets for Messrs. Menzies and McWhirter from 75% to 80%. For 2013, annual incentive compensation targets will remain at 100% of base salary for Mr. Wallace and 75% of base salary for Messrs. Perry and Rice. See the “Grants of Plan-Based Awards Table” for more information on possible future payments to the named executive officers.

Long-Term Incentive Compensation

Long-term incentive compensation (referred to as “LTI”) is a key part of the total target compensation for executives and is provided through the stockholder-approved stock option and incentive plan. The overarching purpose of LTI is to align executives’ interests with those of the Company’s stockholders and encourage executives to look beyond the annual planning horizon for ways to improve the Company’s earnings and returns over the longer term through a variety of strategic and operational initiatives.

The LTI program accomplishes this purpose by linking incentives to the Company’s long-term performance. Each year, management reviews the Company’s strategic objectives with the Board of Directors and prepares a multi-year assessment of the business environment and the Company’s outlook. The HR Committee uses this information as a guide when establishing the target level performance goals for the performance-based LTI compensation program.

The LTI program consists of two components: performance-based awards, which are earned based on achievement of pre-established performance levels, and retention-based awards, which vest over a period of time. The named executive officers and other senior executives are eligible to participate in both the performance-based and retention-based components of the program. Other members of management and key employees participate only in the retention-based component.

As with the AIP, the HR Committee establishes threshold, target, and maximum financial performance levels to determine potential performance-based LTI. The HR Committee believes that each of these levels should be appropriately difficult to achieve and reflect the Company’s multi-year business environment and outlook. The HR Committee believes that (i) the threshold performance level should require a level of achievement appropriate for earning initial amounts of LTI, (ii) the target performance level should represent a considerable but reasonable level of performance, and (iii) the maximum performance level should represent an aggressive level of performance that will be highly difficult to achieve. For calculation purposes, the named executive officers become eligible to receive performance-based LTI when the threshold performance level is met. For Company performance falling between the specified performance levels, the amount of LTI awarded is prorated.

The HR Committee establishes a target level of long-term incentive compensation (the “target LTI”) value for the named executive officers. This value is calculated as a percentage of each named executive officer’s base salary. The target LTI represents the amount of compensation that will be used to calculate the named executive officer’s respective LTI. The target LTI amount is converted into equity awards at the time of grant based on a stock price calculation. Due to the cyclical nature of the Company’s business and the related impact on its stock price, the HR Committee directed management to use the trailing one-year average stock price to determine the number of shares or stock units in a participant’s grant.

A named executive officer’s target LTI grant can be composed of three types of long-term incentives: (i) performance-based restricted stock or stock units; (ii) retention-based restricted stock or stock units; and (iii) stock options. The HR Committee establishes guidelines for the ratio that it expects to award through restricted stock, stock units, or stock options. For 2012 grants related to the 2010-2011 performance period, 75% of the named executive officers’ target LTI was allocated to performance based restricted stock or stock units and 25% was allocated to retention based restricted stock or stock units. For grants related to the 2012-2014 performance period, 100% of their target LTI was allocated to performance-based restricted stock units. The HR Committee made this change to more closely align LTI with the Company’s performance. The HR Committee may continue to make retention-based awards to named executive officers if it determines that such awards will be helpful in retaining the officers. In making this determination, the HR Committee will consider a number of factors, including the amount of retention-based awards already made to the officers, the officers’ tenure with the Company, and the officers’ performance in their respective roles.

2012 Long-Term Incentive Compensation Targets

In establishing 2012 target LTI for the named executive officers, the HR Committee considered responsibilities, motivation to drive results, internal compensation equity, market comparisons, and Mr. Wallace’s recommendations. The HR Committee determined it is appropriate for the named executive officers, excluding the CEO, to have the same percentage of LTI at risk since they share responsibility for the Company’s achievement of its goals. To recognize comparable levels of responsibility and to achieve internal compensation equity with respect to the LTI program, the target LTI of the named executive officers, excluding the CEO, remained at a common target of 175% of their respective base salaries. Mr. Wallace’s target LTI remained at 325% of his base salary. Mr. Wallace’s potential LTI is greater since he has ultimate responsibility for the overall success of the Company.

Table 8 reflects the 2012 target LTI for the Company’s named executive officers as compared to the target LTI from the relevant published survey sources. The named executive officers’ target LTI positioned them with respect to the 50th percentile as follows: Mr. Wallace -13%; Mr. Perry -27% to -11%; Mr. Menzies from +55% to +59%; Mr. McWhirter from +29% to +38%; and Mr. Rice from +54% to +60%. The target LTI for each of Messrs. Menzies and McWhirter was within the targeted 50th to 75th percentile range as they are seasoned executives with seniority in their roles and have both demonstrated outstanding leadership of their respective businesses through changing business climates and fluctuations in demand. Mr. Rice’s target LTI was within the targeted range as he is a seasoned executive with seniority in his role who provides valuable expertise to the Company in legal matters. Mr. Wallace’s target LTI was below the targeted range given his requests over the past several years to limit his compensation.

Table 8: Target Long-Term Incentive Compensation

Table 8: The bars reflect 2012 target LTI as compared to the 50th and 75th survey market data percentiles. The percentages shown in the table are calculated using the following formula: 2012 target LTI divided by market target LTI dollar amount for the 50th and 75th percentiles.

2013 Long-Term Incentive Compensation Targets

In performing its annual assessment of the Company’s incentive compensation programs, the HR Committee determined that the target LTI payout percentages established in 2012 were providing the desired motivation for the named executive officers. Accordingly, for 2013 there are no changes to the target LTI for the named executive officers. For 2013, Mr. Wallace’s target LTI compensation will remain at 325% of his base salary. The 2013 target LTI for each of the other named executive officers will remain at 175% of their respective base salaries. See the “Grants of Plan-Based Awards Table” for more information on possible future payments to the named executive officers.

Long-Term Incentive Compensation Programs

Beginning in 2006, the HR Committee implemented a long-term incentive program that grants performance-based restricted stock, following performance periods of two or three years (the “Performance Stock Program”). The Company’s performance during the performance periods is used to determine the size of the grant for each participant in the Performance Stock Program. Under this program, following the conclusion of the performance periods, if the performance goals are achieved, the HR Committee grants to each program participant the corresponding amount of restricted stock, which then vests over a specified period of time. The design of the Performance Stock Program has resulted in grants that ultimately vest five to seven years after the relevant performance period began.

Beginning in 2011, the HR Committee implemented a performance-based restricted stock unit program (the “Performance Unit Program”) which is designed to increase the visibility of the long-term incentive performance goals for the program’s participants, align their efforts toward achieving these goals, more closely match the Company’s expense related to the program with the performance period, and reinforce pay for performance linkage through settlement of awards immediately following the end of the relevant performance period.

The Performance Unit Program is designed to accomplish these goals by granting performance-based restricted stock units at pre-established target levels at the beginning of a three-year performance period. The Company’s attainment of the performance goals during the performance period determines the number of units that are ultimately earned and converted into shares of Common Stock at the end of the performance period.

As a result of transitioning to the Performance Unit Program in 2011, a short-term overlap exists between the pre-existing Performance Stock Program and the newer Performance Unit Program. The HR Committee determined it would be better to phase in the new Performance Unit Program over three years rather than canceling the pre-existing Performance Stock Program. The final grants under the Performance Stock Program will be made in 2013.

Performance Stock Program Performance Levels

In 2010, the HR Committee established four performance metrics for the Performance Stock Program for the 2010-2011 performance period (grants earned for this period were made in 2012). During the same meeting, the HR Committee also established performance metrics for the 2010-2012 performance period (grants earned for this period will be made in 2013). The performance metrics the HR Committee established for both periods are (i) cumulative Company return on equity (“ROE”), (ii) cumulative net income, (iii) cumulative revenue from acquisitions or organic growth, and (iv) the Company’s credit rating. Each of these metrics cultivates management concentration on performance linked to long-term stockholder value. Taken together, these metrics compel management to address growth and investment relative to risk and liquidity. The performance levels for all named executive officers with respect to the four metrics are shown in Table 9.

It is important to note that performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community or that the Company will provide for future years and should, therefore, not be considered as statements of the Company’s expectations or estimates.

Table 9 — Performance Levels for the Performance Stock Program

Grant Periods	Return on Equity (30% Weight)			Net Income (30% Weight)			Revenue from Acquisition or Organic Growth (25% Weight)			Credit Rating(1) (15% Weight)
	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum	Threshold	Target	Maximum
2012	5.0%	8.0%	15%	$75 M	$125 M	$200 M	$150 M	$250 M	$400 M	BB	BB+	BBB-
2013	8.0%	12.0%	20%	$150 M	$200 M	$300 M	$250 M	$375 M	$600 M	BB	BB+	BBB-

(1)

Standard & Poor’s ratings are listed for reference purposes. The higher of Standard & Poor’s or Moody Investor Services’ comparable rating on the last day of the performance period will be used to calculate the actual performance achievement level.

The number of shares a named executive officer is granted is contingent upon achievement of performance levels, as follows:

•

By achieving the threshold performance level for a performance goal, a named executive officer can earn 35% of the executive’s LTI compensation target for the performance-based component of the LTI grant based on the weighting for the performance goal.

•

By achieving the target performance level for a performance goal, a named executive officer can earn 70% of the executive’s LTI compensation target for the performance-based component of the LTI grant based on the weighting for the performance goal.

•

By exceeding the target performance level for a performance goal, a named executive officer can earn up to 200% of the executive’s LTI compensation target for the performance-based component of the LTI grant based on the weighting for the performance goal.

A named executive officer will not receive LTI unless the Company reaches or surpasses the threshold performance goal. The actual amount of performance-based LTI compensation awarded is proportionate to the performance achieved between threshold level and maximum level.

Performance Stock Program Grants in 2012

For the 2010-2011 performance period, the Company had cumulative ROE of 11.8%, total net income of $209.6 million, total revenue from acquisitions and organic growth of $190.9 million and a credit rating of BB+. This resulted in a payout of 101.8% of the performance-based component of an executive’s LTI compensation target in 2012 under the Performance Stock Program. The actual number of shares was based on the one-year average stock price for the period ended March 31, 2012. These shares will vest in three equal annual installments beginning on May 15, 2013.

Performance Stock Program Grants in 2013

For the 2010-2012 performance period, the Company had cumulative ROE of 24.5%, total net income of $452 million, total revenue from acquisitions and organic growth of $334 million and a credit rating of BB+. This results in a forecasted payout of 145.1% of the performance-based component of an executive’s LTI compensation target in 2013 under the Performance Stock Program. The actual number of shares will be based on the one-year average stock price for the period ended March 31, 2013. These shares will vest in three equal annual installments beginning on May 15, 2014. This is the final grant to be made under the Performance Stock Program.

Performance Unit Program Performance Levels for Ongoing Performance Periods

In 2012, the HR Committee established cumulative EPS as the exclusive performance metric for the Performance Unit Program for the performance period 2012-2014. The EPS metric was established in light of (i) improving economic conditions, (ii) the general expectation for a slow to moderate economic recovery over the next two years and the impact of this recovery on the Company’s businesses over such time frame, and (iii) the desire of the Company to focus its executives on improving earnings. In addition, the HR Committee believes EPS to be the primary performance metric used by the investment community to assess the Company’s performance. The threshold level represents 14% annual increase in earnings over 2011, the target level represents a 22% annual increase in earnings over 2011, and the maximum level represents 33% annual increase in earnings over 2011. The HR Committee also took into consideration that the overlapping Performance Stock Program, which is focused on growth, maintaining or improving the Company’s equity position, improving return on equity, and maintaining or improving the Company’s credit rating, could also pay out in 2013.

At its meetings throughout 2012, the HR Committee received regular updates on the performance of the Company with respect to the performance levels for the 2012 Performance Unit Program. At the end of 2012, the HR Committee reviewed the progress to-date under the 2012 Performance Unit Program and was pleased with the results. The HR Committee determined that continued focus on EPS growth was desirable and therefore again established EPS as the exclusive performance metric for the period 2013-2015. The threshold performance level represents 10% annual increase in growth in earnings over 2012, the target performance level represents 16% annual increase in earnings over 2012 and the maximum performance level represents 21% annual increase in earnings over 2012. The threshold and maximum performance levels represent 90% and 110%, respectively, of the target performance level.

It is important to note that performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community or that the Company will provide for future years and, therefore, should not be considered as statements of the Company’s expectations or estimates.

Table 10 — Performance Levels for the Performance Unit Program

Cumulative Measurement Period	EPS Threshold	EPS Target	EPS Maximum
2011 – 2013	$ 3.00	$ 4.00	$ 6.00
2012 – 2014	$ 6.50	$ 7.50	$ 9.00
2013 – 2015	$ 11.70	$ 13.00	$ 14.30

Performance Unit Program Grants in 2012 and 2013

In 2012, the named executive officers were granted 100% of their respective target LTI compensation as performance-based restricted stock units under the Performance Unit Program, except for Mr. Wallace, who was granted 69% of his target LTI compensation at his request. These units are non-voting and do not pay dividends. At the end of the applicable performance period, the named executive officers can earn from 30% of the target grant at the threshold level up to 200% of the target grant at the maximum level. If the Company achieves target level EPS, the named executive officers will retain 100% of their grant under the Performance Unit Program. The named executive officers will earn 0% of the target grant if the Company does not achieve the threshold performance level EPS. For Company performance falling between the performance levels, the amount of LTI awarded will be prorated. The same approach will be used for 2013 grants under the Performance Unit Program. See the “Grants of Plan-Based Awards Table” for the specific number of units granted to each named executive officer in 2012 under the Performance Unit Program.

Post-employment Benefits

The Company’s retirement, savings, and transitional compensation plans are designed to provide some assurance that executives are financially prepared to transition from active employment. The HR Committee believes these plans assist in recruiting and retaining senior executives and facilitate employment transition. Each of the plans is discussed in the “Compensation of Executives” section of this proxy statement. The Company’s retirement, savings, and transition compensation plans consist of the following:

•

Trinity Industries, Inc. Standard Pension Plan (the “Standard Pension Plan”) — a funded, tax qualified, non-contributory defined benefit pension plan that covers certain of the Company’s employees, including the named executive officers. Earnings are capped by the Code for those defined as “highly compensated employees.”

On February 13, 2009, the Board amended the Standard Pension Plan to reduce future pension costs. Under this Amendment, effective March 31, 2009, all future benefit accruals under the Standard Pension Plan automatically ceased for all participants, and the accrued benefits under the Standard Pension Plan were determined and frozen as of that date. The amendment to the Standard Pension Plan did not affect other benefits earned by participants prior to March 31, 2009. No new participants have been added to the Standard Pension Plan since it was frozen.

•

Trinity Industries, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”) — a non-qualified plan that provides annual retirement benefits that are not provided under the Standard Pension Plan because of Code limitations. Several years ago the Board of Directors made the decision to discontinue adding executives to this plan. Mr. Wallace was a participant at the time and was grandfathered. As a result, Mr. Wallace is the only current employee who participates in the Supplemental Retirement Plan. In addition to Mr. Wallace, certain retired employees, or their spouses, participate in the Supplemental Retirement Plan. On February 13, 2009, the Board amended the Supplemental Retirement Plan to reduce future retirement plan costs. This amendment provided that all future benefit accruals under the Supplemental Retirement Plan automatically ceased effective March 31, 2009 and the accrued benefits under the Supplemental Retirement Plan were determined and frozen as of that date, including Mr. Wallace’s benefits.

•

Trinity Industries, Inc. Profit Sharing 401(k) Plan (the “401(k) Plan”) — a voluntary, tax qualified, defined contribution plan that covers most of the Company’s employees, including the named executive officers, and includes a potential annual Company match for a portion of each employee’s contribution.

On February 13, 2009, the Board, in connection with its decision to freeze the Standard Pension Plan, amended the 401(k) Plan effective with the 2009 Plan year to (i) allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k) Plan that provides for potential annual contributions by the Company to the participating employee’s account of up to an additional 3% of an employee’s base pay, subject to the Code limit for 401(k) plans, depending upon years of service (the “Annual Retirement Contribution”) and (ii) require Board approval for the Company to make the 401(k) Company match and the Annual Retirement Contribution.

•

Trinity Industries, Inc. Supplemental Profit Sharing Plan (the “Supplemental Plan”) — a supplemental deferred profit sharing plan for highly compensated employees, including the named executive officers, that allows them to defer a portion of their base pay and annual incentive and includes a Company match for a portion of their contribution.

•

2008 Deferred Compensation Plan and Agreement (the “Executive Transition Compensation Plan”) — a plan designed to facilitate a smooth transition when the executive separates from service with the Company. The Executive Transition Compensation Plan is a long-term plan whereby an amount equal to 10% of a participant’s salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2012 and 2013). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the following conditions:

(i)

The participant must give at least six months advance written notice of intent to transition out of his or her position and must work with the Chief Executive Officer to develop and implement an agreed-on succession process to facilitate the smooth transition of the participant’s duties and responsibilities to his or her successor.

(ii)

For a minimum of one year after completing the required transition, the participant must be available to the Company for consultation, at mutually agreed remuneration, regarding the Company’s business and financial affairs.

(iii)

For one year after separation from service, the participant may not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which competes in a material manner with the Company, without the prior written consent of the Chief Executive Officer or the Chairman of the HR Committee.

Change in Control Agreements

The Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in potential circumstances arising from the possibility of a change in control of the Company. Accordingly, the Company has entered into a change in control agreement with each of the named executive officers that provides for certain vesting upon a change in control and the payment of certain compensation if the named executive officer’s employment with the Company is terminated under one of the circumstances described in the agreement in connection with a change in control of the Company (as defined in the agreement). These agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The agreements provide that if there is a change in control of the Company and if the Company terminates the named executive officer’s employment other than as a result of the executive’s death, disability or retirement, or for “cause,” or if the executive terminates his or her employment for “good reason,” then the Company will pay to such executive a lump sum equal to three times (i) the amount of his or her base salary, (ii) the annual perquisite allowance, and (iii) the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the change in control occurs.

The severance benefits provided by the change in control agreements also include continuation of all medical, dental, vision, health, and life insurance benefits to which each named executive officer would have been entitled if he or she had continued in the employment of the Company for 36 months after termination and a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits.

The change in control agreements further provide that if any payment to which the named executive officer is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay to the named executive officer an additional amount so that the net amount retained by the officer is equal to the amount that otherwise would be payable to the executive if no such excise tax has been imposed. The HR Committee has determined not to include this excise tax gross-up provision in any change in control agreements entered into after December 1, 2012.

The Company considers the compensation that would be payable under the agreement upon termination following a change in control to be appropriate in light of the unique mix of the industries in which it is engaged, the limited number of companies in many of those industries, and the uncertain length of time necessary to find new employment. The level of payments and benefits provided under the change in control agreements are considered appropriate. These benefits are recognized as part of the total compensation package and are reviewed periodically, but are not specifically considered by the HR Committee when making changes in base salary, annual incentive compensation, or long-term incentive compensation. The change in control severance benefits are discussed in the Executive Compensation section under “Potential Payments Upon Termination or Change in Control.” The Company does not have severance agreements with named executive officers other than in connection with the change in control agreements.

Health and Welfare Benefits

The Company-supported medical plan, life insurance, and long-term disability plan, and employee-paid dental, vision, cancer-specific insurance, and optional life insurance are substantially similar for the named executive officers as for all full-time employees.

Compensation-Related Policies and Positions

Internal Equity Regarding CEO Compensation

The HR Committee follows the same processes and methods disclosed herein to establish the compensation for all other named executive officers as it does in recommending to the independent directors the compensation package for Mr. Wallace. As noted previously, his position as CEO is compared to other executives in comparable positions in the peer group and surveys previously disclosed in this proxy statement. Since as the CEO of the Company he has a unique and greater set of responsibilities as compared to the other named executive officers, including having the ultimate responsibility for the overall success of the Company, the Board of Directors does not consider his compensation to be comparable to the compensation of the other named executive officers. It is important to note that for several years, Mr. Wallace has told the HR Committee and the Board of Directors he believes he is adequately compensated. In deference to his request, the Board has kept his base salary fixed for the last seven years at the current level.

Recoupment on Restatement

The Board of Directors has adopted a Company policy that allows payouts to be recouped under annual and/or long-term incentive plans if the financial statements on which they are based are subsequently required to be restated as a result of errors, omissions, fraud, or other misconduct. The policy provides discretion to the HR Committee to make such determinations while providing a framework to guide their decisions.

Stock Ownership Guidelines; Anti-Hedging/Anti-Pledging Policy

Stock ownership guidelines have been adopted that require the CEO to maintain ownership of Company Common Stock valued at five times base salary, the other named executive officers at three times base salary, and the Board of Directors at three times annual retainer. Stock ownership is defined as stock owned without restrictions; shares or units granted on which restrictions remain, including restricted shares that vest at retirement; shares or share equivalents held in a qualified or non-qualified profit sharing plan; and equivalent shares determined from vested, in-the-money stock options. Individuals subject to the stock ownership guidelines have five years to achieve compliance with the ownership requirements, subject to extensions in limited circumstances. The named executive officers and the directors are all in compliance with the Company’s stock ownership requirements.

The Company has also adopted a policy prohibiting the named executive officers, members of the Board of Directors, and other members of management from (i) engaging in derivative transactions (including hedging) with respect to the Company’s Common Stock and other securities and (ii) pledging the Company’s Common Stock and other securities (e.g., use such securities for margin loans or to collateralize other indebtedness).

Limitation on Deductibility of Executive Compensation

For a publicly-held corporation, Section 162(m) of the Code limits the federal income tax deduction for the compensation of certain executive officers that exceeds $1 million per year. “Performance-based” compensation is not subject to the limitations on deductibility. The HR Committee monitors deductibility options; however, it may authorize compensation that may not be deductible when it deems doing so to be in the best interest of the Company and its stockholders.

Conclusion

The HR Committee believes the executive compensation programs provide appropriate incentives to each executive officer to strive for the Company’s achievement of outstanding operating results and concurrent preservation of, and improvements to, the Company’s financial condition, thereby clearly aligning each executive’s potential compensation with the long-term interests of stockholders. In summary, the Company’s executive compensation programs contribute to a high-performance culture where executives are expected to deliver results that promote the Company’s position as a premier, diversified industrial company.

Human Resources Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Human Resources Committee

Ronald J. Gafford, Chairman
Rhys J. Best
Leldon E. Echols
Melendy E. Lovett
Charles W. Matthews
Douglas L. Rock

Compensation of Executives

Summary Compensation Table

The following table and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation programs.

The “Summary Compensation Table” below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2012, 2011, and 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Timothy R. Wallace Chairman, Chief Executive Officer, and President	2012	$950,000	$—	$4,184,463	$1,900,000	$2,061,776	$439,175	$9,535,414
	2011	950,000	—	3,415,985	1,900,000	944,195	394,656	7,604,836
	2010	950,000	—	1,973,580	559,170	736,571	280,804	4,500,125
James E. Perry Senior Vice President and Chief Financial Officer	2012	425,000	—	987,012	637,500	3,438	177,638	2,230,588
	2011	350,000	50,000	2,347,275	525,000	178	133,576	3,406,029
	2010	296,667	20,000	444,500	101,861	—	65,728	928,756
D. Stephen Menzies Senior Vice President and Group President	2012	556,000	—	1,619,090	834,000	62,575	209,600	3,281,265
	2011	540,000	—	1,220,924	810,000	23,007	190,200	2,784,131
	2010	520,000	—	698,500	204,048	16,253	126,105	1,564,906
William A. McWhirter Senior Vice President and Group President	2012	480,000	—	1,366,750	720,000	113,176	190,920	2,870,846
	2011	450,000	50,000	1,046,682	675,000	42,133	168,206	2,432,021
	2010	425,000	—	698,500	208,463	26,845	119,058	1,477,866
S. Theis Rice Senior Vice President and Chief Legal Officer	2012	416,000	—	1,044,939	624,000	90,015	161,975	2,336,929
	2011	400,000	—	949,861	600,000	43,169	141,479	2,134,509
	2010	365,000	—	304,800	104,436	35,429	83,494	893,159

(1)

For Messrs. Wallace, Perry, McWhirter, and Rice, $31,350; $14,025; $15,840; and $13,728, respectively, of the above amount was deferred pursuant to the Supplemental Plan and also is reported in the “Nonqualified Deferred Compensation Table.”

(2)

Equity awards are the grant date fair value dollar amounts computed in accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 16 of Item 8 of the Annual Report on Form 10-K for the year ended December 31, 2012.

(3)

Non-equity incentive plan compensation represents cash awards earned (i) during 2012 under the 2012 Annual Incentive Program based on goal achievements, (ii) during 2011 under the 2011 Annual Incentive Program based on goal achievements and (iii) during 2010 under the 2010 Annual Incentive Program based on goal achievements. For 2012, for Mr. Wallace $57,000 and Mr. Perry $15,750 of the above amount was deferred pursuant to the Supplemental Plan and is also reported in the “Nonqualified Deferred Compensation Table.”

(4)

This column represents both changes in pension value for the named executive officers, as well as above market earnings on deferred compensation. For Mr. Wallace for 2012, $2,015,000 of this column represents the aggregate change in pension values during the 2012 fiscal year under the Standard Pension Plan and the Supplemental Retirement Plan, and $46,776 represents Mr. Wallace’s above market earnings on nonqualified deferred compensation under the Executive Transition Compensation Plan. For 2012 for Messrs. Perry, Menzies, McWhirter, and Rice, the change in pension values was $1,000; $43,000; $97,000;

and $84,000, respectively, under the Standard Pension Plan and the above market earnings on nonqualified deferred compensation under the Executive Transition Compensation Plan were $2,438; $19,575; $16,176; and $6,015, respectively. For 2011 for Mr. Wallace, $932,000 of this column represents the aggregate change in pension values during 2011 fiscal year under the Standard Pension Plan and the Supplemental Retirement Plan, and $12,195 represents Mr. Wallace’s above market earnings on nonqualified deferred compensation under the Executive Transition Compensation Plan. For 2011 for Messrs. Menzies, McWhirter, and Rice, the change in pension values was $18,000; $38,000; and $42,000, respectively, under the Standard Pension Plan and the above market earnings on nonqualified deferred compensation under the Executive Transition Compensation Plan were $5,007; $4,133; and $1,169, respectively and $178 for Mr. Perry. For Mr. Wallace for 2010, $731,000 of this column represents the aggregate change in pension values during 2010 fiscal year under the Standard Pension Plan and the Supplemental Retirement Plan, and $5,571 represents Mr. Wallace’s above market earnings on nonqualified deferred compensation under the Executive Transition Compensation Plan. For 2010 for Messrs. Menzies, McWhirter, and Rice, the change in pension values was $14,000; $25,000; and $35,000, respectively, under the Standard Pension Plan and the above market earnings on nonqualified deferred compensation under the Executive Transition Compensation Plan were $2,253; $1,845; and $429, respectively.

(5)	The following table is a breakdown of all other compensation included in the “Summary Compensation Table” for the named executive officers:

All Other Compensation

Name	Year	Executive Perquisite Allowance(1)	Perquisites and Other Personal Benefits	Company Contributions to Defined Contribution Plans(2)	Executive Transition Compensation Plan(3)	Total All Other Compensation
Timothy R. Wallace	2012	$95,000	$—	$59,175	$285,000	$439,175
	2011	71,250	—	38,406	285,000	394,656
	2010	71,250	—	58,637	150,917	280,804
James E. Perry	2012	42,500	—	28,888	106,250	177,638
	2011	26,250	—	19,826	87,500	133,576
	2010	22,250	—	15,916	27,562	65,728
D. Stephen Menzies	2012	55,600	—	15,000	139,000	209,600
	2011	40,500	—	14,700	135,000	190,200
	2010	39,000	—	14,700	72,405	126,105
William A. McWhirter	2012	48,000	—	22,920	120,000	190,920
	2011	33,750	—	21,956	112,500	168,206
	2010	31,875	—	23,837	63,346	119,058
S. Theis Rice	2012	41,600	—	16,375	104,000	161,975
	2011	30,000	—	11,479	100,000	141,479
	2010	27,375	—	9,175	46,944	83,494

(1)	Represents the amounts payable pursuant to the Executive Perquisite Allowance.

(2)

Represents the Company’s matching amounts and the Additional Retirement Contribution under the Company’s 401(k) Plan for 2012 for Messrs. Wallace $15,000; Perry $14,000; Menzies $15,000; McWhirter $15,000; and Rice $9,511 and under the Company’s Supplemental Plan for 2012 for Messrs. Wallace $44,175; Perry $14,888; McWhirter $7,920; and Rice $6,864.

(3)

Represents an amount equal to 10% of the salaries and annual incentive compensation set aside pursuant to the Executive Transition Compensation Plan. These amounts also are included in the “Nonqualified Deferred Compensation Table.” Each named executive officer participates in the Executive Transition Compensation Plan which is an unfunded long term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2012). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the following conditions:

(i)

The participant must give at least six months advance written notice of intent to transition out of his or her position and must work with the Chief Executive Officer to develop and implement an agreed-on succession process to facilitate the smooth transition of the participant’s duties and responsibilities to his or her successor.

(ii)

For a minimum of one year after completing the required transition, the participant must be available to the Company for consultation, at mutually-agreed remuneration, regarding the Company’s business and financial affairs.

(iii)

For one year after separation from service, the participant may not, directly or indirectly, become or serve as an officer, employee, owner or partner of any business which competes in a material manner with the Company, without the prior written consent of the Chief Executive Officer or the Chairman of the HR Committee.

Grants of Plan-Based Awards

The following table summarizes the 2012 grants of equity and non-equity plan-based awards for the named executive officers and the 2013 grants of non-equity plan-based awards for the named executive officers.

Grants of Plan-Based Awards Table

		Estimated Possible Payouts and Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards Number of Shares of Stock or Awards (#)(4)	Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy R. Wallace
2012 Annual Incentive Plan		$380,000	$950,000	$1,900,000
2012 Equity Awards	04/30/12				21,000	70,000	140,000	71,367	$4,184,463
2013 Annual Incentive Plan		380,000	950,000	1,900,000
James E. Perry
2012 Annual Incentive Plan		127,500	318,750	637,500
2012 Equity Awards	04/30/12				7,318	24,393	48,786	8,952	987,012
2013 Annual Incentive Plan		139,500	348,750	697,500
D. Stephen Menzies
2012 Annual Incentive Plan		166,800	417,000	834,000
2012 Equity Awards	04/30/12				9,574	31,912	63,824	22,787	1,619,090
2013 Annual Incentive Plan		185,600	464,000	928,000
William A. McWhirter
2012 Annual Incentive Plan		144,000	360,000	720,000
2012 Equity Awards	04/30/12				8,265	27,550	55,100	18,624	1,366,750
2013 Annual Incentive Plan		176,000	440,000	880,000
S. Theis Rice
2012 Annual Incentive Plan		124,800	312,000	624,000
2012 Equity Awards	04/30/12				7,163	23,877	47,754	11,425	1,044,939
2013 Annual Incentive Plan		124,800	312,000	624,000

(1)	The grant date of all stock awards is the date of the HR Committee meeting or Board meeting at which such award was approved.

(2)

Represents the potential amounts payable in 2013 under the 2012 Annual Incentive Program for attainment of performance goals and potential amounts payable in 2014 under the 2013 Annual Incentive Program for attainment of performance goals.

(3)

For 2012 equity awards, represents the number of performance-based restricted stock units that were awarded in April 2012 to each of the named executive officers as performance-based awards based on financial performance for 2012 through 2014. These units are earned and vest as discussed below.

(4)	Represents the actual shares awarded in April 2012 based upon achievement of financial performance goals for the cumulative performance in 2010-2011.

(5)	The grant date fair value of the stock awards is calculated in accordance with ASC Topic 718.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

The stock awards described in the “Summary Compensation Table” are the dollar amounts of the grant date fair value of the awards calculated in accordance with ASC Topic 718.

The equity awards granted in April 2012 to the named executive officers were grants of (i) performance-based restricted stock units and (ii) performance-based restricted stock, all granted pursuant to the Amended and Restated 2004 Stock Option and Incentive Plan.

The performance-based restricted stock unit awards were made at the target amount for each named executive officer, based on the Company’s 2012 — 2014 financial performance target of $7.50 EPS. Recipients of the performance-based restricted stock units will not earn any such units unless the Company achieves threshold performance level of cumulative $6.50 EPS for the performance period. Recipients may earn the following percentages of the target grant amount: (i) 30% of the target grant for threshold performance ($6.50 cumulative EPS); (ii) 100% of the target grant for target performance ($7.50 cumulative EPS); and (iii) 200% of the target grant for maximum performance ($9.00 cumulative EPS). For performance falling between the specified levels, the amount of units earned will be interpolated accordingly. During the performance period, recipients do not earn dividends on, and are not entitled to vote with respect to, the performance-based restricted stock units.

Each performance-based restricted stock unit earned will convert into one share of Common Stock and vest on May 15, 2015. In the event of death or disability occurring prior to the third anniversary of the date of grant, the performance metrics will be assumed to have been met at target, with the actual number of shares to be awarded determined by multiplying the target grant by a fraction, the numerator of which is the number of days since the date of grant to the date of death or disability and the denominator of which is the number of days in the full performance period. In the event of a change of control of the Company, the performance metrics will be assumed to have been met at target level and the recipients will earn the target grant of units. In the event of retirement or termination without cause prior to the third anniversary of the date of grant, the number of performance-based restricted stock units earned will be based on the level of achievement for the entire performance period, multiplied by a fraction, the numerator of which is the number of days from the date of grant to the date of retirement or termination without cause, and the denominator of which is the number of days in the full performance period. However, in the event of such a retirement or termination without cause, all units earned (and shares payable with respect thereto) are subject to forfeiture, at the discretion of the HR Committee, if the recipient of the grant is affiliated in certain respects with a competitor, customer, or supplier of the Company.

The performance-based restricted stock awarded in April 2012 was based on the performance metrics the HR Committee established in March 2010 for the period 2010 – 2011 which are (i) cumulative Company return on equity (“ROE”), (ii) cumulative net income, (iii) cumulative revenue from acquisitions or organic growth, and (iv) the Company’s credit rating. The actual number of shares issued was based on the value of the award divided by the one-year average Common Stock price for the period ended March 31, 2012. The stock awards vest in three equal annual installments beginning May 15, 2013. All awards granted in 2012 vest earlier upon death, disability, or a change in control or consent of the HR Committee after three years from the date of grant. The awards are forfeited if termination of employment occurs prior to vesting. The recipients of the performance-based restricted stock are entitled to dividends and to vote the shares of Common Stock during the restricted period. Recipients of performance-based restricted stock units do not receive dividends or vote with respect to the units during the performance period. See the description in “Long Term Incentive Compensation” under “Compensation Discussion and Analysis.”

The non-equity incentive plan awards for 2012 to the named executive officers were based on Company EPS of $3.19.

The estimates for future payouts under the 2013 Annual Incentive Program represent potential payments of annual incentive compensation for 2013. The HR Committee established the annual incentive performance goals for 2013 based on earnings per share. To achieve target, the Company must earn EPS of $3.60 for 2013. See “Setting 2013 Annual Incentive Compensation Performance Levels” under “Compensation Discussion and Analysis” above for a description of the goals.

The Company has an Executive Perquisite Allowance that in 2012 provided to the named executive officers an allowance of 10% of base salary in lieu of providing traditional benefits for executives such as club memberships, automobile allowances, and fees and expenses incurred in financial planning and income tax preparation. Other than being required to use $6,000 of the perquisite allowance to maintain a four-door sedan, including insurance and other maintenance, and to forego reimbursement for the first 10,000 business miles annually, the perquisite allowance is to be used at the discretion of the executive for perquisite type expenses. It is intended that the perquisite allowance will eliminate charges to the Company for personal benefits for the executives that are not provided to Company employees generally other than occasional de minimis items such as the use of Company tickets to entertainment events or expenses related to spousal travel. The perquisite allowance is not intended to cover personal use of the Company’s aircraft or commuting or relocation expenses. For security purposes, the Board requires the CEO to use the Company aircraft for personal travel to the extent possible, and the value attributed to such personal use is calculated using the aggregate incremental cost method. Incremental costs include the cost of fuel, catering, landing fees, flight crew expenses, “dead head” costs of flying aircraft to and from locations for personal use, and the dollar value of the lost tax deductions for expenses that exceed the amounts reported as income for the named executive officers. Other named executive officers may have periodic personal use of the Company aircraft. During 2012, no named executive officer had personal use of Company aircraft.

The Company has a 401(k) Plan that permits employees to elect to set aside up to 14% of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match up to 50% of no more than 6% of the employee’s compensation set aside for this purpose. For employees who participate in the enhancement to the 401(k) Plan, the Company contributes up to an additional 3% of the employee’s base salary (subject to the maximum limit permitted by the Code) depending upon years of service to the account of employees participating in the enhanced portion of the 401(k) Plan as an Annual Retirement Contribution. As a result of the amendment to the Standard Pension Plan adopted on February 13, 2009, the named executive officers’ accrued benefits were frozen and no future benefits will accrue under the Standard Pension Plan. Therefore, commencing with the 401(k) Plan’s 2009 plan year, all of the named executive officers were eligible to participate in the enhanced portion of the 401(k) Plan. Matching contributions under the Supplemental Plan are discussed under “Nonqualified Deferred Compensation.”

The change in pension value for Mr. Wallace is primarily a result of the passage of time and changes in actuarial assumptions.

Base salary, the Executive Perquisite Allowance, and annual incentive compensation in 2012 represented from 31% to 50% of the named executive officers’ total compensation as reflected in the “Summary Compensation Table.”

Outstanding Equity Awards at Year-End

The following table summarizes as of December 31, 2012, for each named executive officer, the number of unexercised options and the number of shares of unvested restricted stock. The market value of the stock awards was based on the closing price of the Common Stock as of December 31, 2012, which was $35.82.

Outstanding Equity Awards at Fiscal Year-End Table

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Timothy R. Wallace	—	—	—	—	286,508	$10,262,717	(2)	$3,101,513	(2)
	—	—	—	—	—	—	97,377(3)	3,488,044	(3)
		—	—	—	—	—	70,000(4)	2,507,400	(4)
James E. Perry	1,100	—	$16.24	12/10/18	98,542	3,529,774	(2)	389,049	(2)
	—	—	—	—	—	—	19,318(3)	691,971	(3)
	—	—	—	—	—	—	24,393(4)	873,757	(4)
D. Stephen Menzies	—	—	—	—	81,447	2,917,432	(2)	990,308	(2)
	—	—	—	—	—	—	29,804(3)	1,067,579	(3)
	—	—	—	—	—	—	31,912(4)	1,143,088	(4)
William A. McWhirter	—	—	—	—	125,919	4,510,419	(2)	809,386	(2)
	—	—	—	—	—	—	24,837(3)	889,661	(3)
	—	—	—	—	—	—	27,550(4)	986,841	(4)
S. Theis Rice	—	—	—	—	54,920	1,967,234	(2)	496,514	(2)
	—	—	—	—	—	—	22,077(3)	790,798	(3)
	—	—	—	—	—	—	23,877(4)	855,274	(4)

(1)	The following table provides the vesting date of unvested stock awards.

Vesting Date	Timothy R. Wallace	James E. Perry	D. Stephen Menzies	William A. McWhirter	S. Theis Rice
05/09/13	15,094	1,250	11,500	9,625	5,475
05/15/13	73,029	8,904	24,816	22,028	10,889
05/15/14	55,329	10,904	19,536	17,708	8,848
05/15/15	39,329	16,484	13,095	11,708	6,208
05/15/16	—	15,000	5,000	5,000	—
05/15/17	—	10,000	—	—	—
05/15/19	—	3,000	—	—	—
05/15/24	—	3,000	—	—	—
Retirement(a)	103,727	—	7,500	44,850	13,500
Age 65(b)	—	20,000	—	—	10,000
The earlier of age 65 or rule of 80(c)	—	10,000	—	15,000	—

(a)

Grants of restricted stock which will vest upon the earlier of: (i) retirement; (ii) death, disability or change in control; or (iii) consent of the HR Committee after three years from the date of grant.

(b)

Grant of restricted stock which will vest upon the earlier of: (i) when the executive officer reaches age 65; (ii) death, disability or change in control; or (iii) consent of the HR Committee after three years from the date of grant.

(c)

Grant of restricted stock which will vest upon the earlier of: (i) when the executive officer reaches age 65; (ii) the executive officer’s age plus years of vested service equal 80; (iii) death, disability or change in control; or (iv) consent of the HR Committee after three years from the date of grant.

(2)

Represents the actual value of performance-based shares to be awarded in 2013 based upon achievement of financial performance goals for the cumulative performance in 2010 — 2012. The actual number of shares to be issued in 2013 will be based on the value of the award to be granted in 2013 divided by the one-year average Common Stock price for the period ended March 31, 2013. Vesting of any performance-based shares issued in 2013 will be determined on or prior to the date of issue.

(3)

Represents the target number or value, as applicable, of performance-based restricted stock units that could be earned if target financial performance goals are achieved. The actual number of shares to be issued in 2014 will be based on the Company’s aggregate EPS from 2011 through 2013. See “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis — Long Term Incentive Compensation Programs.”

(4)

Represents the target number or value, as applicable, of performance-based restricted stock units that could be earned if target financial performance goals are achieved. The actual number of shares to be issued in 2015 will be based on the Company’s aggregate EPS from 2012 through 2014. See “Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table” and “Compensation Discussion and Analysis — Long Term Incentive Compensation Programs.”

Option Exercises and Stock Vested in 2012

The following table summarizes for the named executive officers in 2012 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized, each before payout of any applicable withholding tax.

Option Exercises and Stock Vested Table

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy R. Wallace	85,000	$1,343,000	125,040	$2,717,830
James E. Perry	11,400	170,801	7,420	192,846
D. Stephen Menzies	58,290	909,686	37,470	984,960
William A. McWhirter	42,778	682,550	31,486	826,421
S. Theis Rice	25,000	394,296	14,563	382,317

Pension Benefits

The following table summarizes the present value of the accumulated pension benefits of the named executive officers under the Standard Pension Plan and for Mr. Wallace the Supplemental Retirement Plan.

Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Timothy R. Wallace	Trinity Industries, Inc. Standard Plan	34	$703,000	—
	Trinity Industries, Inc. Supplemental Retirement Plan	34	8,767,000	—
James E. Perry	Trinity Industries, Inc. Standard Plan	—	2,000	—
D. Stephen Menzies	Trinity Industries, Inc. Standard Plan	9	183,000	—
William A. McWhirter	Trinity Industries, Inc. Standard Plan	23	328,000	—
S. Theis Rice	Trinity Industries, Inc. Standard Plan	18	452,000	—

(1)

The present value of the accumulated benefit is calculated in accordance with ASC Topic 718. Refer to Note 14 of Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for the policy and assumptions made in the valuation of this accumulated benefit.

The Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan. Funds are contributed periodically to a trust that invests the Company’s contributions and earnings thereon in order to pay the benefits to the participating employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant’s highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. Mr. Wallace turned 55 on December 30, 2008, and, as a result, met the definition of “early retirement” on December 31, 2008. Mr. Wallace has not provided notice of intention to take early retirement. Covered compensation includes salary and non-equity incentive plan compensation as shown in the “Summary Compensation Table.” Other elements of compensation in the “Summary Compensation Table” are not included in covered compensation. The normal monthly retirement benefit payable at age 65 is a life annuity with ten years guaranteed equal to 3/4 of 1% of average monthly compensation up to $800 plus 1% of average monthly compensation over $800 times the years of credited service. The plan also provides for the payment of a death benefit before retirement that is the greater of the lump sum value of the accrued benefit under the pension plan or one times base pay with less than 10 years of service and 2 1/2 times base pay with more than 10 years of service. Participants in the Standard Pension Plan can choose to receive benefit payments at age 65 even if still employed. If they make such an election, no death benefit is available.

The Company has a Supplemental Retirement Plan that applies to Mr. Wallace. The Supplemental Retirement Plan provides that the amount of the annual retirement benefit under the Standard Pension Plan that is limited by reason of compliance with the Code is paid as a supplemental pension benefit. The benefit payment terms are the same as the terms of the Standard Pension Plan. The benefits are payable from the general assets of the Company. On February 13, 2009, the Board amended the Supplemental Retirement Plan and the Standard Pension Plan. As a result, all future benefit accruals under the Supplemental Retirement Plan and the Standard Pension Plan automatically ceased effective March 31, 2009 for all participants and the accrued benefits under each plan were determined and frozen as of that date. These amendments are discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Nonqualified Deferred Compensation

The table below shows the contributions by the executives and the Company, the aggregate earnings on nonqualified deferred compensation in 2012 and the aggregate balance at year end under nonqualified deferred compensation plans of the Company.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)	Aggregate Earnings in Last Fiscal Year(3)	Aggregate Balance at Last Fiscal Year End(4)
Timothy R. Wallace	$88,350	$329,175	$136,273	$4,087,198
James E. Perry	29,775	121,138	26,203	422,769
D. Stephen Menzies	—	139,000	69,639	1,262,942
William A. McWhirter	15,840	127,920	70,588	1,179,905
S. Theis Rice	13,728	110,864	15,810	434,500

(1)	Salary and incentive compensation deferrals to the Company’s Supplemental Plan. The amounts are also included in the “Summary Compensation Table” for 2012.

(2)

Includes an amount equal to 10% of the salaries and incentive compensation set aside pursuant to the Transition Compensation Plan for Messrs. Wallace $285,000; Perry $106,250; Menzies $139,000; McWhirter $120,000; and Rice $104,000; and matching amounts under the Company’s Supplemental Plan for Messrs. Wallace $44,175; Perry $14,888; McWhirter $7,920; and Rice $6,864. These amounts are also included in the “Summary Compensation Table” for 2012.

(3)

This column represents earnings in the Supplemental Plan and the Executive Transition Compensation Plan. Earnings in the Supplemental Plan were: Messrs. Wallace $21,703; Perry $20,239; Menzies $21,692; McWhirter $30,964; and Rice $1,082. Earnings in the Executive Transition Compensation Plan were: Messrs. Wallace $114,750; Perry $5,964; Menzies $47,947; McWhirter $39,624; and Rice $14,728. The amounts reported in this table for the Executive Transition Compensation Plan are inclusive of above market earnings included in the “Summary Compensation Table” above. See Note (5) to the “Summary Compensation Table.”

(4)

This column includes amounts in the “Summary Compensation Table” for (i) an amount equal to ten percent of the salaries and incentive compensation set aside pursuant to the Transition Compensation Plan in 2011 for Messrs. Wallace $285,000; Perry $87,500; Menzies $135,000; McWhirter $112,500; and Rice $100,000; and in 2010 for Messrs. Wallace $150,917; Perry $27,562; Menzies $72,405; McWhirter $63,346; and Rice

$46,944; (ii) matching amounts under the Company’s Supplemental Plan in 2011 for Messrs. Wallace $23,706; Perry $7,172; McWhirter $7,256; and Rice $2,150; and in 2010 for Messrs. Wallace $43,937; Perry $4,784 and McWhirter $9,137; and (iii) salary and incentive compensation deferrals to the Company’s Supplemental Plan in 2011 for Messrs. Wallace $87,638; Perry $27,037; McWhirter $14,513 and Rice $4,300; and in 2010 for Messrs. Wallace $57,625; Perry $12,624; and McWhirter $18,275.

Deferred Compensation Discussion

The Supplemental Plan was established for highly compensated employees who are limited as to the amount of deferrals allowed under the Company’s 401(k) plan. There is no limit on the percentage of salary or incentive pay that an executive may elect to defer into the Supplemental Plan. Participants must elect to defer salary prior to the beginning of the fiscal year and annual incentive pay prior to the beginning of the year to which the incentive payments relate. The first 6% of a participant’s base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from 25% to 50% by the Company based on years of service. The Company’s match vests 20% for each year of service up to 100% after five years. Participants may choose from several mutual fund-like deemed investments.

If elected at the time of enrollment, participants may take an in-service distribution of deferrals three years after the end of the plan year in which the deferral was made. Amounts are paid out immediately on death or disability. Upon termination of employment, amounts in the Supplemental Plan are paid out beginning six months after termination of employment in lump sum or annual installments from one to 20 years according to election of the participant.

Each named executive officer participates in the Executive Transition Compensation Plan which is an unfunded long-term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (5% for 2012). The account is payable to the participant in a lump sum or annual installments from one to 20 years, subject to compliance with the following conditions:

(i)

The participant must give at least six months advance written notice of intent to transition out of his or her position and must work with the Chief Executive Officer to develop and implement an agreed-on succession process to facilitate the smooth transition of the participant’s duties and responsibilities to his or her successor.

(ii)

For a minimum of one year after completing the required transition, the participant must be available to the Company for consultation, at mutually-agreed remuneration, regarding the Company’s business and financial affairs.

(iii)

For one year after separation from service, the participant may not, directly or indirectly, become or serve as a participant, employee, owner or partner of any business which competes in a material manner with the Company, without prior written consent of the Chief Executive Officer or the Chairman of the HR Committee.

On February 13, 2009, the Board amended the 401(k) Plan to allow the participants in the Standard Pension Plan to participate in the enhanced portion of the 401(k) Plan. This amendment is discussed in the Compensation Discussion and Analysis section under “Post-employment Benefits.”

Potential Payments Upon Termination or Change in Control

Named executive officers that terminate voluntarily, involuntarily, by death or by disability have the same death and disability benefits that are available to the majority of salaried employees. While employed by the Company, salaried employees have a death benefit equal to the greater of their accrued benefit under the pension plan or one year of base salary for less than 10 years of service and 2  1/2 times base salary for over 10 years of service. The Company’s long term disability plan provides salaried employees with a disability benefit after six months of disability of 60% of base salary up to a maximum of $12,000 a month while disabled and until normal retirement at age 65. Pension benefits payable at retirement are described under “Pension Benefits” and deferred compensation benefits that are payable on termination are described under “Deferred Compensation Discussion.”

Stock options and restricted stock held by the named executive officers have no acceleration of vesting upon voluntary or involuntary termination but vesting is accelerated on death, disability, and in some cases retirement. Pursuant to the terms of the Executive Severance Agreement described below, stock options, restricted stock, and benefits under the Supplemental Plan, Transition Compensation Plan, and 401(k) Plan vest upon a change in control. The annual incentive compensation agreements also provide that in the event of a change in control, the named executive officers will be paid a proration of the target bonus for the year in which the change in control occurs as of the date of the change in control.

The following table provides the dollar value of (i) accelerated vesting of restricted stock and (ii) the payment of annual incentive compensation assuming each of the named executive officers had been terminated by death, disability, or retirement on December 31, 2012, or a change in control occurred on December 31, 2012. As of December 31, 2012, Mr. Perry was the only named executive officer with outstanding stock options, all of which are vested.

	Timothy R. Wallace	James E. Perry	D. Stephen Menzies	William A. McWhirter	S. Theis Rice
Death Restricted Stock	$10,015,344	$4,111,084	$3,768,270	$5,227,151	$2,599,401
Disability Restricted Stock	10,015,344	4,111,084	3,768,270	5,227,151	2,599,401
Retirement Restricted Stock	6,760,525	626,085	1,531,418	2,668,027	1,311,851
Change in Control Restricted Stock	13,506,432	5,095,502	5,128,099	6,386,921	3,613,306
Annual Incentive Compensation	950,000	318,750	417,000	360,000	312,000
Total	14,456,432	5,414,252	5,545,099	6,746,921	3,925,306

Each of the named executive officers has entered into an Executive Severance Agreement (the “Agreement”) with the Company. In addition to the acceleration of vesting upon a change in control as described above, the Agreement provides for compensation if the named executive officer’s employment is terminated under one of the circumstances described in the Agreement in connection with a “change in control” of the Company. A “change in control” is generally defined as (i) any other person or entity acquires beneficial ownership of 30% or more of the Company’s outstanding Common Stock or the combined voting power over the Company’s outstanding voting securities unless the transaction resulting in the person becoming the beneficial owner of 30% or more of the combined voting power is approved in advance by the Company’s Board; (ii) the incumbent directors cease for any reason to constitute at least a majority of the Board; (iii) the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or (iv) the stockholders approve a complete liquidation or dissolution of the Company. See “Change in Control Agreements” under Compensation Discussion and Analysis section.

The Agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a change in control. The Agreements provide that if there is a change in control of the Company and if the Company terminates the executive’s employment other than as a result of the executive’s death, disability or retirement, or for “cause,” or if the executive terminates his or her employment for “good reason,” then the Company will pay to such executive a lump sum equal to three times (i) the amount of the executive’s base salary, (ii) the annual perquisite allowance, and (iii) the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the change in control occurs.

“Cause” is generally defined as a participant’s (i) willful and continued failure to substantially perform his employment duties with the Company; (ii) misappropriation or embezzlement from the Company or any other act or acts of dishonesty by the participant constituting a felony that results in gain to the participant at the Company’s expense; (iii) conviction of the participant of a felony involving moral turpitude; or (iv) the refusal of the participant to accept offered employment after a change in control.

“Good reason” is generally defined as, following a change in control, (i) a material adverse change in a participant’s working conditions or responsibilities; (ii) assignment to the participant of duties inconsistent with the participant’s position, duties, and reporting responsibilities; (iii) a change in the participant’s titles or offices; (iv) a reduction in the participant’s annual base salary; (v) a material reduction in the participant’s benefits, in the aggregate, under the benefits plans, incentive plans, and securities plans; (vi) failure to provide a participant with the number of paid vacation days entitled at the time of a change in control; (vii) any material breach by the Company of the Agreement; (viii) any successor or assign of the Company fails to assume the Agreement; (ix) the relocation of the participant’s principal place of employment outside of Dallas County, Texas; (x) voluntary resignation by the participant, or termination of employment by reason of the participant’s death or disability, at any time during either a 90-day period beginning after a change in control or the 30-day period beginning on the 365th day after a change in control; or (xi) any purported termination not conducted pursuant to a notice of termination by the Company.

The severance benefits provided by the Agreements also include continuation of all medical, dental, vision, health, and life insurance benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for 36 months after the executive’s termination and a lump sum equivalent to the amount of income tax payable due to the continuation of insurance benefits.

The Agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax has been imposed. The HR Committee has determined not to include this excise tax gross-up provision in any Agreements entered into after December 1, 2012.

If each named executive officer’s employment had been terminated on December 31, 2012 under one of the circumstances described in the Agreement in connection with a change in control of the Company, the named executive officers would have received the following:

Name	Cash Compensation(1)	Continuation of Benefits(2)	Gross-up(3)	Total
Timothy R. Wallace	$6,534,670	$28,786	$—	$6,563,456
James E. Perry	2,358,750	45,299	2,487,918	4,891,967
D. Stephen Menzies	3,192,048	27,655	—	3,219,703
William A. McWhirter	2,818,088	45,774	2,287,819	5,151,681
S. Theis Rice	2,308,800	41,873	1,516,623	3,867,296

(1)	Cash lump sum equal to three times base salary, perquisite allowance, and applicable bonus.

(2)	Estimated cost of continuation for 36 months of medical and life insurance benefits.

(3)

Estimated gross up of income, employment, and change in control excise taxes. The calculations for Messrs. Wallace and Menzies did not result in excise taxes under Code Section 280G; therefore, no gross-up payments would have been paid if their employment had been terminated on December 31, 2012.

DIRECTOR COMPENSATION

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2012.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John L. Adams	$102,000	$116,476	$5,945	$8,852	$233,273
Rhys J. Best	119,000	116,476	—	5,000	240,476
David W. Biegler	108,000	116,476	11,751	6,648	242,875
Leldon E. Echols	123,000	116,476	—	13,163	252,639
Ronald J. Gafford	100,000	116,476	—	14,290	230,766
Ronald W. Haddock	106,000	116,476	—	5,000	227,476
Adrian Lajous	90,000	116,476	—	—	206,476
Melendy E. Lovett	76,000	182,844	—	5,344	264,188
Charles W. Matthews	95,500	116,476	—	5,000	216,976
Diana S. Natalicio	24,000	—	—	92,603	116,603
Douglas L. Rock	94,000	116,476	—	2,247	212,723

(1)	Includes amounts deferred under the 2005 Deferred Plan for Director Fees.

(2)

Stock awards are for restricted stock units awarded in 2012 and the grant date fair value dollar amounts computed accordance with ASC Topic 718. The policy and assumptions made in the valuation of share-based payments are contained in Note 16 of Item 8 of the Company’s Form 10-K for the year-ended December 31, 2012.

(3)

As of December 31, 2012, the directors had restricted stock units totaling as follows: Messrs. Adams 23,956; Best 27,706; Biegler 29,206; Echols 23,800; Gafford 29,206; Haddock 27,706; Lajous 26,756; Matthews 17,362; Rock 12,240; and Ms. Lovett 5,912. Includes the following amounts of stock options as of December 31, 2012: Messrs. Best 3,750; Biegler 7,500; Haddock 3,750; and Dr. Natalicio 15,000.

(4)	Represents for Messrs. Adams and Biegler the above market earnings from the interest rate equivalent under the 2005 Deferred Plan for Director Fees.

(5)

Includes dividend equivalents on stock units in director fee deferral plans. For Messrs. Adams, Best, Biegler, Echols, Gafford, Haddock, Matthews, and Ms. Lovett includes a $5,000 matching contribution by the Company in their name pursuant to the Company’s program of matching charitable contributions. The maximum annual contribution that may be matched under that program is $5,000 per individual. For Dr. Natalicio, includes a $75,000 scholarship established by the Company in her name at the University of Texas at El Paso upon her retirement from the Board.

Director Compensation Discussion

Each director of the Company who is not a compensated officer or employee of the Company received cash compensation in 2012 as follows:

•	Board member — annual retainer of $60,000

•	Presiding Director — annual retainer of $15,000

•	Audit Committee Chair — annual retainer of $15,000

•	Chairs of the Human Resources Committee and Finance and Risk Committees — annual retainer of $10,000

•	Corporate Governance and Directors Nominating Committee Chair — annual retainer of $7,500

•	Board meeting fee and Committee meeting fee of $2,000 for each meeting attended

In addition, the Company paid directors a fee equal to $2,000 per day for ad hoc or special assignment work performed for or at the request of the CEO.

The Board has also established a cash equivalent value as a guide for annual equity compensation for directors of $120,000 and will use a 12 month average share price as the basis for future awards. Following their election at the Annual Meeting of Stockholders in May 2012, each director who was not also an executive officer of the Company was granted 3,935 restricted stock units, with dividend equivalents, that are convertible into 3,935 shares of Common Stock upon departure from the Board. The 12 month average share price used to calculate these awards at the time of granting was $30.49 (April 1, 2011 to March 31, 2012). The amount listed in the “Stock Awards” column of the “Director Compensation Table” is the grant date fair value dollar amount computed in accordance with ASC Topic 718. The grant date fair value for these awards was $29.60 per share.

Non-employee directors may elect, pursuant to the 2005 Deferred Plan for Director Fees (the “Director Deferred Plan”), to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at an interest rate equivalent (5% in 2012) or, at the director’s prior election, in units of the Company’s Common Stock at the closing price on the New York Stock Exchange on the last day of the quarter following the date that a payment is credited to the director’s account, or if the last day of the quarter is not a trading day, on the next succeeding trading day. Such stock units are credited with amounts equivalent to dividends paid on the Company’s Common Stock. Upon ceasing to serve as a director or a change in control, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director’s prior election.

Fees deferred pursuant to the Director Deferred Plan are credited to the director’s account monthly. Fees that are not deferred pursuant to the Director Deferred Plan are paid in cash quarterly, in arrears.

The Board of Directors has determined to leave director compensation unchanged for 2013.

TRANSACTIONS WITH RELATED PERSONS

The Nominating Committee has adopted a Policy and Procedures for the Review, Approval, and Ratification of Related Person Transactions. In accordance with the written policy, the Nominating Committee, or the chair of such committee, as applicable, is responsible for the review, approval, and ratification of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a related person includes any of the Company’s directors, executive officers, certain stockholders, and any of their respective immediate family members. The policy applies to Related Person Transactions which are transactions in which the Company participates, a related person has a direct or indirect material interest, and the amount exceeds $120,000. Under the policy, the Chief Legal Officer (the “CLO”) will review potential transactions and in consultation with the CEO and CFO will assess whether the proposed transaction would be a Related Person Transaction. If the CLO determines the proposed transaction would be a Related Person Transaction, the proposed transaction is submitted to the Nominating Committee, or the chair of such committee, as applicable, for review and consideration. In reviewing Related Person Transactions, the Nominating Committee, or the chair of such committee, as applicable, shall consider all relevant facts and circumstances available, including, but not limited to the following:

•	the benefits to the Company of the Related Person Transaction;

•	the impact of a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products and services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or employees generally.

After reviewing such information, the Nominating Committee, or the chair of such committee, as applicable, may approve the Related Person Transaction if the committee, or the chair of the committee, as applicable, concludes in good faith that the Related Person Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

Under the policy, the HR Committee must approve hiring of immediate family members of executive officers or directors and any subsequent material changes in employment or compensation.

Employed family members of directors and executive officers with total compensation for 2012 in excess of $120,000 are as follows:

•

Mr. Patrick S. Wallace, brother of Timothy R. Wallace, is an officer of a subsidiary of the Company. His total compensation was $1,470,396 for 2012, which includes base salary; bonus; matching contributions to defined contribution plans; perquisite allowance; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

•

Mr. Luis Pardo, brother-in-law of Mr. Antonio Carrillo, who resigned as Senior Vice President and Group President of the Company in May 2012, is an officer of a subsidiary of the Company. His total compensation was $1,083,522 for 2012, which includes base salary; bonus; a contribution to a Mexican statutory pension; perquisite allowance; and the aggregate grant date fair value of all equity awards pursuant to ASC 718.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table presents the beneficial ownership of the Company’s Common Stock as of March 15, 2013, except as noted for (i) each person beneficially owning more than 5% of the outstanding shares of the Company’s Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all of the Company’s directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder possesses sole voting and investment power with respect to its, his or her shares. The business address of each of the Company’s directors and executive officers is c/o Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207-2401.

Name	Amount and Nature of Ownership of Common Stock(1)		Percent of Class
Directors:
John L. Adams	59,848		*
Rhys J. Best	43,956		*
David W. Biegler	39,106		*
Leldon E. Echols	23,800		*
Ronald J. Gafford	29,206		*
Ronald Haddock	43,673		*
Adrian Lajous	26,756		*
Melendy E. Lovett	7,760		*
Charles W. Matthews	17,362		*
Douglas L. Rock	12,240		*
Named Executive Officers:
Timothy R. Wallace	699,005		*
James E. Perry	122,339		*
D. Stephen Menzies	145,336		*
William A. McWhirter	155,705		*
S. Theis Rice	87,967		*
All Directors and Executive Officers as a Group (16 persons):	1,545,126		2.0%
Other 5% Owners:
The Bank of New York Mellon Corporation	4,736,362	(2)	6.0%
The Vanguard Group	4,670,834	(3)	5.9%
BlackRock, Inc.	4,116,385	(4)	5.2%
SouthernSun Asset Management	4,050,414	(5)	5.1%

*	Less than one percent (1%)

(1)

Unless otherwise noted, all shares are owned directly, and the owner has the right to vote the shares, except for shares that officers and directors have the right to acquire through the exercise of stock options or through restricted stock units held as of March 15, 2013, or within 60 days thereafter, as follows: Adams 23,956; Best 31,456; Biegler 36,706; Echols 23,800; Gafford 29,206; Haddock 31,456; Lajous 26,756; Lovett 5,912; Matthews 17,362; and Rock 12,240; and all directors and executive officers as a group 240,650. Includes shares indirectly held through the Company’s 401(k) Plan as follows: Wallace 1,807; Perry 90; McWhirter 1,330; Rice 2,201; and all executive officers as a group 5,955 shares. At March 15, 2013, no directors or executive officers had any shares pledged as security.

(2)

The Bank of New York Mellon Corporation, One Wall Street, 31st Floor, New York, NY 10286, reported to the SEC on an Amendment to Schedule 13G filed February 4, 2013, that The Bank of New York Mellon Corporation and its subsidiaries, in their various fiduciary capacities, had beneficial ownership of 4,736,362 shares. The Bank of New York Mellon Corporation also stated that it and its subsidiaries had sole voting power over 3,701,212 shares, shared voting power over 3,850 shares, sole dispositive power over 4,720,029 shares, and shared dispositive power over 15,580 shares.

(3)

The Vanguard Group and its subsidiaries, 100 Vanguard Blvd., Malvern, PA 19355, reported to the SEC on a Schedule 13G filed on February 12, 2013, that they have sole voting power over 56,869 shares, sole dispositive power over 4,618,265 shares, and shared dispositive power over 52,569 shares.

(4)

BlackRock, Inc. and its affiliates, 40 East 52nd Street, New York, NY 10022, reported to the SEC on an Amendment to Schedule 13G filed February 11, 2013, that they have sole voting and dispositive power over 4,116,385 shares.

(5)

Michael W. Cook Asset Management, Inc. d/b/a SouthernSun Asset Management, 6070 Poplar Avenue, Suite 300, Memphis, TN 38119, reported to the SEC on a Schedule 13G filed February 13, 2013, that it has sole voting power over 3,882,140 shares and sole dispositive power over 4,050,414 shares.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the SEC. These reports are also filed with the New York Stock Exchange, and a copy of each report is furnished to the Company.

Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on a review of reports furnished to it and written representations from reporting persons, each individual who was required to file such reports complied with the applicable filing requirements during 2012.

Stockholder Proposals for the 2014 Proxy Statement

Stockholders’ proposals to be presented at the 2014 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than December 2, 2013. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

Director Nominations or Other Business for Presentation at the 2014 Annual Meeting

Under the Bylaws of the Company, certain procedures are provided which a stockholder must follow in order to place in nomination persons for election as directors at an annual meeting of stockholders or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 7, 2014, but no earlier than February 5, 2014, for the 2014 Annual Meeting) to the Secretary of the Company containing the name and address of the stockholder, the number of shares of the Company beneficially owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person or person(s) (including their names) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board, and the consent of each nominee to serve. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Secretary of the Company.

See “Corporate Governance and Directors Nominating Committee” for the process for stockholders to follow to suggest a director candidate to the Nominating Committee for nomination by the Board.

Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Jared S. Richardson, Vice President, Associate General Counsel and Secretary, Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207.

OTHER BUSINESS

Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

JARED S. RICHARDSON Vice President, Associate General Counsel, and Secretary

April 1, 2013

Appendix A

SECOND AMENDED AND RESTATED

TRINITY INDUSTRIES, INC.

2004 STOCK OPTION AND INCENTIVE PLAN

1. Purpose of Plan. The Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain a strong management team of superior capability and to encourage a proprietary interest in the Company by persons who occupy key positions in the Company or its Affiliates or who provide key consulting services to the Company or its Affiliates by enabling the Company to make awards that recognize the creation of value for the stockholders of the Company and promote the Company’s growth and success. In furtherance of that purpose, eligible persons may receive stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, or any combination thereof.

2. Definitions. Unless the context otherwise requires, the following terms when used herein shall have the meanings set forth below:

“Affiliate” — Any corporation, partnership or other entity in which the Company, directly or indirectly, owns greater than a fifty percent (50%) interest.

“Award” — A Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent Right or Other Award under this Plan.

“Board” — The Board of Directors of the Company, as the same may be constituted from time to time.

“Code” — The Internal Revenue Code of 1986, as amended from time to time.

“Committee” — The Committee appointed or designated by the Board to administer the Plan in accordance with Section 3 hereof.

“Company” — Trinity Industries, Inc., a Delaware corporation, and its successors and assigns.

“Consultant” means any person performing advisory or consulting services for the Company or an Affiliate, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

“Disability” — Qualification for long-term disability benefits under the Company’s or Affiliate’s (as applicable) disability plan or insurance policy; or, if no such plan or policy is then in existence or if the person is not eligible to participate in such plan or policy, permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

“Dividend Equivalent Right” — The right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in the Award if the Shares were held by the eligible employee to whom the Award is made.

“Effective Date” — The effective date of the Plan as set forth in Section 23.

“Exchange Act” — The Securities Exchange Act of 1934, as amended from time to time.

“Executive Officer” — An officer subject to Section 16 of the Exchange Act or a “covered employee” as defined in Section 162(m)(3) of the Code.

“Fair Market Value” — Unless otherwise determined by the Committee in good faith, the closing sales price per share of Shares on the consolidated transaction reporting system for the New York Stock Exchange on the date of determination or, if no sale is made on such date, on the last sale date immediately preceding the date of determination.

“Incentive Stock Option” — A stock option meeting the requirements of Section 422 of the Code or any successor provision.

“Non-qualified Stock Option” — A stock option other than an Incentive Stock Option.

“Stock Option” or “Option” — An Incentive Stock Option or a Non-qualified Stock Option awarded under this Plan.

“Optionee” — A person who has been granted a Stock Option under this Plan and who has executed a written stock option agreement with the Company.

“Original Effective Date” — May 10, 2004.

“Other Awards” — An Award issued pursuant to Section 14 hereof.

“Plan” — The Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan set forth herein.

“Performance Award” — An Award hereunder of cash, Shares, units or rights based upon, payable in, or otherwise related to, Shares pursuant to Section 13 hereof.

“Restricted Stock” — Shares awarded or sold to eligible persons pursuant to Section 11 hereof.

“Restricted Stock Units” — Units awarded to eligible persons pursuant to Section 12 hereof, which are convertible into Shares at such time as such units are no longer subject to restrictions as established by the Committee.

“Retirement” — Termination of employment that qualifies for the immediate payment of retirement benefits pursuant to the terms of any defined benefit retirement plan maintained by the Company or any of its Affiliates in which such person participates, or if there is no such defined benefit retirement plan, termination at or after age 65, or other permitted early retirement after age 60 as determined by the Committee.

“Share” — A share of the Company’s common stock, par value $1.00 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for each such share.

“Stock Appreciation Right” — The right to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right).

3. Administration of the Plan. Except as otherwise provided herein, the Plan shall be administered by the Human Resources Committee of the Board of Directors, as such Committee is from time to time constituted. The composition and governance of the Human Resources Committee shall be governed by the charter of such Committee as adopted by the Board of Directors. The foregoing notwithstanding, no action of the Committee shall be void or deemed to be without authority solely because a member failed to meet a qualification requirement set forth in the Charter or this Section 3. The Human Resources Committee may delegate its duties and powers, to the fullest extent permitted by law, in whole or in part to (i) any subcommittee thereof consisting solely of at least two “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations of the Exchange Act who are also “outside directors,” as defined under Section 162(m) of the Code, or (ii) to one or more officers of the Company as provided for below in this Section 3. All references in the Plan to the “Committee” shall mean the Board, the Human Resources Committee, or any subcommittee, individual or individuals to which or whom it delegates duties and powers pursuant to the immediately preceding sentence. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

(a) determine the persons to whom Awards are to be granted;

(b) determine the type of Award to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, any restrictions on the exercise of the Award, and any restrictions on Shares acquired pursuant to the exercise of an Award;

(c) conclusively interpret the Plan provisions;

(d) prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

(e) rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; and

(f) specify the time or times at which Shares or cash will be delivered in connection with Awards, including any terms mandating or permitting elective deferrals of settlement of Awards (which may include deferral of delivery of Shares upon exercise of Options); and

(g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

As mentioned above, the Committee may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (an “Authorized Officer”) to do one or both of the following: (i) designate officers and employees of the Company, or any Affiliate, to be recipients of Awards to be granted under the Plan and (ii) determine the number of Shares or other rights that will be subject to the Awards granted to such officers and employees; provided, however, that the resolution of the Committee granting such authority shall (x) specify the total number of Shares or other rights that may be made subject to such Awards, (y) not authorize the Authorized Officer to designate himself or any Executive Officer as a recipient of any such Award, and (z) otherwise be limited to the extent necessary to comply with Section 157(c) of the Delaware General Corporation Law, other applicable provisions of Delaware law, and requirements of Section 303A.05 of the Listed Company Manual of the New York Stock Exchange, and further provided that any decision concerning the granting of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made exclusively by members of the Committee who are at that time “outside directors” as defined under Section 162(m) of the Code.

4. Share Authorization

(a) Subject to adjustment as provided in Section 20 herein, the maximum number of Shares available for issuance to Participants under the Plan (the “Share Authorization “) shall be:

(1) ~~6,000~~7,600,000 Shares (which includes ~~the~~ 3,750,000 Shares authorized under the original Trinity Industries, Inc. 2004 Stock Option and Incentive Plan ~~and 2,250~~, 2,250,000 additional Shares authorized under the Amended and Restated Trinity Industries, Inc. 2004 Stock option and Incentive Plan, and 1,600,000 additional Shares authorized pursuant to this Plan); plus

(2) any Shares subject to outstanding awards as of the Original Effective Date under the prior plans that on or after the Original Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable Shares).

(b) Notwithstanding the above, in order to comply with the requirements of Section 422 of the Code and the regulations thereunder, the maximum number of Shares available for issuance pursuant to Incentive Stock Options, Non-qualified Stock Options, and other Awards shall be: (i) ~~6,000~~7,600,000 Shares that may be issued pursuant to Awards in the form of Incentive Stock Options; (ii) ~~6,000~~7,600,000 Shares that may be issued pursuant to Awards in the form of Non-qualified Stock Options; and (iii) ~~6,000~~7,600,000 Shares that may be issued pursuant to Awards in forms other than Incentive Stock Options and Non-Qualified Stock Options.

(c) Shares covered by an Award shall only be counted as used to the extent they are actually issued and delivered to a participant. Accordingly, if any Award lapses, expires, terminates, or is cancelled prior to the issuance of Shares thereunder, no reduction in the Shares available under the Plan will have been made. If Shares are issued under the Plan and thereafter are reacquired by the Company, the reacquired Shares shall again be available for issuance under the Plan. Any Shares (i) tendered by a participant (either by actual delivery or by attestation) or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations, or (ii) covered by an Award that is settled in cash shall be available for Awards under the Plan. Notwithstanding the foregoing provisions of this Section 4(c), only Shares not issued due to an Award lapse, expiration, termination, cancellation or settlement in cash, Shares reacquired on account of the forfeiture of such Shares pursuant to the terms of the Plan or the Award, and Shares surrendered in full or partial payment to the Company for the purchase price of an Award may be available again for issuance pursuant to Awards in the form of Incentive Stock Options. All Shares issued under the Plan may be either authorized and unissued Shares or issued Shares reacquired by the Company.

(d) The maximum aggregate number of Shares that may be granted pursuant to any Option, Stock Appreciation Right or performance-based Award (or any combination of the foregoing) in any one calendar year to any one Executive Officer shall be 300,000 (the “Annual Performance Stock Award Limit”).

5. Eligibility. Eligibility for participation in the Plan shall be confined to a limited number of persons (i) who are employed by the Company or one or more of its Affiliates, and who are directors or officers of the Company or one or more of its Affiliates, or who are in managerial or other key positions in the Company or one or more of its Affiliates, or (ii) who are Consultants who provide key consulting services to the Company or its Affiliates. In making any determination as to persons to whom Awards shall be granted, the type of Award; and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company and its Affiliates, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company and its Affiliates, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan. Non-employee directors are eligible to receive Awards pursuant to Section 17.

6. Grant of Stock Options. The Committee may grant Stock Options to any eligible person. Each person so selected shall be offered an Option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such Option is an Incentive Stock Option or Non-qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an Option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, consistent with the provisions of this Plan. The Optionee and the Company shall enter into separate option agreements for Incentive Stock Options and Non-qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-qualified Stock Option. The Committee may not reprice underwater Stock Options by canceling and regranting Stock Options or by lowering the exercise price except for adjustments pursuant to Section 20 hereof.

The Committee may require that an Optionee meet certain conditions before the Option or a portion thereto may be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the Option, or stated portions thereof, may be exercised.

The exercise price of the Shares covered by each Stock Option shall be determined by the Committee; provided, however, that the exercise price shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant.

The term of a Stock Option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten (10) years from the date of its grant.

Each Stock Option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each Stock Option shall vest separately in accordance with the vesting schedule determined by the Committee, in its sole discretion, which will be incorporated in the stock option agreement. The vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the vesting schedule would be desirable for the Company. Unless otherwise determined by the Committee and provided in the option agreement evidencing the grant of the Award, if an Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of Death, Disability, or Retirement, the Optionee or the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall become fully vested in each Stock Option granted to the Optionee and shall have the immediate right to exercise any such option to the extent not previously exercised, subject to the other terms and conditions of the Plan.

Regardless of the terms of any Award Agreement, the Committee, at any time when the Company is subject to fair value accounting for equity-based compensation granted to its employees and/or directors, shall have the right to substitute Stock Appreciation Rights for outstanding Options granted to any Participant, provided the substituted Stock Appreciation Rights call for settlement by the issuance of Shares, and the terms and conditions of the substituted Stock Appreciation Rights are equivalent to the terms and conditions of the Options being replaced, as determined by the Committee.

7. Limitations on Grant of Incentive Stock Options.

(a) Incentive Stock Options shall not be granted to a non-employee director or more than 10 years after the Effective Date of this Plan, and the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company (as defined in Section 424 of the Code) shall not exceed $100,000. If any Option intended to be an Incentive Stock Option fails to qualify due to this limitation or otherwise, it shall be deemed a Non-qualified Stock Option and remain outstanding in accordance with its terms.

(b) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless (i) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and (ii) the term of the option shall not exceed five (5) years.

8. Non-transferability of Stock Options. A Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and a Stock Option may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, the Board or Committee may permit further transferability of a Non-qualified Stock Option on a general or a specific basis, and may impose conditions and limitations on any permitted transferability, and provided further, unless otherwise provided in the stock option agreement, a Non-qualified Stock Option may be transferred to: one or more members of the immediate family (being the spouse (or former spouse), children or grandchildren) of the Optionee; a trust for the benefit of one or more members of the immediate family of the Optionee (a “family trust”); a partnership, the sole partners of which are the Optionee, members of the immediate family of the Optionee, and one or more family trusts; or a foundation in which the Optionee controls the management of the assets. Upon any transfer, a Stock Option will remain subject to all the provisions of this Plan and the option agreement, including the provisions regarding termination of rights with respect to the Stock Option upon termination of the Optionee’s employment, and the transferee shall have all of the rights of and be subject to all of the obligations and limitations applicable to the Optionee with respect to the Stock Option, except that the transferee may further transfer the Stock Option only to a person or entity that the Optionee is permitted to transfer the Stock Option. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of a Stock Option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon a Stock Option shall be null and void and without effect.

9. Exercise of Stock Options.

(a) Stock options may be exercised as to Shares only in minimum quantities and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a Stock Option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and, at the Committee’s discretion and in accordance with procedures established by the Committee from time to time, may be paid to the Company in one or more of the following ways:

(i) in cash (including check, bank draft, or money order); or

(ii) by the delivery of Shares (including Restricted Stock when authorized by the Committee) already owned by the Optionee, or directing the Company (when authorized by the Committee) to withhold Shares otherwise issuable upon exercise, having a Fair Market Value equal to the aggregate exercise price; provided that no delivery or withholding of Shares will be permitted under this provision if it would result in the Company recognizing additional accounting expense after the grant of the Option or upon its exercise;

(iii) by a combination of cash and Shares; or

(iv) by providing with the notice of exercise an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Company, in cash or by check payable to the Company, to pay the full purchase price of the Shares and all applicable withholding taxes.

(b) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a Stock Option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company’s Transfer Agent, upon due exercise of the option.

10. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any eligible person, either as a separate Award or in connection with a Stock Option. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right), by (ii) the number of Shares as to which the Stock Appreciation Right is exercised, with a cash settlement to be made for any fractional Share. If a Stock Appreciation Right is granted in tandem with a Stock Option, there shall be surrendered and canceled from the option at the time of exercise of the Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of shares as to which the Stock Appreciation Right shall have been exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted. The exercise price of any Stock Appreciation Right shall in no event be less than the Fair Market Value of the Shares at the time of the grant.

The term of a Stock Appreciation Right shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Stock Appreciation Right shall be exercisable later than ten (10) years from the date of its grant.

11. Restricted Stock.

(a) Restricted Stock may be awarded or sold to any eligible person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of Restricted Stock shall be specified by the grant. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, including whether the holder of the Restricted Stock shall have the right to vote the Shares and receive all dividends and other distributions applicable to the Shares (including through reinvestment in additional Restricted Stock). Each Award of Restricted Stock may have different restrictions and conditions. Subject to the minimum vesting requirements of Section 22, the Committee shall determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company; and the Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Restricted stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

(b) Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect of the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of the Restricted Stock during the restriction period or require that the Restricted Stock be placed in an escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

12. Restricted Stock Units. Restricted Stock Units may be awarded or sold to any eligible person under such terms and conditions as shall be established by the Committee. Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, (a) a prohibition against sale, assignment, transfer, pledge, hypothecation or other encumbrance for a specified period; or (b) a requirement that the holder forfeit (or in the case of units sold to the eligible person resell to the Company at cost) such units in the event of termination of employment during the period of restriction, subject to the minimum vesting requirements of Section 22.

13. Performance Awards.

(a) The Committee may grant Performance Awards to any person. The terms and conditions of Performance Awards shall be specified at the time of the grant and, subject to Section 22, may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period, provided that no modifications may be made relating to a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m) if and to the extent that the modification would disqualify such Performance Award, and, with respect to such qualifying Performance Awards, the Committee may not increase the number of Shares or cash that may be earned by any Executive Officer upon satisfaction of any performance criteria established pursuant to this Section 13 or performance goal as provided for in Section 16 hereof.

(b) Performance Awards may be denominated in Shares or cash or valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, subject to the achievement of performance goals as provided for in Section 16 hereof or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, Shares, or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

14. Other Awards. The Committee may grant to any eligible person other forms of Awards payable in cash or based upon, payable in, or otherwise related to, in whole or in part, Shares if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant, subject to Section 22. Such Other Awards may be granted for no cash consideration, (as, for example, bonus Shares), for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant (as for example, Shares granted in lieu of other rights to compensation, mandatorily or at the election of the participant).

15. Dividend Equivalent Rights.

(a) The Committee may grant a Dividend Equivalent Right to any eligible employee, either as a component of another Award or as a separate Award; provided, however, that no Dividend Equivalent Rights may be granted with respect to any Options or Stock Appreciation Rights. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(b) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

16. Performance Goals.

(a) Awards of Restricted Stock, Restricted Stock Units, Performance Awards (whether relating to cash or Shares) and Other Awards (whether relating to cash or Shares) under the Plan may be made subject to the attainment of performance goals within the meaning of Section 162(m) of the Code relating to one or more of the following business criteria: cash flow; cost; ratio of debt to debt plus equity; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating earnings; economic value added; ratio of operating earnings to capital spending; free cash flow; net profit; net sales; sales growth; price of the Company’s common stock; return on net assets, equity or stockholders’ equity; market share; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee within 90 days after the beginning of the performance period relating to the Award (but not after more than 25% of the performance period has elapsed) which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a performance goal.

(b) For any Performance Awards or Other Awards that are denominated in cash, such that the Annual Performance Stock Award Limit in Section 4(e) is not an effective limitation for purposes of Treasury Regulation 1.162-27(e), the maximum amount payable to any Executive Officer with respect to all performance periods beginning in a fiscal year of the Company shall not exceed $2,000,000.

17. Non-Employee Directors. Non-employee directors may only be granted awards under this Plan in accordance with this Section 17. The Board or the Committee will grant all Awards to non-employee directors. Subject to the limit set forth in Section 4(a) on the number of Shares that may be issued in the aggregate under the Plan, the maximum number of shares that may be issued to non-employee directors shall be 450,000 Shares, and no non-employee director may receive Awards subject to more than 20,000 Shares in any calendar year. Awards made pursuant to this Section 17 shall be with terms and conditions otherwise consistent with the provisions of this Plan.

18. Change in Control. Except as otherwise provided in this Section 18, or as otherwise determined by the Committee at the time of grant of an Award and provided for in the agreement evidencing the grant of the Award, upon a Change in Control, all outstanding Stock Options and Stock Appreciation Rights shall become vested and exercisable; all restrictions on Restricted Stock and Restricted Stock Units shall lapse; all Performance Goals shall be deemed achieved at target levels and all other terms and conditions met; all Restricted Stock Units and Performance Awards (whether relating to cash or Shares) shall be paid out as promptly as practicable; and all Other Awards (whether relating to cash or Shares) shall be delivered or paid. The Committee may also provide for the cash settlement of Options and Stock Appreciation Rights.

(a) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(b) Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding option, the number and class of shares into which each outstanding Share shall be converted pursuant to such Change in Control, and all outstanding options, other than options to which this Section 18 does not apply as provided in the first paragraph of this Section, shall immediately be exercisable in full. In the event of any such substitution, the purchase price per share of each option shall be appropriately adjusted by the Committee, such adjustments to be made without an increase in the aggregate purchase price.

(c) Notwithstanding any provision of this Plan, in the event of a Change in Control in connection with which the holders of Shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding option shall be surrendered to the Company by the holder thereof, and each such option shall immediately be canceled by the Company, and the holder shall receive, within ten (10) days of the occurrence of such Change in Control, a cash payment from the Company in an amount equal to the number of Shares then subject to such option, multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a Share on the date of occurrence of the Change in Control over (ii) the purchase price per Share subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 of the Exchange Act and the rules and regulations thereunder.

19. Compliance with Securities and Other Laws. In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

20. Adjustments Upon Changes in Capitalization. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction affects the fair value of an Award, the Committee, in its sole discretion, shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the option price or grant price applicable to outstanding Awards, the Annual Performance Stock Award Limit, limits on non-employee director Awards under Section 17, and other value determinations applicable to outstanding Awards.

The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Section 21, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code, where applicable.

21. Exchange or Cancellation of Incentives Where Company Does Not Survive. In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each Share subject to the unexercised portions of outstanding Stock Options or Stock Appreciation Rights, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each Share held by them, such outstanding Stock Options or Stock Appreciation Rights to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.

Notwithstanding the foregoing, however, all Stock Options or Stock Appreciation Rights may be canceled by the Company, in its sole discretion, as of the effective date of any such reorganization, merger, consolidation, or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a) giving notice to each holder thereof or his personal representative of its intention to cancel such Stock Options or Stock Appreciation Rights and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the Shares subject to such outstanding Stock Options or Stock Appreciation Rights, including, in the Committee’s discretion, some or all of the Shares as to which such Stock Options or Stock Appreciation Rights would not otherwise be vested and exercisable; or

(b) paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per Share of such Stock Option (hereinafter the “Spread”), multiplied by the number of Shares subject to the Stock Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the Shares receivable upon exercise of the Options as being outstanding in determining the net amount per Share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per Share shall be calculated on the basis of the net amount receivable with respect to Shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

(c) An Award that by its terms would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company will be considered vested or exercisable for purposes of Section 21(a) hereof.

22. Limitation on Vesting of Certain Awards.

(a) Awards of Restricted Stock, Restricted Stock Units, Performance Awards payable in Shares, or Other Awards in the form of Shares, if granted to persons who do not pay cash consideration or elect to forgo a right to cash consideration substantially equal in value to the Shares subject to such Award (at grant or any other time prior to settlement), such Awards will be subject to the minimum vesting provisions set forth in this Section 22(a), except as provided in Section 22(b). Such Awards, if their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than one year, and such Awards, if neither their grant or vesting is subject to performance conditions, shall have a minimum vesting period of no less than three years; provided however, that such Awards may vest on an accelerated basis in the event of a participant’s death, Disability, or Retirement, or in the event of a Change in Control. For purposes of this Section 22(a), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period.

(b) The provisions of Section 22(a) notwithstanding, up to twelve percent (12%) of the Shares authorized under the Plan may be granted as Awards of the type referred to in Section 22(a) without meeting the minimum vesting requirements set out in Section 22(a).

23. Effective Date. The Plan shall be effective as of the date of its approval by the holders of a majority of the Shares of the Company represented and voting at the next Annual Meeting of Stockholders (“Effective Date”).

24. Amendment of the Plan. All provisions of the Plan (including without limitation, any Award made under the Plan) may at any time or from time to time be modified or amended by the Board; provided, however, (a) no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Awards granted under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective without stockholder approval; (b) no Award at any time outstanding under the Plan may be modified, impaired, or canceled adversely to the holder of the Award without the consent of such holder; and (c) no increase in the number of Shares subject to Awards to non-employee directors pursuant to Section 17 may be made without stockholder approval.

25. Termination of Plan. The Board may terminate the Plan at any time. However, termination of the Plan shall not affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated. Any Award granted pursuant to this Plan must be granted by ~~May 3, 2020~~ May 6, 2023.

26. No Employment Rights. Nothing in the Plan or in any Award shall confer upon any recipient of an Award any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such recipient’s employment or directorship at any time.

27. Tax Withholding and 83(b) Election.

(a) The amount, as determined by the Committee, of the minimum required statutory federal, state, or local tax required to be withheld by the Company attributable to amounts payable or Shares deliverable under the Plan shall be satisfied, at the election of the recipient of the Award, but subject to the consent of the Committee, either (i) by payment by the recipient to the Company of the amount of such withholding obligation in cash (the “Cash Method”); (ii) in the case of Awards payable in cash, through retention by the Company of cash equal to the amount of such withholding obligation; or (iii) in the case of Awards deliverable in Shares, through the retention by the Company of a number of Shares having a Fair Market Value equal to the amount of such withholding obligation (the “Share Retention Method”). The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine the time and manner in which the recipient may elect to satisfy a withholding obligation by either the Cash Method or the Share Retention Method. Notwithstanding anything else in the Plan or Award to the contrary, any recipient of an Award under the Plan who is subject to Section 16 of the Securities Exchange Act of 1934 shall satisfy such withholding obligation under this Section 27 by the Share Retention Method, and neither the Company nor the Committee shall have any discretion to permit the satisfaction of such withholding obligation by any other means.

(b) Unless otherwise expressly provided in the Award, if a holder is granted an Award subject to a “substantial risk of forfeiture” as defined in Section 83 of the Code and related regulations, then such holder may elect under Section 83(b) of the Code to include in his gross income, for his taxable year in which the Award is granted to such holder, the excess of the Fair Market Value (determined without regard to any restriction other than one which by its terms will never lapse), of such Award at the date of grant, over the amount (if anything) paid for such Award. If the holder makes the Section 83(b) election described above, the holder shall (i) make such election in a manner that is satisfactory to the Committee, (ii) provide the Committee with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay to the Company the minimum required statutory federal, state, or local tax required to be withheld by the Company.

28. Indemnification. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgement in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Appendix B

TRINITY INDUSTRIES, INC.

ANNUAL INCENTIVE PLAN

Article I

Purpose

The purpose of the Trinity Industries, Inc. Annual Incentive Plan (the “Plan”) is to advance the interests of Trinity Industries, Inc. (the “Company”) and its stockholders by (a) providing certain employees of the Company and its Subsidiaries (as hereinafter defined) with incentive compensation which is tied to the achievement of pre-established and objective performance goals, (b) identifying and rewarding superior performance and providing competitive compensation to attract, motivate, and retain employees who have outstanding skills and abilities and who achieve superior performance, and (c) fostering accountability and teamwork throughout the Company.

The Plan is intended to provide Participants (as hereinafter defined) with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and should be construed to the extent possible as providing for remuneration which is “performance-based compensation” within the meaning of Code Section 162(m) and the treasury regulations promulgated thereunder.

Article II

Definitions

For the purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

“Award” means a grant of Incentive Compensation that may be paid to an Eligible Employee upon the satisfaction of specified Performance Goal(s) for a particular Performance Period; such Performance Period may be for a period of less than a Fiscal Year (e.g., six months, a “Short-Term Award”), a period equal to a Fiscal Year (an “Annual Award”), or a period in excess of a Fiscal Year (e.g., three Fiscal Years, a “Long-Term Award”).

“Base Pay” means for a Performance Period with a duration equal to or less than a Fiscal Year, a Participant’s aggregate base salary received from the Company during the Performance Period, or, for a Performance Period with a duration longer than a Fiscal Year, a Participant’s annualized rate of base salary received from the Company during the Performance Period, each according to the books and records of the Company, excluding overtime, commissions, bonuses, disability pay, any Incentive Compensation paid to the Participant, or any other payment in the nature of a bonus or compensation paid under any other employee plan, contract, agreement, or program.

“Board” means the Board of Directors of the Company.

“Business Unit” means any segment or operating or administrative unit, including geographical unit, of the Company identified by the Committee as a separate business unit, or a Subsidiary identified by the Committee as a separate business unit.

“Business Unit Performance Goals” means the objective performance goals established for each Business Unit in accordance with Sections 5.1 and 5.2 below for any Performance Period.

“Change in Control” means an event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date of approval of this Plan by the stockholders, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of approval of this Plan by the stockholders or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof:

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Notwithstanding the foregoing provisions of this “Change in Control” definition, to the extent necessary to comply with Section 409A of the Code, an event shall not constitute a “Change in Control” for purposes of the Plan, unless such event also constitutes a “change in control” as defined in Section 409A of the Code, and the treasury regulations or other guidance issued thereunder.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Human Resources Committee of the Board or any other committee as determined by the Board, which shall consist of two or more “outside directors” within the meaning of Code Section 162(m).

“Company” means Trinity Industries, Inc., a Delaware corporation.

“Company Performance Goals” means the objective performance goals established for the Company in accordance with Sections 5.1 and 5.3 below for any Performance Period.

“Covered Employee” shall have the same meaning as the term “covered employee” (or its counterpart, as such term may be changed from time to time) contained in the treasury regulations promulgated under Code Section 162(m), or their respective successor provision or provisions, that being an employee for whom the limitation on deductibility for compensation pursuant to Code Section 162(m) is applicable.

“Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee. Notwithstanding the foregoing sentence, in the event an Award issued under the Plan is subject to Code Section 409A, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Code Section 409A, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Code Section 409A and the regulations or other guidance issued thereunder.

“Eligible Employee” shall mean any Employee of the Company or any Subsidiary.

“Employee” means a common law employee (as defined in accordance with the treasury regulations and revenue rulings applicable under Code Section 3401(c)) of the Company or any Subsidiary of the Company.

“Fiscal Year” means the fiscal year of the Company, which is the twelve-month (12-month) period ending on December 31 of each calendar year.

“Incentive Compensation” means the compensation approved by the Committee to be paid to a Participant for any Performance Period under the Plan.

“Individual Performance Goals” means the objective performance goals established for an individual Participant in accordance with Section 5.6 below for any Performance Period.

“Maximum Achievement” means, for a Participant for any Performance Period, the maximum level of achievement of a set of Performance Goals required for Incentive Compensation to be paid, which shall be established by the Committee in accordance with Section 5.1 below.

“Participant” means an Employee of the Company or a Subsidiary who satisfies the eligibility requirements of Article IV of the Plan and who is selected by the Committee (or an Authorized Officer, duly appointed in accordance with Article III) to participate in the Plan for any Performance Period.

“Performance Criteria” shall have the meaning set forth in Section 5.2 below.

“Performance Goals” means the Individual Performance Goals, Business Unit Performance Goals, and Company Performance Goals established by the Committee for a Participant, the Company and/or each Business Unit for any Performance Period, as provided in Sections 5.1, 5.2, 5.3, and 5.6 below.

“Performance Period” means the period selected by the Committee for the payment of Incentive Compensation, which period shall be scheduled in good faith at the time the Performance Goals for such period are established. Unless the Committee, in its discretion, specifies other Performance Periods for the payment of Incentive Compensation hereunder, the Performance Period shall be a Fiscal Year.

“Plan” means the Trinity Industries, Inc. Annual Incentive Plan, as it may be amended from time to time.

“Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above, any limited partnership listed in item (ii) above or any other limited liability company described in this item (iii). “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships, or limited liability company.

“Target Achievement” means, for a Participant for any Performance Period, the level of achievement of a set of Performance Goals required for Incentive Compensation to be paid, which shall be established by the Committee in accordance with Section 5.1 below.

“Threshold Achievement” means, for a Participant for any Performance Period, the minimum level of achievement of a set of Performance Goals required for any Incentive Compensation to be paid, which shall be established by the Committee in accordance with Section 5.1 below.

Article III

Administration

3.1 Committee’s Authority. Subject to the terms of this Article III, the Plan shall be administered by the Committee. For each Performance Period, the Committee shall have full authority to (i) designate the Eligible Employees who shall participate in the Plan; (ii) establish the Performance Goals and achievement levels for each Participant pursuant to Article V hereof; and (iii) establish and certify the achievement of the Performance Goals. Notwithstanding any provision of the Plan to the contrary, any decision concerning the awarding of Incentive Compensation hereunder (including, without limitation, establishment of Performance Goals, Threshold Achievement, Target Achievement, Maximum Achievement, and any other information necessary to calculate Incentive Compensation for a Covered Employee for such Performance Period) shall be made exclusively by the members of the Committee who are at that time “outside” directors, as that term is used in Code Section 162(m) and the treasury regulations promulgated thereunder.

3.2 Committee Action. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.3 Committee’s Powers. The Committee shall have the power, in its discretion, to take such actions as may be necessary to carry out the provisions and purposes of the Plan and shall have the authority to control and manage the operation and administration of the Plan. In order to effectuate the purposes of the Plan, the Committee shall have the discretionary power and authority to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors made in the administration of the Plan. All such actions or determinations made by the Committee, and the application of rules and regulations to a particular case or issue by the Committee, in good faith, shall not be subject to review by anyone, but shall be final, binding and conclusive on all persons ever interested hereunder.

To the extent permitted by applicable law, the Committee also may, in its discretion and by a resolution adopted by the Committee, authorize one or more officers of the Company (each an “Authorized Officer”), solely with respect to Employees who are not Covered Employees, within the ten most highest compensated officers of the Company, or Authorized Officers: (i) determine the amount of Incentive Compensation payable to such Employees in accordance with the terms of the Plan; (ii) establish Performance Goals for such Employees, and certify whether, and to what extent, such Performance Goals were achieved for the applicable Performance Period; and (iii) reduce Incentive Compensation payable to such Employees in accordance with the provisions of Section 5.6, and authorize payment to such Employees in accordance with Article VI.

In construing the Plan and in exercising its power under provisions requiring the Committee’s approval, the Committee shall attempt to ascertain the purpose of the provisions in question, and when the purpose is known or reasonably ascertainable, the purpose shall be given effect to the extent feasible. Likewise, the Committee is authorized to determine all questions with respect to the individual rights of all Participants under this Plan, including, but not limited to, all issues with respect to eligibility. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan including, but not limited to, the power to:

(a) designate the Eligible Employees who shall participate in the Plan;

(b) maintain complete and accurate records of all Plan transactions and other data in the manner necessary for proper administration of the Plan;

(c) adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan, provided the rules and regulations are not inconsistent with the terms of the Plan as set out herein. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances;

(d) enforce the terms of the Plan and the rules and regulations it adopts;

(e) review claims and render decisions on claims for benefits under the Plan;

(f) furnish the Company or the Participants, upon request, with information that the Company or the Participants may require for tax or other purposes;

(g) employ agents, attorneys, accountants or other persons (who also may be employed by or represent the Company) for such purposes as the Committee considers necessary or desirable in connection with its duties hereunder; and

(h) perform any and all other acts necessary or appropriate for the proper management and administration of the Plan.

Article IV

Eligibility

For each Performance Period, the Committee shall select the particular Eligible Employees to whom Incentive Compensation may be awarded for such Performance Period; with respect to Covered Employees, such determination shall be made within the first ninety (90) days of such Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed). To the extent permitted by the Committee, Employees who participate in the Plan may also participate in other incentive or benefit plans of the Company or any Subsidiary. Notwithstanding any provision in this Plan to the contrary, the Committee may grant one or more Awards to an Eligible Employee at any time, and from time to time, and the Committee shall have the discretion to determine whether any such Award shall be a Short-Term Award, an Annual Award or a Long-Term Award.

Article V

Determination of Goals and Incentive Compensation

5.1 Establishment of Business Unit and Company Performance Goals. No later than the ninetieth (90th) day of the Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed), the Committee shall approve and deliver to the Board a written report setting forth: (i) the Business Unit Performance Goals for the Performance Period, (ii) the Company Performance Goals for the Performance Period, (iii) the Threshold Achievement, Target Achievement, and Maximum Achievement levels for the Business Unit Performance Goals and Company Performance Goals for the Performance Period, (iv) with respect to each Participant, Incentive Compensation for achievement of Threshold Achievement, Target Achievement, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant’s Incentive Compensation, and (v) a schedule setting forth the payout opportunity for Threshold Achievement, Target Achievement, and Maximum Achievement levels.

5.2 Categories of Business Unit Performance Goals. The Business Unit Performance Goals, if any, established by the Committee for any Performance Period may differ among Participants and Business Units. For each Business Unit, any Business Unit Performance Goals shall be based on the performance of the Business Unit. Performance criteria for a Business Unit shall be related to the achievement of financial and operating objectives of the Business Unit, which, where applicable, shall be within the meaning of Code Section 162(m), and consist of one or more of any of the following criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s common stock; return on net assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report.

5.3 Company Performance Goals. The Company Performance Goals, if any, established by the Committee for any Performance Period shall relate to the achievement of predetermined financial and operating objectives for the Company and its Subsidiaries on a consolidated basis, which, where applicable, shall be within the meaning of Code Section 162(m) and consist of one or more of any combination of the factors sets forth in Section 5.2 above, as applied to the Company and its Subsidiaries on a consolidated basis. The Company Performance Goals may be established either on an absolute or on a per share basis reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including cash dividends. The Company Performance Goals may also be established on a relative basis as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, a group of companies deemed by the Committee to be comparable to the Company.

5.4 Certification. On or before March 31 of the year immediately following the end of the applicable Performance Period and following receipt of the independent auditor’s report, the Committee shall certify in writing and in compliance with the requirements of Treasury Regulation 1.162-27 (and successor regulations thereto) in the case of any Award intended to qualify under Code Section 162(m): (i) the extent to which each Business Unit achieved its Business Unit Performance Goals, if any, for the Performance Period, (ii) the extent to which the Company achieved its Company Performance Goals, if any, for the Performance Period, (iii) the calculation of the Participants’ Incentive Compensation, and (iv) the determination by the Committee of the amount of Incentive Compensation, if any, to be paid to each Participant for the Performance Period. In determining whether Performance Goals have been achieved and Incentive Compensation is payable for a given Performance Period, generally accepted accounting principles to the extent applicable to the Performance Goal shall be applied on a basis consistent with prior periods, and such determinations shall be based on the calculations made by the Company and binding on each Participant. Approved minutes of the Committee meeting in which the certification required by this Section 5.4 is made shall be treated as written certification for purposes for this Section 5.4.

5.5 Earned Award Based on Level of Achievement. If Threshold Achievement is attained with respect to a Performance Goal, then the Incentive Compensation that may be paid to such Participant with respect to such Performance Goal shall be based on the Committee’s predetermined schedule (which may allow for interpolation between achievement levels) setting forth the earned award.

5.6 Discretion to Reduce Incentive Compensation. After the certification described in Section 5.4 the Committee may, in its sole and absolute discretion, decrease the Incentive Compensation to be paid to one or more Participants for such Performance Period. The Committee may consider subjective factors, including factors communicated to the Participant at the beginning of the Performance Period or other factors the Committee considers appropriate, and including any Individual Performance Goals set for the Participant for the given Performance Period, in determining whether to reduce the Incentive Compensation to be paid to a Participant. Individual Performance Goals need not have been established during the specific time periods set forth in Section 5.1 above for the establishment of Company Performance Goals and Business Unit Performance Goals.

5.7 Limitation on Total Incentive Compensation. Notwithstanding any provision to the contrary contained herein, the maximum Incentive Compensation payable to any Participant with respect to any single Award shall not exceed $3,000,000.

Article VI

Payment of Incentive Compensation

6.1 Form and Time of Payment. Subject to the provisions of Sections 6.2 and 6.3 below and except as otherwise provided herein, a Participant’s Incentive Compensation for a Performance Period shall be paid in the year immediately following the close of the year in which such Performance Period ends, following receipt of the independent auditor’s report, but no later than March 31 of such year. The payment shall be in the form directed by the Committee and may either be paid in a cash lump sum payment or in installments.

6.2 Forfeiture Upon Termination Prior to Date of Payment. If a Participant’s employment with the Company and all of its Subsidiaries is terminated voluntarily by the Participant for any reason, or is terminated by his or her employer for any reason other than the death or Disability of the Participant, during a Performance Period or after a Performance Period but prior to the date of actual payment in accordance with Section 6.1 above, then such Participant will immediately forfeit any right to receive any Incentive Compensation hereunder for such Performance Period. However, under such circumstances where the termination of employment occurs after the Performance Period has ended but prior to the date of actual payment, the Committee may pay the Participant an amount not to exceed the amount earned according to the terms of the Award.

6.3 Pro Rata Payment for Death or Disability; New Hires.

(a) Death or Disability. If during a Performance Period, a Participant’s employment is terminated by reason of the Participant’s death or Disability, then such Participant shall, if the Committee so determines, be eligible to receive pro rata portion of the Incentive Compensation that would have been payable to such Participant, if he or she had remained employed, based on the number of days worked during the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 6.1 hereof.

(b) New Hires; Promotions. Any individual who is newly-hired or becomes an Eligible Employee during a Performance Period and who is selected by the Committee to participate in the Plan shall be eligible to receive a pro rata portion of the Incentive Compensation to which he or she could have been entitled if he or she had been employed for the full Performance Period, based on the number of days during the Performance Period during which he or she is a Participant in the Plan and calculated on the basis of his or her Base Pay received for the Performance Period. Such Incentive Compensation shall be paid at the time and in the manner set forth in Section 6.1 hereof.

6.4 Recoupment for Restatements. Notwithstanding any other language in this Plan, the Committee may recoup all or any portion of any Incentive Compensation paid to a Participant, as set forth in the Policy for Repayment on Restated Financial Statements (or any successor policy thereto) as approved by the Company’s Board from time to time.

6.5 Change in Control. In the event of a Change in Control, the Committee may, in its sole discretion, but shall be under no obligation to, make a lump sum payment to a Participant equal to a prorated amount of any potential Incentive Compensation payable under any Award made to such Participant, calculated by multiplying the amount payable for Target Achievement by the percentage of the Performance Period completed prior to the Change in Control. In the event of such a lump sum payment, no further Incentive Compensation shall be payable under any such Award.

Article VII

Miscellaneous Provisions

7.1 Non-Assignability. A Participant may not alienate, assign, pledge, encumber, transfer, sell or otherwise dispose of any rights or benefits awarded hereunder prior to the actual receipt thereof; and any attempt to alienate, assign, pledge, sell, transfer or assign prior to such receipt, or any levy, attachment, execution or similar process upon any such rights or benefits shall be null and void.

7.2 No Right To Continue In Employment. Nothing in the Plan confers upon any employee the right to continue in the employ of the Company or any Subsidiary, or interferes with or restricts in any way the right of the Company and its Subsidiaries to discharge any employee at any time (subject to any contract rights of such employee).

7.3 Indemnification Of Committee. No member of the Committee nor any officer or employee of the Company acting with or on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee, and each officer or employee of the Company acting with it or on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

7.4 No Plan Funding. The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company for payment of any amounts hereunder. No Participant, beneficiary, or other person shall have any interest in any particular assets of the Company by reason of the right to receive Incentive Compensation under the Plan. Participants and beneficiaries shall have only the rights of a general unsecured creditor of the Company.

7.5 Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware and the rights and obligations created hereby shall be governed by the laws of the State of Delaware.

7.6 Binding Effect. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

7.7 Construction of Plan. The captions used in this Plan are for convenience only and shall not be construed in interpreting the Plan. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

7.8 Integrated Plan. This Plan constitutes the final and complete expression of agreement with respect to the subject matter hereof.

7.9 Tax Requirements. The Company (and, where applicable, its Subsidiaries) shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable taxes required by law to be withheld with respect to any payment of any Incentive Compensation to a Participant.

7.10 Adjustments. In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off), or other similar change affecting the Company’s shares; (b) any purchase, acquisition, sale, or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business; (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under generally accepted accounting principles, or restatement of earnings; or (d) any charge or credit resulting from an item which is classified as “non-recurring,” “restructuring,” or similar unusual item on the Company’s audited annual Statement of Income which, in the case of (a) — (d), results in a change in the components of the calculations of any of the criteria upon which the Performance Goals are based, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this Section which would constitute an impermissible exercise of discretion pursuant to Code Section 162(m).

Article VIII

Amendment or Discontinuance

Except as provided in Section 7.10, the Committee may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that any amendment that modifies any pre-established Performance Goal for a Participant who is a Covered Employee (or his successor(s), as may be applicable) under this Plan with respect to any particular Performance Period may only be effected on or prior to that date which is ninety (90) days following the commencement of such Performance Period (and in the case of a Performance Period less than a Fiscal Year, such determination shall be made no later than the date that 25% of the Performance Period has elapsed). In addition, the Board shall have the power to discontinue the Plan in whole or in part and amend the Plan in any manner advisable in order for Incentive Compensation granted under the Plan to qualify as “performance-based” compensation under Code Section 162(m) (including amendments as a result of changes to Code Section 162(m) or the regulations thereunder to permit greater flexibility with respect to Incentive Compensation granted under the Plan).

Article IX

Effect of the Plan

Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any Participant any right to be granted Incentive Compensation or any other rights. In addition, nothing contained in this Plan and no action taken pursuant to its provisions shall be construed to (a) give any Participant any right to any compensation, except as expressly provided herein; (b) be evidence of any agreement, contract or understanding, express or implied, that the Company or any Subsidiary will employ a Participant in any particular position; (c) give any Participant any right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations hereunder; or (d) create a trust of any kind or a fiduciary relationship between the Company and a Participant or any other person.

Article X

Code Section 409A Compliance

This Plan is intended to comply with Code Section 409A and shall be interpreted in a manner consistent with Code Section 409A and the treasury regulations and guidance issued thereunder. To the extent (i) any payment to which a Participant becomes entitled under this Plan in connection with the Participant’s termination of service with the Company (for reasons other than death) constitutes a payment of deferred compensation subject to Code Section 409A, and (ii) the Participant is deemed at the time of such termination to be a “specified employee” under Code Section 409A to whom the following provisions must apply, then such payment shall not be made or commence until the earliest of (A) the expiration of the six (6) month period measured from the date of Participant’s termination of service with the Company; or (B) the date of the Participant’s death following such termination of service. Upon the expiration of the applicable deferral period, any payment which would have otherwise been made during that period in the absence of this Article X shall be made to the Participant or the Participant’s beneficiary.

Article XI

Term

The effective date of this Plan shall be as of January 1, 2013, subject to stockholder approval. The material terms of this Plan shall be disclosed and submitted to the stockholders of the Company at the next annual meeting of stockholders and thereafter every five (5) years (unless earlier terminated) for approval in accordance with the requirements of Code Section 162(m). This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the applicable meeting of stockholders of the Company, and no award or payment of Incentive Compensation under this Plan to any Covered Employee shall be made unless such applicable stockholder approval is obtained. This Plan shall remain in effect until it is terminated by the Committee or the Board.

TRINITY INDUSTRIES, INC. 2525 STEMMONS FREEWAY DALLAS, TX 75207

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID    ONLY    WHEN     SIGNED    AND    DATED.

The Board of Directors recommends you vote FOR the following:			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			☐	☐	☐
1.	Election of Directors
Nominees
01	John L. Adams	02 Rhys J. Best		03 David W. Biegler		04 Leldon E. Echols	05 Ronald J. Gafford
06	Adrian Lajous	07 Melendy E. Lovett		08 Charles W. Matthews		09 Douglas L. Rock	10 Timothy R. Wallace
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.							For	Against	Abstain
2	Advisory vote to approve named executive officer compensation.						☐	☐	☐
3	Approval of the Second Amended and Restated Trinity Industries, Inc. 2004 Stock Option and Incentive Plan.						☐	☐	☐
4	Approval of the Trinity Industries, Inc. Annual Incentive Plan.						☐	☐	☐
5	Ratification of the appointment Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013.						☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000167774_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

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TRINITY INDUSTRIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS - May 6, 2013

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-690-6903, or via the Internet at WWW.PROXYVOTE.COM. Have your proxy card in hand and follow the instructions.

The undersigned hereby appoints Timothy R. Wallace, Rhys J. Best and Jared S. Richardson and each of them with full power of substitution, attorneys, agents and proxies (“agents”) of the undersigned to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 6, 2013 at 8:30 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. If more than one of the above agents shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said agents so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said agents, their substitutes, or any of them, may lawfully do by virtue hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

0000167774_2 R1.0.0.51160